Exhibit 10.19

EXECUTION VERSION

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (THE “COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT”) DATED AS OF APRIL 29, 2019 (AS SUCH COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT HAS BEEN AMENDED AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME), AMONG COLLATERAL AGENT, FIRST TRANCHE AGENT, NOTES AGENT, VENDOR TRUSTEE, ISSUERS AND THE OTHER PARTIES THERETO, TO THE OBLIGATIONS OWED BY THE OBLIGORS PURSUANT TO THE FIRST TRANCHE LOAN DOCUMENTS (AS DEFINED IN THE COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT), AS SUCH FIRST TRANCHE LOAN DOCUMENTS HAVE BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME; AND EACH PARTY TO THIS AGREEMENT IRREVOCABLY AGREES TO BE BOUND TO THE PROVISIONS OF THE COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT.

SECOND AMENDED AND RESTATED
NOTE PURCHASE AGREEMENT

Dated as of October 9, 2020

among

FARADAY&FUTURE INC.,
FF INC.,

FARADAY SPE, LLC, and
ROBIN PROP HOLDCO LLC,

as Issuers,

THE GUARANTORS PARTY HERETO,

BIRCH LAKE FUND MANAGEMENT, LP,

as Collateral Agent for the benefit of the Secured Parties,

U.S. BANK NATIONAL ASSOCIATION,
as Notes Agent for the Purchasers

and

THE PURCHASERS PARTY HERETO

i

SECTION 5. RESERVED			42

SECTION 6. REPRESENTATIONS AND WARRANTIES			42
6.1	General Representations and Warranties of Obligors		42
	6.1.1	Qualification	42
	6.1.2	Power and Authority	43
	6.1.3	Legally Enforceable Agreement; Valid Issuance	43
	6.1.4	Capital Structure	43
	6.1.5	Title to Properties	44
	6.1.6	Financial Statements; No Material Adverse Effect; Fiscal Year	44
	6.1.7	[Reserved]	44
	6.1.8	Full Disclosure	44
	6.1.9	Taxes	45
	6.1.10	Patents, Trademarks, Copyrights and Licenses	45
	6.1.11	Governmental Consents	48
	6.1.12	Compliance with Laws	48
	6.1.13	Restrictive Agreements	49
	6.1.14	Litigation	49
	6.1.15	No Defaults	50
	6.1.16	ERISA	50
	6.1.17	[Reserved]	50
	6.1.18	Labor Relations	51
	6.1.19	Insurance	51
	6.1.20	Security Interest in Collateral	51
	6.1.21	Margin Regulations	52
	6.1.22	Environmental Matters	53
	6.1.23	Permits, Etc	53
	6.1.24	Use of Proceeds	54
	6.1.25	Investment Company Act	54
	6.1.26	Affiliate Transactions	54
	6.1.27	Status of Holdings and U.S. Holdings	54
	6.1.28	Status of Inactive Subsidiaries	54
6.2	General Representations and Warranties of Purchasers		55
	6.2.1	Authorization	55
	6.2.2	Purchase Entirely for Own Account	55
	6.2.3	Disclosure of Information	55
	6.2.4	Restricted Securities	55
	6.2.5	No Public Market	55
	6.2.6	Legends	55
	6.2.7	Accredited Investor	56
	6.2.8	Foreign Investor	56
	6.2.9	No General Solicitation.	56

SECTION 7. COVENANTS AND CONTINUING AGREEMENTS			56
7.1	Affirmative Covenants		56
	7.1.1	Visits and Inspections	56
	7.1.2	Notices	57
	7.1.3	Financial Statements	58
	7.1.4	Existence; Conduct of Business	60
	7.1.5	Maintenance of Properties	60
	7.1.6	Payment of Obligations	60
	7.1.7	Insurance	61
	7.1.8	Books and Records	62
	7.1.9	Additional Parties; Further Assurance; Additional Collateral	62
	7.1.10	Compliance with Laws	62
	7.1.11	After-Acquired Intellectual Property	63
	7.1.12	Environmental Matters	63
	7.1.13	[Reserved]	64
	7.1.14	Hedging Obligations and Secured Bank Product Obligations	64
	7.1.15	[Reserved]	64
	7.1.16	Governance	64
7.2	Negative Covenants		64
	7.2.1	Mergers; Consolidations; Structural Changes	64
	7.2.2	Investments; Loans; Acquisitions	65
	7.2.3	Indebtedness	65
	7.2.4	[Reserved]	66
	7.2.5	Limitation on Liens	66
	7.2.6	Payments of Certain Obligations	66
	7.2.7	Distributions; Bonuses	67
	7.2.8	Disposition of Assets	67
	7.2.9	[Reserved]	67
	7.2.10	[Reserved]	67
	7.2.11	Tax Consolidation	67
	7.2.12	Organizational Documents; Material Agreements	67
	7.2.13	Fiscal Year End	67
	7.2.14	Negative Pledges	67
	7.2.15	Use of Proceeds	67
	7.2.16	Protection and Maintenance of Intellectual Property	67
	7.2.17	Deposit Accounts and Securities Accounts	68
	7.2.18	Inactive Subsidiaries	68
	7.2.19	Activities of Holdings and U.S. Holdings.	68

SECTION 8. CONDITIONS PRECEDENT			68
8.1	Conditions Precedent to any Subsequent Closing		68

SECTION 9. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT			69
9.1	Events of Default		69
	9.1.1	Payment of Obligations	69
	9.1.2	Misrepresentations	69
	9.1.3	[Reserved]	70
	9.1.4	Breach of Other Covenants	70
	9.1.5	Vendor Trust Debt	70

	9.1.6	Other Defaults	70
	9.1.7	Invalidity of Note Documents	71
	9.1.8	Security Documents	71
	9.1.9	ERISA	71
	9.1.10	Judgments	71
	9.1.11	[Reserved]	72
	9.1.12	CTRIP Obligations.	72
	9.1.13	Challenges	72
	9.1.14	Restriction on Business	72
	9.1.15	Insolvency or Liquidation Proceeding	72
	9.1.16	Change of Control	72
	9.1.17	Payment Enforcement	72
	9.1.18	Protection of Intellectual Property	73
9.2	Acceleration of the Obligations		73
9.3	Setoff and Sharing of Payments		74
9.4	Remedies Cumulative; No Waiver		75
9.5	Credit Bidding		75

SECTION 10. AGENTS			76
10.1	Authorization and Action		76
10.2	Notes Agent’s Reliance, Etc		77
10.3	Rights of Notes Agent		78
10.4	Purchaser Credit Decision.		78
10.5	Indemnification		78
10.6	Rights and Remedies to Be Exercised by Agents Only		79
10.7	Agency Provisions Relating to Collateral; Release of Liens and Guaranties		79
10.8	[Reserved]		79
10.9	Resignation of Notes Agent; Appointment of Successor		79

SECTION 11. MISCELLANEOUS			80
11.1	Amendments.		80
	11.1.1	Amendments and Waivers	80
	11.1.2	Limitations	80
	11.1.3	Payment for Consents	80
11.2	Right of Sale; Assignment; Participations		80
	11.2.1	Sales; Assignments	81
	11.2.2	Participations.	82
	11.2.3	Certain Assignees	82
	11.2.4	Certain Agreements of Issuers	83
	11.2.5	Purchaser Pledges	83
11.3	Expenses; Indemnity; Damage Waiver		83
11.4	Sale of Interest		85
11.5	Severability		85
11.6	Successors and Assigns		86
11.7	Cumulative Effect; Conflict of Terms		86
11.8	Execution in Counterparts.		86
11.9	Notice		86

11.10	Consent	88
11.11	Credit Inquiries	88
11.12	Survival	88
11.13	Time of Essence	88
11.14	Entire Agreement	88
11.15	Interpretation	89
11.16	Confidentiality	89
11.17	GOVERNING LAW; CONSENT TO FORUM.	90
11.18	CERTAIN WAIVERS	91
11.19	Advertisement	91
11.20	Joint and Several Liability	91
11.21	Patriot Act Notice	93
11.22	Relationship with Purchasers	93
11.23	Independence of Covenants	93
11.24	No Advisory or Fiduciary Responsibility	94
11.25	Anti-Terrorism Laws	94
11.26	Suretyship Waivers	94

SECTION 12. THE ISSUER REPRESENTATIVE		95
12.1	Appointment; Nature of Relationship	95
12.2	Powers	95
12.3	Employment of Agents	96
12.4	Notices	96
12.5	Successor Issuer Representative	96
12.6	Execution of Note Documents	96

SECTION 13. GUARANTEE.		96
13.1	Guarantee	96
13.2	Right of Contribution	97
13.3	No Subrogation	97
13.4	Amendments, etc	98
13.5	Guarantee Absolute and Unconditional	98
13.6	Reinstatement	99
13.7	Payments	99

SECTION 14. AMENDMENT AND RESTATEMENT		99
14.1	Amendment and Restatement; Waiver	99

v

SCHEDULES

Schedule 1A	–	Foreign Subsidiaries
Schedule 1B	–	Guarantors
Schedule 1C	–	Joint Ventures
Schedule 4.3.3	–	[Reserved]
Schedule 6.1.2	–	Consents
Schedule 6.1.4	–	Capital Structure
Schedule 6.1.5	–	Title of Properties; Priority of Liens
Schedule 6.1.9	–	Taxes
Schedule 6.1.10	–	Intellectual Property
Schedule 6.1.12	–	Compliance with Laws
Schedule 6.1.14	–	Litigation
Schedule 6.1.16	–	ERISA
Schedule 6.1.18	–	Labor Relations
Schedule 6.1.19	–	Insurance
Schedule 6.1.23	–	Permits
Schedule 6.1.26	–	Affiliate Transactions
Schedule 6.1.27	–	Status of Holdings
Schedule 6.1.30	–	PRC Approvals
Schedule 6.1.30(2)	–	Novating Contracts
Schedule 7.2.1	–	Corporate Streamline Project
Schedule 7.2.2	–	Investments; Loans; Acquisitions
Schedule 7.2.3	–	Indebtedness
Schedule 7.2.5	–	Liens
Schedule 7.2.8	–	Permitted Equipment to be Disposed
Schedule 7.2.10	–	Permitted Equity Issuance
Schedule 8.1	–	Document and Other Deliverables
Schedule 11.9	–	Notices

EXHIBITS

Exhibit A	–	Assignment and Acceptance Agreement
Exhibit B	–	[Reserved]
Exhibit C-1	–	Form of Last Out Note
Exhibit C-2	–	Form of BL FF First Out Note
Exhibit C-3	–	Form of FF Ventures First Out Note
Exhibit C-4	–	Form of Optional Notes
Exhibit D	–	Schedule of Purchasers
Exhibit E	–	Secured Indebtedness as of the Second A&R Date
Exhibit F	–	Joinder Agreement

SECOND AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

THIS SECOND AMENDED AND RESTATED NOTE PURCHASE AGREEMENT made as of October 9, 2020 (the “Second A&R Date”), by and among BIRCH LAKE FUND MANAGEMENT, LP, a Delaware limited partnership (“BL Management”), as Collateral Agent (as defined below) for the benefit of the Secured Parties (as defined below), U.S. BANK NATIONAL ASSOCIATION, as Notes Agent (as defined below), the PURCHASERS party hereto, FARADAY&FUTURE INC., a California corporation (“Faraday”), FF INC., a California corporation (“U.S. Holdings”), ROBIN PROP HOLDCO LLC, a Delaware limited liability company (“Robin”), and FARADAY SPE, LLC, a California limited liability company (“Faraday SPE”), as Issuers, and the GUARANTORS party hereto.

R E C I T A L S:

WHEREAS, Issuers, Guarantors, Purchasers, Notes Agent and Royod LLC (“Royod”), as Collateral Agent, are parties to that certain Amended and Restated Note Purchase Agreement, dated as of October 31, 2019 (as amended by that certain First Amendment to Amended and Restated Note Purchase Agreement, dated as of January 28, 2020, Second Amendment to Amended and Restated Note Purchase Agreement dated as of June 24, 2020, and Joinder and Amendment dated as of September 9, 2020, the “Original A&R Agreement”);

WHEREAS, the Issuers have requested that Notes Agent and the Purchasers enter into this Agreement amending and restating the Original A&R Agreement in its entirety, and the Notes Agent (at the direction of the Purchasers) and the Purchasers have agreed to do so, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION

1.1 Specific Definitions. When used in this Agreement, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

“Acceleration” – as defined in Section 9.2(a).

“Action” – any action, complaint, claim, suit, arbitration, inquiry, investigation or other proceeding of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any Governmental Authority.

“Affiliate” – with respect to any Person, another Person that directly or indirectly (through one or more intermediaries), Controls or is Controlled by or is under common Control with the Person specified.

“Agency Fees” – as defined in Section 3.3.

“Agreement” – this Second Amended and Restated Note Purchase Agreement and all Exhibits and Schedules hereto, as each of the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Allocable Amount” – as defined in Section 11.20.

“Anti-Terrorism Laws” – any Laws applicable to the Obligors relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

“Approved Fund” – any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in loans and similar extensions of credit in its ordinary course of activities, and is administered or managed by a Purchaser, an entity that administers or manages a Purchaser, or an Affiliate of either.

“Asset Purchase Agreement” – that certain Asset Purchase Agreement dated as of January 9, 2019, by and among each of the China Sellers and FF Automotive China.

“Assignment and Acceptance Agreement” – an assignment and acceptance agreement in the form attached as Exhibit A hereto pursuant to which a Purchaser assigns to an assignee (with the consent of any party whose consent is required by Section 11.2.1) all or any portion of any of such Purchaser’s rights and obligations hereunder as permitted pursuant to the terms of this Agreement.

“Audited Financial Statements” – the Initial Audited Financial Statements and the financial statements of U.S. Holdings and its Subsidiaries and of FF Intelligent and its Subsidiaries delivered to Notes Agent and each Purchaser pursuant to Section 7.1.3(a).

“Bankruptcy Code” – Title 11 of the United States Code.

“Bicycle Settlement” – as defined in Section 6.1.10(m).

“BL FF First Out Notes” – as defined in Section 2.1.1.

“BL FF First Out Purchasers” – BL FF Fundco, LLC, a Delaware limited liability company.

“BL Management” – as defined in the preamble.

“Business Day” – any day excluding Saturday, Sunday and any day which is a legal holiday under the laws the State of New York, State of Illinois, or is a day on which banking institutions located in such state are closed.

“California Properties” – the Compton Property, the Gardena Property and the Hanford Property.

“Capital Expenditures” – expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

“Capitalized Lease Obligation” – any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Change of Control” – means, in each case other than a Qualified SPAC Merger, any Person or group of persons, within the meaning of §13(d)(3) of the Securities Exchange Act of 1934, that is not as of the Second A&R Date a beneficial owner of the outstanding voting Equity Interests of any of Holdings or the Issuers or any Affiliate of any such beneficial owner (including any Person owned at least 50% by any such beneficial owner or Affiliate of any such beneficial owner) (a) becomes the beneficial owner, directly or indirectly, of more than 50% of the outstanding total voting power of all Equity Interests of any of Holdings or any Issuer or (b) acquires, in any manner, the ability to elect, or to control the election, of more than 50% of the board of directors of any of Holdings, Faraday or U.S. Holdings.

“Charges” – as defined in Section 3.1.3.

“Chargor” – City of Sky and Holdings, as applicable.

“China Adaptations” – as defined in Section 6.1.10(b).

“China Sellers” – each of Evergrande Intelligent Automotive (China) Co., Ltd., Evergrande Automotive Sales (Guangdong) Co., Ltd., Evergrande Intelligent Automotive (Guangdong) Co., Ltd., Evergrande Auto Technology (Guangdong) Co. Ltd. and Evergrande Intelligent Technology (Guangdong) Co., Ltd.

“Chinese Subsidiaries” – collectively, FF Automotive China, Shanghai Faran Automotive Technology Co., Ltd., Ruiyu Automotive (Beijing) Co., Ltd and each of their Subsidiaries.

“City of Sky” – City of Sky Limited, an exempted company incorporated in the Cayman Islands with limited liability, which merged with and into Faraday, pursuant to an agreement and plan of merger dated 22 July 2019, with Faraday being the surviving corporation, and having been merged, was struck from the company register of the Cayman Islands on 22 July 2019 and thereupon dissolved, and all references herein to City of Sky shall be construed accordingly.

“Closing” – as defined in Section 2.1.1.

“Closing Date” – the First Closing Date, the Second A&R Date, and any Subsequent Closing Date on which date any Notes are issued, as applicable.

“Code” – the Internal Revenue Code of 1986.

“Collateral” – as defined in the Collateral Agreement and shall include the Mortgaged Properties and all other property that is subject to a Lien in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to any Security Document.

“Collateral Access Agreement” – an agreement, in form and substance reasonably satisfactory to Collateral Agent, among any Obligor party to a real property lease, the landlord, and Collateral Agent.

“Collateral Agency and Intercreditor Agreement” – the Collateral Agency and Intercreditor Agreement dated as of April 29, 2019 among the Collateral Agent, First Tranche Agent, Notes Agent, the Vendor Trustee, the Issuers and each other Person that becomes a party thereto pursuant to the terms thereof in the form attached as an exhibit to the First Tranche Loan Agreement, as amended by that certain Amendment No. 1 to Collateral Agency and Intercreditor Agreement, dated as of January 28, 2020, and Amendment No. 2 to Collateral Agency and Intercreditor Agreement, dated as of the Second A&R Date.

“Collateral Agency Fee” – as defined in Section 4.4.2(b)(1).

“Collateral Agent” – (i) as of the First Closing until October 31, 2019, BL Management, (ii) as of October 31, 2019 until the Second A&R Date, Royod, and (iii) from and after the Second A&R Date, BL Management, in each case as the context may require, as Collateral Agent under the Collateral Agency and Intercreditor Agreement, for the benefit of the Secured Parties, and its respective permitted successors and assigns.

“Collateral Agreement” – the Collateral Agreement dated as of April 29, 2019 by each Grantor signatory thereto in favor of the Collateral Agent for the Secured Parties in the form attached as an exhibit to the First Tranche Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Compliance Certificate” – as defined in Section 7.1.3(h).

“Compton Property” – “Watson Building Number 642” located at 1957 E. Gladwick Street, Rancho Dominguez, California.

“Consideration” – means the amount of cash proceeds funded by a Purchaser pursuant to this Agreement or the amount of certain Existing Contributed Debt contributed by a Purchaser, in each case as shown on the Schedule of Purchasers.

“Consolidated” – the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

“Contingent Value Rights Payment” – as defined in that certain BL FF First Out Note issued to the BL FF First Out Purchasers on the Second A&R Date.

“Continued Errors” – as defined in Section 10.1.

“Contribution Agreement” – means, as applicable, that certain contribution agreement by and between Chui Tin Mok, Faraday and Notes Agent or that certain contribution agreement by and between Royod, Faraday and Notes Agent.

“Control” – the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.

“Conversion Right” – as defined in that certain BL FF First Out Note issued to the BL FF First Out Purchasers on the Second A&R Date.

“Copyrights” – all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.

“Corporate Streamline Project” – the corporate reorganization of the Subsidiaries of FF Intelligent generally as set forth in Schedule 7.2.1.

“Covered Entity” – (a) each Issuer, each of Issuer’s Subsidiaries, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“CTRIP Obligations” – obligations owing from Holdings to Ctrip Investment Holding Ltd (“CTRIP”) and the “Team Shareholders” (as such term is defined in that certain Put Option Agreement dated September 30, 2015 among Holdings, Zhou Hang, CTRIP Easy Go Inc., an exempted company incorporated under the laws of the Cayman Islands, and such Managing Shareholders, the “Put Option Agreement”) pursuant to the Put Option Agreement and any other agreements or instruments executed in connection therewith.

“Deduction Memorandum” – as defined in Section 2.1.1(b).

“Default” – an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

“Default Rate” – with respect to (i) First Out Obligations, 18.75% per annum through and including January 31, 2021, and thereafter 21.75% per annum, and (ii) with respect to all other Obligations, 2.00% above the Interest Rate otherwise applicable under this Agreement.

“Deposit Account Control Agreement” – an agreement, in form and substance reasonably satisfactory to Collateral Agent, among any Obligor, a banking institution holding such Obligor’s funds, and Collateral Agent with respect to collection and control of all deposits and balances held in a Deposit Account or Securities Account maintained by such Obligor with such banking institution.

“Developer Agreement” – an agreement between Faraday and a third party developer containing a limited license from Faraday to the developer for use of Faraday Intellectual Property during the term of the agreement and solely for purposes of providing the services under the agreement and subject to adequate confidentiality obligations including those Developer Agreements under which material Intellectual Property was developed as set forth in Schedule 6.1.10(a)(v).

“Distribution” – in respect of any Person means and includes any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in U.S. Holdings or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in U.S. Holdings or any of its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in U.S. Holdings or any of its Subsidiaries.

“Domestic Subsidiary” – any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia and that is not a Foreign Subsidiary.

“Eligible Assignee” – a Person that is a Purchaser, a U.S.-based Affiliate of a Purchaser or an Approved Fund; provided that no Issuer or Affiliate of an Issuer may be an Eligible Assignee.

“Enforcement Action” – as defined in Section 9.1.17.

“Environmental Laws” – the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, common law, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority related to the protection of the environment, the handling, storage, generation, transportation, disposal of, Release, deposit or migration of any Hazardous Materials into the environment.

“Environmental Liabilities and Costs” – all liabilities, monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and arising out of or under any Environmental Law or which otherwise relate to any environmental condition or a Release of Hazardous Materials, but excluding punitive or consequential damages unless imposed in a proceeding arising out of a claim brought by any Governmental Authority or third party.

“Equitable Share Mortgage” – the share mortgage dated as of the First Closing Date by each of FF Intelligent and Holdings in favor of the Secured Parties, each as amended, restated, supplemented or otherwise modified from time to time.

“Equity Interest” – the interest, whether voting or non-voting, and whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be, of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or Joint Venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest, in each case including all warrants, options, beneficial interests, participations or other rights to acquire any of the foregoing.

“ERISA” – the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“ERISA Affiliate” – any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” – (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the determination that any Pension Plan or Multiemployer Plan is considered an at risk plan or a plan in critical or endangered status within the meaning set forth in the Pension Funding Rules; (f) any Obligor or ERISA Affiliate requests a minimum funding waiver or fails to meet any funding obligations with respect to any Pension Plan or Multiemployer Plan; (g) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate.

“Errors” – as defined in Section 10.1.

“Event of Default” – as defined in Section 9.1.

“Evergrande Debt” – Indebtedness in a principal amount not to exceed $10,000,000 pursuant to that certain Loan Agreement dated as of December 31, 2018, between China Evergrande Group and FF Intelligent and with interest accrued thereon in accordance with the Loan Agreement.

“Excluded Taxes” – means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Purchaser, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Note Document, or sold or assigned an interest in any Note Commitment or Note), (b) in the case of a Purchaser, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Purchaser with respect to an applicable interest in any Note Commitment or Note pursuant to a law in effect on the date on which (i) such Purchaser acquires such interest in any Note Commitment or Note or (ii) such Purchaser changes its lending office, except in each case to the extent that, pursuant to Section 3.7, amounts with respect to such Taxes were payable either to such Purchaser's assignor immediately before such Purchaser became a party hereto or to such Purchaser immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.7(f) and (d) any withholding Taxes imposed under FATCA.

“Existing Contributed Debt” – means that certain existing indebtedness held by Chui Tin Mok (in the original principal amount of $1,650,000, plus interest accrued to date of $72,883, less prepaid interest in the amount of $148,335) and by Royod LLC (in the original principal amount of $8,100,000 plus interest accrued to date of $480,808) pursuant to the Contribution Agreements.

“Existing Debt” – means (a) the Existing Contributed Debt and (b) that certain indebtedness held by Blitz Technology Hong Kong Co. Limited (in the original principal amount of $17,635,852.69), Ever Trust Tech LLC (in the original principal amount of $16,462,147.31) and Warm Time Inc. (in the original principal amount of $900,000.00) pursuant to the Notes issued before the First A&R Date.

“Existing Indebtedness” – as defined in Section 7.2.3.

“Existing Purchasers” – as defined in Section 2.1.1(c).

“Extraordinary Receipts” – as defined in Section 4.3.1(c).

“Faraday” – as defined in the preamble.

“Faraday SPE” – as defined in the preamble.

“FATCA” – means Sections 1471 through 1474 of the Code, as of the Second A&R Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FF Automotive China” – FF Automotive (China) Co., Ltd.

“FF China Entity” – each of FF Automotive China, FF Hong Kong, Shanghai Faran Automotive Technology Co., Ltd., Ruiyu Automotive (Beijing) Co., Ltd., LeSEE Automotive (Beijing) Co., Ltd. (“LeSEE Beijing”) and each of the Subsidiaries of LeSEE Beijing set forth on Schedule 1A, and collectively, the “FF China Entities”.

“FF Disbursement Account” – collectively, any bank account established in the name of an Obligor which as of the Second A&R Date and at all times thereafter shall be subject to a springing Deposit Account Control Agreement satisfactory to Collateral Agent.

“FF Hong Kong” – FF Hong Kong Holding Limited, a company incorporated in Hong

Kong.

“FF Hong Kong Share Charge Deed” – that certain share charge deed created by Holdings in favor of the Collateral Agent relating to a charge over all of the Equity Interests of FF Hong Kong.

“FF Intelligent” – FF Intelligent Mobility Global Holdings Ltd., an exempted company incorporated in the Cayman Islands with limited liability and formerly known as Smart King Ltd.

“FF Internet & Intelligent License Agreements” – collectively, (i) that certain Trademark License Agreement dated December 2016, between City of Sky and FF Internet & Intelligent EV Co., Ltd. (now known as LeSEE Auto Technology (Beijing) Co., Ltd.), as modified by that certain Assignment and Assumption Agreement, dated as of September 24, 2020, between LeSEE Auto Technology (Beijing) Co., Ltd. And FF Automotive China and (ii) that certain Reservation License Agreement dated December 29, 2016, between Faraday and FF Internet & Intelligent EV Co., Ltd. (now known as LeSEE Auto Technology (Beijing) Co., Ltd.), as modified by that certain Assignment and Assumption Agreement, dated as of September 24, 2020, between LeSEE Auto Technology (Beijing) Co., Ltd. and FF Automotive China.

“FF Top” – FF Top Holding Ltd., a business company incorporated under the laws of the British Virgin Islands.

“FF Ventures First Out Notes” – as defined in Section 2.1.1.

“FF Ventures First Out Purchasers” – Ventures.

“First A&R Date” – October 31, 2019.

“First Closing” – as defined in Section 2.1.1(a).

“First Closing Date” – April 29, 2019.

“First Out Notes” – the FF Ventures First Out Notes, BL FF First Out Notes, and any additional Notes issued after the Second A&R Date (or any First Out Notes issued in replacement thereof) pursuant to Section 2.1.1 of this Agreement (other than pursuant to Section 2.1.1(e)).

“First Out Obligations” – obligations under the First Out Notes under this Agreement and the other Obligations relating thereto.

“First Out Purchasers” – the holders of First Out Obligations.

“First Tranche Agent” – Birch Lake Fund Management, LP, a Delaware limited partnership, and its permitted successors and assigns.

“First Tranche Debt” – the “Obligations” as defined in the First Tranche Loan Agreement.

“First Tranche Lender” – the lenders of the First Tranche Debt.

“First Tranche Loan Agreement” – that certain Term Loan Agreement dated as of April 29, 2019 by and among the Obligors, the First Tranche Agent, the Collateral Agent, and the First Tranche Lender party thereto, as amended, restated, supplemented or otherwise modified from time to time as permitted under the Intercreditor Arrangements, including, without limitation, pursuant to that certain Payoff Agreement, dated as of October 30, 2019.

“First Tranche Loan Documents” – the First Tranche Loan Agreement and any agreements, instruments and documents executed from time to time in connection therewith, all as amended, restated, supplemented or otherwise modified from time to time as permitted under the Intercreditor Arrangements, in each case, on terms and conditions acceptable to First Tranche Agent, in its discretion.

“Fixed and Floating Charge Deed” – the fixed and floating charge dated as of April 29, 2019 by each of City of Sky and Holdings in favor of the Secured Parties, each as amended, restated, supplemented or otherwise modified from time to time.

“Forbearance Period” – as defined in Section 9.2(d).

“Foreign Plan” – any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States or any state thereof for employees of any Obligor or Subsidiary.

“Foreign Subsidiary” – any Subsidiary that is not a Domestic Subsidiary. Schedule 1A sets forth a true and correct list of each Foreign Subsidiary as of the Second A&R Date.

“Fully Diluted Capitalization” – as defined in Section 4.3.3(c).

“Fundamental Event of Default” – an Event of Default under Section 9.1.1 (Payment of Obligations), Section 9.1.7 (Invalidity of Note Documents), Section 9.1.8 (Security Documents), Section 9.1.13 (Challenges), Section 9.1.15 (Insolvency or Liquidation Proceeding), Section

9.1.17 (Payment Enforcement) or Section 9.1.18 (Protection of Intellectual Property). For the avoidance of doubt, after the Second A&R Date, the Obligations can only be accelerated upon the occurrence of a Fundamental Event of Default.

“GAAP” – generally accepted accounting principles in the United States of America in effect from time to time.

“Gardena Lease” – that certain Single – Tenant Commercial/Office Lease dated as of March 8, 2019, between ATLAS V GARDENA LLC, a Delaware limited liability company, as landlord, and Faraday SPE, as tenant, regarding the Gardena Property.

“Gardena Leasehold Deed of Trust” – that certain Leasehold Deed of Trust and Security Agreement and Fixture Filing and Assignment of Leases and Rents dated as of April 29, 2019, by Faraday SPE, as trustor, to Chicago Title Insurance Company, as trustee, for the benefit of Collateral Agent, as beneficiary, on the Gardena Property, as amended, restated, supplemented or otherwise modified from time to time.

“Gardena Property” – 18455 S. Figueroa Street, Gardena, CA and 501 W. 190th Street, Gardena, CA.

“Governmental Authority” – any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and any group charged with setting financial accounting or regulatory capital rules or standards (including without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” – of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantors” – Holdings and each Subsidiary Guarantor (including each Issuer, as guarantor of the Obligations of each other Issuer) and each other Person who now or hereafter guarantees payment or performance of the whole or any part of the Obligations pursuant to this Agreement. Schedule 1B sets forth a true and correct list of each Guarantor as of the Second A&R Date.

“Hanford Escrow Agreement” – that certain Escrow Agreement dated as of April 29, 2019, among Faraday, Hanford Landlord and Chicago Title Insurance Company in the form attached as an exhibit to the First Tranche Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Hanford Landlord” – Hanford Business Park, LLC, a Delaware limited liability company, and its permitted successors and assigns.

“Hanford Lease” – that certain Lease Agreement dated as of June 28, 2017, between Hanford Landlord and Faraday, as amended, restated, supplemented or otherwise modified from time to time, regarding the Hanford Property.

“Hanford Property” – 10701 Idaho Avenue, Hanford, CA.

“Hanford Replenishment” – pursuant to the Hanford Lease, the deposit of funds into escrow in an amount not to exceed the difference between $3,416,312.95 and the sum of any prior amounts deposited into escrow.

“Hazardous Material” – (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws, including any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic as defined under Environmental Law, including corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

“Hedging Agreement” – any interest rate, currency or commodity swap agreement, cap agreement, collar agreement, floor, option, forward, cross right or obligation, spot foreign exchange, forward foreign exchange, foreign exchange option (or series of options), or combination thereof or similar transaction, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, foreign exchange rates, currency exchange rates, commodity prices or credit or equity risk.

“Holdings” – Smart Technology Holdings Ltd., an exempted company incorporated in the Cayman Islands with limited liability, f/k/a FF Global Holdings Ltd.

“Inactive Subsidiaries” – Fa&Fa, Inc., a California corporation, Farafa Inc., a California corporation, FF Europe GmbH, a company organized under the laws of Germany, FF LLC, a California limited liability company, Faraday&Future Netherlands B.V., a company organized under the laws of the Netherlands, and Project King Limited, a company incorporated in Hong Kong.

“Indebtedness” – as applied to a Person means, without duplication (a) all indebtedness for borrowed money, (b) all Capitalized Lease Obligations of such Person; (c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (e) all obligations owed for all or any part of the deferred purchase price of property or services, including any earn-out obligations which have become liabilities on the balance sheet of such Person in accordance with GAAP (excluding any such obligations under ERISA and trade debt and receivables arising from the purchase and sale or lease of goods and services between Affiliates); (f) all indebtedness secured by a Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (g) all Guarantees by such Person of Indebtedness of others; (h) all obligations, contingent or otherwise, of such Person in respect of banker’s acceptances; (i) all obligations, contingent or otherwise, in connection with letters of credit or letter of credit guaranties issued for the account of such Person; (j) obligations under Hedging Agreements; (k) all other Off-Balance Sheet Liabilities; and (l) all obligations of the types referred to in clauses (a) through (k) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (i) such Person has guaranteed or (ii) is secured by (or the holder of such Indebtedness or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, dividends or other distributions.

“Indemnified Persons” – as defined in Section 11.3.

“Indemnified Taxes” – means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Issuers under any Note Document.

“Initial Audited Financial Statements” – the audited Consolidated financial statements of U.S. Holdings and its Subsidiaries and of FF Intelligent and its Subsidiaries as at December 31, 2018 delivered to Notes Agent, Collateral Agent and each Purchaser prior to the Second A&R Date and reported on by and accompanied by a report from PwC.

“Initial Unaudited Financial Statements” – unaudited internally prepared interim financial statement of U.S. Holdings and its Subsidiaries and of FF Intelligent and its Subsidiaries, each on a Consolidated and, with respect to the balance sheet and income statement, consolidating basis for: (a) the calendar year ended December 31, 2019, and (b) the fiscal quarter ending June 30, 2020.

“Insolvency or Liquidation Proceeding” –

(a) any case commenced by or against any Obligor under the Bankruptcy Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of debtors, any receivership or assignment for the benefit of creditors relating to any Obligor or any similar case or proceeding in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Obligor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency;

(c) any proceeding seeking the appointment of a trustee, receiver, liquidator, custodian or other insolvency official with respect to any Obligor or any of their assets; or

(d) any other proceeding of any type or nature in which substantially all claims of creditors of any Obligor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” – all (i) trade secrets, know-how and other proprietary information; (ii) Trademarks; (iii) internet domain names; (iv) Copyrights (including Copyrights for Software and databases) and Copyright registrations or applications for registrations and renewals and extensions which have heretofore been or may hereafter be issued throughout the world; (v) Patent applications and Patents, reissues, divisions, continuations, extensions and continuations-in-art thereof and amendments thereto which have heretofore been or may hereafter be issued throughout the world; (vi) industrial design applications and registered industrial designs; (vii) mask works, design rights, and any other type of intellectual property right protected anywhere in the world and any applications and registrations therefor; (viii) rights of publicity and the like pertaining to the right to use the names, likeness, biography, voice and signatures of natural persons; (ix) all other intellectual property; (x) rights of priority under any international treaty and any common-law rights in any of the foregoing; and (xi) all common law and other rights throughout the world in and to all of the foregoing.

“Intercreditor Arrangements” – the relative priorities and intercreditor arrangements as among the First Tranche Debt, this Agreement and the Note Documents and the Vendor Trust Debt as set forth in the Collateral Agency and Intercreditor Agreement.

“Interest Rate” – (A) with respect to the FF Ventures First Out Obligations or any Obligations owing to Ventures or its affiliates and their successors and assigns, zero percent (0%), (B) with respect to the BL FF First Out Obligations or any Obligations owing to BL FF First Out Purchaser or its affiliates and their successors and assigns, twelve and three-quarters percent (12.75%) per annum through and including January 31, 2021 and thereafter, fifteen and three- quarters percent (15.75%) per annum, and (C) with respect to all other Obligations, ten percent (10%) per annum.

“Investment” – by any Person in any other Person means (i) any direct or indirect loan, advance or other extension of credit or capital contribution to or for the account of such other Person (by means of any transfer of cash or other property to any Person or any payment for property or services for the account or use of any Person, or otherwise), (ii) any direct or indirect purchase or other acquisition of any Equity Interests, bond, note, debenture or other debt or equity security or evidence of Indebtedness, or any other ownership interest (including, any option, warrant or any other right to acquire any of the foregoing), issued by such other Person, whether or not such acquisition is from such or any other Person, (iii) any direct or indirect payment by such Person on a Guarantee of any obligation of or for the account of such other Person or any direct or indirect issuance by such Person of a Guarantee, (iv) any purchase or acquisition (in one transaction or a series of transactions) of any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), (v) any other investment of cash or other property by such Person in or for the account of such other Person or (vi) any direct or indirect payment by such Person on behalf of such other Person with respect to obligations of such other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange.

“IP Security Agreement” – that certain Intellectual Property Security Agreement dated as of April 29, 2019 among Faraday, City of Sky, the other Grantors party thereto and Collateral Agent for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.

“IRS” – the United States Internal Revenue Service.

“Issuer Representative” – as defined in Section 12.

“Issuers” – Faraday, U.S. Holdings, Robin and Faraday SPE.

“IT Assets” – Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation.

“Joinder Agreement” – as defined in Section 7.1.9.

“Joint Liability Payment” – as defined in Section 11.20.

“Joint Venture” – any Person other than an individual or a Subsidiary of Holdings (i) in which any Obligor or any of its Subsidiaries holds or acquires an ownership interest (by way of ownership of Equity Interests or other evidence of ownership) and (ii) which is engaged in the same or similar line of business as Issuers and their Subsidiaries, or a component thereof, or a reasonable extension thereof. As of the Second A&R Date, Schedule 1C sets forth a true and correct list of each Joint Venture.

“Judgments” – as defined in Section 9.1.10.

“Judgment Lien” – as defined in Section 9.1.17.

“Key Man Event Date” – the 120th day (or such later date as both of the First Out Purchasers agree in their sole discretion) after Carsten Breitfeld (or any successor consented to by each of the First Out Purchasers (which consent shall not be unreasonably withheld, conditioned or delayed)) shall cease to hold the office of Chief Executive Officer of FF Intelligent and Faraday without the prior written consent of each of the First Out Purchasers.

“Last Out Notes” – any Notes issued prior to September 9, 2020 (and any Last Out Notes issued in replacement thereof) or after September 9, 2020 which are designated as Last Out Notes.

“Last Out Obligations” – the portion of the Notes issued in exchange for contribution by the holders thereof of the Existing Debt on or before September 9, 2020 and Notes issued after September 9, 2020 that are not First Out Notes, and in each case, all other Obligations relating thereto.

“Last Out Purchasers” – the holders of Last Out Obligations.

“Law” – any law, treaty, rule or regulation of any Governmental Authority in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Lead Investor” – the Purchaser which holds more than 50.1% of the Note Commitments.

“LeSEE Beijing” – as defined in the definition of “FF China Entity”.

“Licensed Intellectual Property” – all Intellectual Property that any Obligor or FF China Entity is licensed or otherwise permitted by other Persons to use pursuant to the Obligor IP Agreements.

“Lien” – with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the issuance of any writ of attachment, (c) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (d) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Majority Purchasers” – (a) at any time during which the BL FF First Out Obligations have not been Paid in Full, the BL FF First Out Purchasers; provided that BL FF First Out Purchasers, as Majority Purchasers, shall not waive any Event of Default or Fundamental Event of Default without the consent of Ventures, (b) in the event of the Payment in Full of the BL FF First Out Obligations and the First Out Obligations constituting principal or interest under the First Out Notes held by Ventures have not been Paid in Full, Ventures; provided that Ventures, as Majority Purchasers, shall not take any action that results in Ventures receiving treatment that is more favorable than the treatment provided to any other holder of First Out Notes after giving effect to the terms of this Agreement and (c) at any other time, Purchasers holding greater than 50% of the sum of the aggregate outstanding principal amount of the Notes.

“Material Adverse Effect” – a material adverse effect on (a) the business, assets, financial condition, operation, performance or properties of the Obligors and their respective Subsidiaries, taken as a whole, (b) the rights and remedies of Notes Agent, the Collateral Agent or the Purchasers under the Note Documents, (c) the legality, validity or enforceability of this Agreement or any other Note Document, (d) the ability of the Obligors, taken as a whole, to perform their payment Obligations under any Note Document or (e) the Collateral, or the validity, perfection or priority of a Lien in favor of the Collateral Agent, for the benefit of the Purchasers and the other Secured Parties, on any of the Collateral; provided that Material Adverse Effect shall exclude changes or effects directly arising out of or directly related to the impact of the COVID-19 pandemic on the financial condition, operation, performance or properties of the Obligors and their respective Subsidiaries, except to the extent such change or effect has a material and adverse disproportionate effect on the Obligors’ business as compared to other participants in the same industry and general geographic areas in which the Obligors operate.

“Material Agreements” – the Restructuring Transaction Documents, the Side Letter, the Hanford Lease, the Hanford Escrow Agreement, the Gardena Lease, the Evergrande Debt, The9 Joint Venture Agreement and any other joint venture agreement governing a Permitted Joint Venture.

“Maturity Date” – the earliest of (i) October 6, 2021, (ii) the consummation of the Qualified SPAC Merger, (iii) the occurrence of a Change of Control, and (iv) an Acceleration of the Obligations pursuant to Section 9.2.

“Maximum Amount” – as defined in Section 2.1.1(d).

“Maximum Rate” – as defined in Section 3.1.3.

“Mortgage” – the Gardena Leasehold Deed of Trust, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Mortgaged Properties” – the California Properties subject to a deed of trust or other Lien.

“Mortgaged Shares” – any shares in the capital of Obligors domiciled in the Cayman Islands (and any shares acquired in respect of such shares by reason of a stock split, stock dividend, reclassification or otherwise) that are the subject of an Equitable Share Mortgage.

“Multiemployer Plan” – any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“New Equity Issuance” – the issuance of Equity Interests by FF Intelligent which will result in equity proceeds of not less than $500,000,000.

“New Purchasers” – as defined in Section 2.1.1(c).

“Non-U.S. Person” – as defined in Section 3.7(f)(2).

“Note Commitment” – the commitment of a Purchaser to make or otherwise fund any Note, and “Note Commitments” means such commitments of all Purchasers in the aggregate. The amount of each Purchaser’s Note Commitment is set forth on the Schedule of Purchasers, as such Schedule of Purchasers may be modified in connection with additional Note Commitments or Notes under Section 2.1.1, or, if such Purchaser’s Note Commitment has been assigned, in the applicable Assignment and Acceptance Agreement, subject to any adjustment pursuant to the terms and conditions hereof.

“Note Documents” – this Agreement, the Other Agreements and the Security Documents.

“Notes” – collectively, the First Out Notes and the Last Out Notes.

“Notes Agent” – as defined in Section 10.9.

“Obligations” – all principal of and premium, if any, on the Notes and all other advances, debts, liabilities, obligations, covenants and duties, in each case together with all interest (including Post-Petition Interest), fees, expenses and other charges thereon, including, without limitation, the Payment Premium, the Contingent Value Rights Payment, the Collateral Agency Fee and any Agency Fees owing, arising, due or payable from any Obligor to Notes Agent for its own benefit, from any Obligor to Notes Agent for the benefit of any Purchaser, from any Obligor to any Purchaser or from any Obligor to any other Affiliate of Notes Agent, or any other Secured Party, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument or agreement, whether arising under this Agreement, any of the other Note Documents or by Law, whether arising from an extension of credit, loan, guaranty, indemnification or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, joint or several, now existing or hereafter arising and however acquired, and all expenses and obligations pursuant to Section 11.3 of this Agreement or under any Note Document, including, without limitation, any indemnity or other obligations of any Secured Party under a Deposit Account Control Agreement. Any reference in this Agreement or in the Note Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency or Liquidation Proceeding.

“Obligor” – each Issuer and each Guarantor.

“Obligor Intellectual Property” – all Owned Intellectual Property and Licensed Intellectual Property.

“Obligor IP Agreements” – all (a) contracts concerning Intellectual Property or IT Assets to or under which any Obligor is a party or beneficiary, or by which any Obligor, or any Obligor Intellectual Property may be bound, including all (i) licenses of Intellectual Property by any Obligor or any FF China Entity (or any predecessor in interest with respect to Owned Intellectual Property that is under obligation of assignment) to any Person, (ii) licenses of Intellectual Property by any Person to any Obligor or FF China Entity, and (iii) contracts between any Person and any Obligor relating to the transfer, development, maintenance or use of Intellectual Property or IT Assets, the development or transmission of data, or the use, modification, framing, or linking, and (b) consents, settlements, decrees, orders, injunctions, judgments or rulings governing the use, validity or enforceability of Intellectual Property to or under which any Obligor or FF China Entity is a party or beneficiary, or by which any Obligor or FF China Entity, or any of its Intellectual Property, may be bound.

“Obligor Products” – all service offerings or products currently made or currently under development by any Obligor or any FF China Entity.

“Observer Representatives” – as defined in Section 7.1.16(b).

“OFAC” – the United States Department of Treasury Office of Foreign Assets Control.

“OFAC Sanctions Programs” – all laws, regulations, and Executive Orders administered by OFAC, including without limitation, the Bank Secrecy Act, anti-money laundering laws (including, without limitation, the Patriot Act), and all economic and trade sanction programs administered by OFAC, any and all similar United States federal laws, regulations or Executive Orders, and any similar laws, regulators or orders adopted by any State within the United States.

“OFAC SDN List” – the list of the Specially Designated Nationals and Blocked Persons maintained by OFAC.

“Off-Balance Sheet Liability” – of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).

“Office of IP Recordation” – as defined in Section 6.1.20(b).

“Onshore Loan Documents” – as defined in Schedule 6.1.4.

“Optional Notes” – as defined in Section 2.1.1(e).

“Organizational I.D. Number” – with respect to any Person, the organizational identification number assigned to such Person by the applicable governmental unit or agency of the jurisdiction of organization of such Person.

“Original A&R Agreement” – as defined in the Recitals.

“Other Agreements” – any and all agreements, instruments and documents (other than this Agreement and the Security Documents), heretofore, now or hereafter executed by Holdings, U.S. Holdings, any Issuer or any Subsidiary Guarantor, or any Guarantor or any other third party and delivered to Notes Agent, the Collateral Agent, any Purchaser or any Affiliate of Notes Agent, the Collateral Agent or any Purchaser in respect of the transactions contemplated by this Agreement.

“Owned Intellectual Property” – all Intellectual Property owned by or under obligation of assignment, directly or indirectly, to any Obligor or any FF China Entity (including such Intellectual Property to be assigned to the FF China Entities pursuant to the Asset Purchase Agreement as contemplated pursuant to the Restructuring Agreement or otherwise).

“Owned Software” – all Software owned by or under obligation of assignment, directly or indirectly, to any Obligor or any FF China Entity (including through obligation of the transfer to and of the FF China Entities or otherwise).

“Pacific Note Indebtedness” – collectively, the unsecured Indebtedness evidenced by (a) that certain Promissory Note, dated as of August 11, 2020, between Faraday and Pacific Technology Holding LLC, a Delaware limited liability company in an aggregate principal amount not to exceed $1,000,000 and (b) that certain Promissory Note, dated as of August 27, 2020, between Faraday and Pacific Technology Holding LLC, a Delaware limited liability company in an aggregate principal amount not to exceed $970,000.

“Participant” – as defined in Section 11.2.2.

“Participant Register” – as defined in Section 11.2.2.

“Patents” – (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.

“Patriot Act” – the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

“Payment in Full” or “Paid in Full” – (a) the payment in full in cash of the First Out Obligations (if specified), and otherwise, all Notes and other Obligations (or to the extent permitted by Section 4.3.3, payment of the Notes, or such portion thereof, by conversion to equity), other than contingent indemnification and contingent expense reimbursement obligations, in each case, for which no claims have been asserted in writing as of the date all other Obligations shall have been Paid in Full, and (b) the termination of any commitments to purchase Notes.

“Payment Premium” – as defined in Section 4.2.1.

“PBGC” – the Pension Benefit Guaranty Corporation.

“Pending Transfers” – as defined in Section 6.1.10(b).

“Pension Act” – the Pension Protection Act of 2006.

“Pension Funding Rules” – the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years beginning prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act, and, thereafter, Sections 412, 430, 431, 432, and 436 of the Code and Sections 302, 303, 304 and

305 of ERISA.

“Pension Plan” – any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

“Permitted Encumbrances” – (a) Liens imposed by Law for Taxes that are not yet due or payable or are being contested in compliance with Section 6.1.9; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in good faith and by appropriate proceedings, and each Obligor and each of its Subsidiaries maintains reasonable reserves in conformity with GAAP on its books therefor; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation laws, unemployment, general liability and other insurance and other social security laws or retirement benefits or similar laws or regulations; (d) Liens granted and deposits and other investments made to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds (to the extent otherwise permitted by Section 9.1.10), performance bonds and other obligations of a like nature, in each case in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days; and (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real Property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Issuers or any Subsidiary; provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, including any mechanics’ Liens or writs of attachment or Taxes that would constitute a Lien, or Judgments, and (f) any exceptions contained in the title insurance policies issued in favor of the Collateral Agent for the benefit of the Secured Parties.

“Permitted Equity Issuance” – the issuance by (x) FF Intelligent (or by the successor by merger of FF Intelligent and Holdings pursuant to Section 7.2.1) of its Equity Interests under its existing Equity Incentive Plan as adopted on February 1, 2018, and Special Talent Incentive Plan as adopted on May 2, 2019, for its employees, directors, officers and consultants, (y) Holdings or FF Intelligent (or by the successor by merger of FF Intelligent and Holdings pursuant to Section 7.2.1) of its Equity Interests (i) to satisfy pre-existing obligations (other than to employees), including with regard to any Pre-A Debt and under the Restructuring Agreement, each as set forth on Schedule 7.2.10, and (ii) pursuant to the CTRIP Obligations, and (z) FF Intelligent in connection with the Conversion or Faraday’s exercise of its Call Right, each as set forth in The9 Joint Venture Agreement.

“Permitted Joint Venture” – (x) Subject to the continued satisfaction of each clause of the definition of The9 Permitted Joint Venture, The9 Joint Venture, (y) a Joint Venture as substantially contemplated by that certain Memorandum of Understanding on Cooperation FF China Headquarters Landing and Strategic Investment of FF by and between Zhuhai State-owned Assets Supervision and Administration Commission, Zhuhai Municipal People’s Government State- owned Assets Supervision and Administration Commission and Faraday, as it may be amended from time to time and (z) a Joint Venture that is either acceptable to Majority Purchasers, or satisfies the following conditions: such Joint Venture (a) does not provide for the contribution of any material assets of any Obligor or Subsidiary (other than the Chinese Subsidiaries); (b) does not provide for the contribution of any material Intellectual Property of any Obligor or Subsidiary but may provide for a license to Intellectual Property; and (c) does not use cash of any Obligor or Subsidiary (other than cash received from the Joint Venture or from the other owner(s) of the Joint Venture). The requirements set forth in this definition shall not apply to any Joint Venture the proceeds of which are used to Pay in Full the Secured Obligations either (i) concurrently with the closing of the Joint Venture or (ii) from and after the point in time that the Obligors Pay in Full the Secured Obligations.

“Permitted Last Mile Delivery Vehicle Transactions” – all transactions, including, without limitation, investments, transfers, sales of assets and the establishment or investment in any Subsidiary or Joint Venture to effect any of the foregoing as determined by the Issuers in their commercially reasonable discretion to be necessary or substantially related to the design, manufacturing and/or commercialization of last mile delivery vehicles.

“Permitted Liens” – any Lien of a kind specified in Section 7.2.5.

“Person” – an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

“Plan” – any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

“Pledged Collateral” – as defined in the Collateral Agreement.

“Post-Petition Interest” – interest, fees, expenses and other charges that pursuant to the Note Documents continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Code or in any such Insolvency or Liquidation Proceeding.

“Pre-A Debt” – all obligations of Holdings to Marvel Best Technology Limited, Swift Talent Investments Limited, Oriental Light Consulting Limited, Faraday & Future (HK) Limited and Leview Mobile (HK) Limited. For avoidance of doubt, Pre-A Debt includes all obligations owing under the Onshore Loan Documents.

“Pre-A Debt Conversion” – means a series of transactions to accomplish the conversion of some or all Pre-A Debt to Equity Interests of FF Intelligent, which conversion process satisfies all of the following conditions: (a) no such transaction violates any Material Agreement, including any Restructuring Transaction Document or the Evergrande Debt, or any Obligors’ charter, articles or certificate of incorporation, certificate of formation, limited partnership agreement, bylaws, limited liability agreement, operating agreement or other organizational documents, (b) all consents required to be obtained from Season Smart or any of its Affiliates have been obtained, and all notices required to be delivered to Season Smart or any of its Affiliates have been delivered, (c) no such transaction violates any Law, (d) there is no transfer of value other than the Equity Interests issued, (e) [reserved], (f) once any of the transactions or steps contemplated in the memorandum have taken place, the process must proceed through to completion of the steps contemplated in the memorandum and (g) no other modification is made to the Pre-A Debt other than such conversion.

“Preferred Stock” – as defined in Section 4.3.3.

“Preferred Stock Offering” – as defined in Section 4.3.3.

“Prepayment Date” – as defined in Section 4.3.2.

“Property” – any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including, for the avoidance of doubt, any Equity Interests and Intellectual Property).

“PTO” – the United States Patent and Trademark Office and any successor thereto.

“Public Software” – any Software that contains, or is derived in any manner from, in whole or in part, any Software that is distributed as freeware, shareware, open source Software (e.g., Linux) or similar licensing or distribution models that (i) require the licensing or distribution of source code to any other Person, (ii) prohibit or limit the receipt of consideration in connection with sublicensing or distributing any Software, (iii) except as specifically permitted by applicable Law, allow any Person to decompile, disassemble or otherwise reverse engineer any Software, or (iv) require the licensing of any Software to any other Person for the purpose of making derivative works. “Public Software” includes, without limitation, Software licensed or distributed under any of the following licenses or distribution models (or licenses or distribution models similar thereto): (i) the GNU General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards Source License (SISSL); (vii) the BSD License; (viii) Red Hat Linux; (ix) the Apache License; and (x) any other license or distribution model described by the Open Source Initiative as set forth on www.opensource.org.

“Purchaser Parties” – as defined in Section 11.26.

“Purchasers” – the Persons listed on the Schedule of Purchasers (or an Affiliate or branch of any such Person that is acting on behalf of such Person, in which case the term “Purchaser” shall include any such Affiliate or branch with respect to the Notes made by such Affiliate or branch) as having purchased Notes, and any other Person that shall have become a party hereto as a “Purchaser” pursuant to an Assignment and Acceptance Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance Agreement.

“Put Option Agreement” – as defined in the definition of “CTRIP Obligations”.

“Qualified SPAC Merger” – a direct or indirect sale, merger, reorganization, recapitalization or other business combination or similar transaction by FF Intelligent to or with a special purpose acquisition corporation or Affiliate thereof (the “SPAC”) pursuant to bona fide definitive documentation that contains commercially reasonable closing conditions.

“Recipient” – the Notes Agent or any Purchaser, as applicable.

“Register” – as defined in Section 11.2.1.

“Registered” – issued by, registered, recorded or filed with, renewed by or the subject of a pending application before any Governmental Authority or Internet domain name registrar.

“Release” or “Released” – any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

“Remedial Action” – all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, investigate assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (b) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) perform pre-remedial studies and investigations and post- remedial operation and maintenance activities; or (d) perform any other actions authorized by 42 U.S.C. § 9601.

“Reportable Event” – any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Requirement of Law” – as to any Person, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Person, and any Law, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” - with respect to the Notes Agent, any officer, including any managing director, principal, director, vice president, treasurer, secretary, trust officer or any other officer of such Person having direct responsibility for the administration of this Agreement, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restructuring Agreement” – the Restructuring Agreement, made as of December 31, 2018, among FF Intelligent, Holdings, FF Top, FF Peak Holding Ltd., Jia Yueting, Pacific Technology Holding LLC, a Delaware limited liability company, and Season Smart.

“Restructuring Transaction Documents” – as defined in the Restructuring Agreement.

“Robin” – as defined in the preamble.

“Royod” – as defined in the Recitals.

“S&P” – Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Sanctioned Country” – at any time, a country or territory which is, or whose government is, the subject or target of any Sanctions broadly restricting or prohibiting dealings with such country, territory or government.

“Sanctioned Person” – at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including (i) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce), the United Nations Security Council, the European Union or any of its member states, Her Majesty’s Treasury, Switzerland or any other equivalent authority, (ii) any Person located, organized or resident in, or any governmental entity or governmental instrumentality of, a Sanctioned Country or (iii) any Person 25% or more directly or indirectly owned by, controlled by, or acting primarily for the benefit or on behalf of, any Person described in clauses (i) or (ii) hereof.

“Sanctions” – economic or financial sanctions or trade embargoes or restrictive measures enacted, imposed, administered or enforced from time to time by (i) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce; (ii) the United Nations Security Council; (iii) the European Union or any of its member states; (iv) Her Majesty’s Treasury; or (v) Switzerland.

“Schedule of Purchasers” – as defined in Section 2.1.1.

“Season Smart” – Season Smart Limited, a business company incorporated under the laws of the British Virgin Islands, and its permitted successors and assigns.

“SEC” – the United States Securities and Exchange Commission.

“Second A&R Closing” – as defined in Section 2.1.1(b).

“Second A&R Date” – as defined in the preamble.

“Secured Obligations” – the Obligations and all “Obligations” as defined in the Trade Receivables Repayment Agreement. The initial principal amount of all unpaid “Secured Obligations” existing on the Second A&R Date, after taking into account the First Out Notes issued on the Second A&R Date, are listed on Exhibit E.

“Secured Parties” – Collateral Agent, First Tranche Agent, each of the First Tranche Lenders, the Notes Agent, the Purchasers, and the Vendor Trustee on behalf of the Trust Beneficiaries.

“Securities Act” – the Securities Act of 1933, as amended, and as hereafter amended.

“Securities Exchange Act” – the Securities Exchange Act of 1934, as amended, and as hereafter amended.

“Security Documents” – the Collateral Agreement, the IP Security Agreement, the Deposit Account Control Agreements, the Collateral Agency and Intercreditor Agreement, the Equitable Share Mortgages, the Fixed and Floating Charge Deeds, the Collateral Access Agreements, the Gardena Leasehold Deed of Trust, the FF Hong Kong Share Charge Deed and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Secured Obligations.

“Senior Officer” – the chairman of the board, president, chief executive officer, chief financial officer, vice president (capital markets), or vice president (finance) of an Issuer or, if the context requires, an Obligor, in each case as certified to Notes Agent in a certificate of incumbency from time to time. An initial certificate of incumbency shall be delivered to the Notes Agent on behalf of each First Out Purchaser on the Second A&R Date.

“Side Letter” – the Letter Agreement dated as of January 31, 2019, by and between FF Intelligent and Season Smart.

“Software” – all (i) computer programs, applications, systems and code, including software implementations of algorithms, models and methodologies, program interfaces, and source code and object code, (ii) Internet and intranet websites, databases and compilations, including data and collections of data, whether machine readable or otherwise, (iii) development and design tools, library functions and compilers, (iv) technology supporting websites, and the contents and audiovisual displays of websites, and (v) media, documentation and other works of authorship, including user manuals and training materials, relating to or embodying any of the foregoing or on which any of the foregoing is recorded.

“SPAC” – as defined in the definition of “Qualified SPAC Merger”.

“SPAC Conversion Shares” – as defined in Section 4.3.3(c).

“Subordinated Debt” – the obligations of the Obligors under the Vendor Trust Debt.

“Subsequent Closing” – as defined in Section 2.1.1(c).

“Subsequent Closing Date” – the date of a Subsequent Closing, as applicable.

“Subsidiary” – any Person of which another Person owns, directly or indirectly through one or more intermediaries, more than 50% of the voting securities or other Equity Interests on a fully diluted basis at the time of determination. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of Holdings, U.S. Holdings, Issuers or any of their direct or indirect Subsidiaries.

“Subsidiary Guarantor” – each Subsidiary of Holdings that executes the Collateral Agreement as a guarantor.

“Surety” and “Sureties” – as defined in Section 11.26.

“Tax” and “Taxes” – all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“The9 Joint Venture” – that certain Joint Venture pursuant to The9 Joint Venture Agreement.

“The9 Joint Venture Agreement” –the Joint Venture Agreement dated as of March 24, 2019, by and between The9 Limited and Faraday, as amended as of June 21, 2019 and July 31, 2019, and as may be further amended, restated, supplemented or otherwise modified from time to time.

“The9 Permitted Joint Venture” – The9 Joint Venture provided that (i) the scope of The9 Joint Venture is limited to manufacturing, marketing, selling and distributing the first and second vehicle in the Peoples’ Republic of China, (ii) the License Agreement to be entered into by The9 Limited and Faraday (A) is entered into subject to the Majority Purchasers’ reasonable consultation rights, (B) does not result in any violation of the provisions of Section 7.1.11 and (C) may be exclusive so long as exclusivity is for the limited territory and limited products as provided in The9 Joint Venture Agreement, (iii) there is no violation of the provisions of this Agreement, including of Sections 7.2.2 (Investments; Loans; Acquisitions), 7.2.8 (Disposition of Assets), (iv) in accordance with Section 7.1.9, to the extent the Collateral Agent does not already have such a perfected security interest, the Collateral Agent receives a perfected security interest in the equity interests of the newly formed indirect wholly-owned Subsidiary of FF Intelligent or an existing indirect wholly-owned Subsidiary of FF Intelligent, that will directly own the entity which holds the F&F Shares (as defined in The9 Joint Venture Agreement) in accordance with Section 7.1.9(b) and such entity executes a Joinder Agreement and becomes a Guarantor hereunder in accordance with Section 7.1.9(a), (v) the Articles of Association and Memorandum of The9 Joint Venture are not inconsistent with The9 Joint Venture Agreement and do not impose any limitations or obligations on any Obligor, and (vi) no assets of any Obligor or of any Subsidiary of any Obligor are contributed to The9 Joint Venture other than the “Properties” (as defined in The9 Joint Venture Contract) nor is any other Investment made in such entity by any Obligor except as permitted under clause (z) of the definition of “Permitted Equity Issuance”.

“Trade Creditor” – a Person that supplies goods or services to an Obligor, and such Person’s successors and assigns.

“Trade Payables” – the principal amount owing to a Trade Creditor in respect of the purchase by an Obligor of goods or services from such Trade Creditor, as reflected in the respective Obligor’s books and records.

“Trade Receivables Repayment Agreement” – the Trade Receivables Repayment Agreement entered into on April 29, 2019 by and among the Obligors and the Vendor Trustee, as amended by Amendment No. 1 to Trade Receivables Repayment Agreement dated as of January 28, 2020, Amendment No. 2 to Trade Receivables Repayment Agreement dated as of May 22, 2020, Amendment No. 3 to Trade Receivables Repayment Agreement dated as of September 25, 2020, and any amendment or other modification entered into after the Second A&R Date to permit the conversion of any obligations (including without limitation any obligations thereunder) into Equity Interests and/or the Qualified SPAC Merger.

“Trademarks” – (a) all trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing), designs, indicia, and other source or business identifiers, and all goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, whether in the PTO or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

“Transactions” – the (i) execution, delivery and performance by the Obligors of this Agreement and the other Note Documents, the issuance of the Notes hereunder, the use of the proceeds thereof, and the payment of fees and expenses related to the foregoing, (ii) execution, delivery and performance by the Obligors of the First Tranche Loan Documents, the borrowings and other extensions of credit under the First Tranche Loan Documents, the use of the proceeds thereof, and the payment of fees and expenses related to the foregoing, and (iii) execution, delivery and performance by the Obligors of the Vendor Trust Documents, the incurrence of obligations under the Vendor Trust Documents, the use of the proceeds thereof, and the payment of fees and expenses related to the foregoing.

“Trust Beneficiaries” – trade creditors that contribute their claims to the Vendor Trust in exchange for interests in the Vendor Trust.

“UCC” – the Uniform Commercial Code as in effect in the State of New York on the Second A&R Date, as it may be amended or otherwise modified; provided, however, that in the event that, by reason of mandatory provisions of Law, any or all of the perfection or priority of, or remedies with respect to, any Lien under the Security Documents on any Collateral is governed by the Uniform Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“Unaudited Financial Statements” – the Initial Unaudited Financial Statements and the unaudited internally prepared interim financial statements of U.S. Holdings and its Subsidiaries and of FF Intelligent and its Subsidiaries delivered to Notes Agent and each Purchaser pursuant to Sections 7.1.3(b) and 7.1.3(c).

“Unfunded Pension Liability” – the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the actuarial assumptions used by the Pension Plan’s actuaries for Pension Plan funding purposes for the applicable year.

“U.S. Holdings” – as defined in the preamble.

“U.S. Person” – means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” – defined in Section 3.7(f)(2).

“Utica Equipment Financing Transaction” – a disposition of the equipment listed on Schedule 7.2.8 in connection with an equipment financing transaction with Utica Leaseco, LLC, a Florida limited liability company, that generates $650,000 in cash proceeds to the.

“Vendor Trust” – the trust created under the Vendor Trust Documents pursuant to which approved Trade Creditors can contribute up to $150,000,000 of outstanding and unpaid Trade Payables owed to such Trade Creditor into the trust in exchange for interests in such trust.

“Vendor Trust Agreement” – the trust agreement dated as of April 29, 2019 by and among the Obligors and the Vendor Trustee, in the form attached an exhibit to the First Tranche Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time as permitted under the Intercreditor Arrangements; provided that any such amendment shall be subject to the consent of the Majority Purchasers, not to be unreasonably withheld, if any such amendment would be adverse to the Notes Agent or any Purchaser, and in no event shall any such amendment result in a violation of this Agreement or the Collateral Agency and Intercreditor Agreement.

“Vendor Trust Debt” – the obligations of the Obligors under the Vendor Trust Documents to the Vendor Trustee and of up to $150,000,000 of outstanding and unpaid vendor obligations the latter of which shall mature not earlier than thirty (30) days after the maturity date under this Agreement; provided that in no event shall such obligations mature earlier than sixty (60) days after the Maturity Date.

“Vendor Trust Documents” – the Vendor Trust Agreement, the Trade Receivables Repayment Agreement and any agreements, instruments and documents executed from time to time in connection therewith, all as amended, restated, supplemented or otherwise modified from time to time as permitted under the Intercreditor Arrangements.

“Vendor Trustee” – Force 10 Agency Services LLC, a Delaware limited liability company, and its permitted successors and assigns.

“Ventures” - FF Ventures SPV IX LLC, a Delaware limited liability company.

“Virus” – any virus, malware, trojan horse, worm, back door, time bomb, drop dead device or other routine, contaminant or effect designed to disable, disrupt, erase, enable any Person to access without authorization, or otherwise adversely affect the functionality of any Software or other IT Asset.

“Warrant” – that certain Common Stock Purchase Warrant issued by FF Intelligent to Ventures on September 9, 2020.

“Warrant Shares” – as defined in Section 4.3.3(c).

1.2 Other Terms. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein. In addition, the terms Account, Chattel Paper, Contract Rights, Deposit Account, Document, Instruments, Inventory and Securities Account have the respective meanings assigned thereto under the UCC.

1.3 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

1.4 Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Note Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Note Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Note Documents); (c) any Section means, unless the context otherwise requires, a Section of this Agreement; (d) any Exhibits or Schedules means, unless the context otherwise requires, Exhibits and Schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day means time of day in Chicago, Illinois; or (g) discretion of Collateral Agent or any Purchaser means the sole and absolute discretion of such Person. Issuers shall have the burden of establishing any alleged gross negligence, misconduct or lack of good faith by Notes Agent, Collateral Agent, or any Purchaser under any Note Documents. No provision of any Note Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Any reference in any of the Note Documents to a Permitted Lien is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as an agreement to subordinate or postpone, any Lien created by any of the Note Documents to any Permitted Lien.

SECTION 2. SALE AND PURCHASE OF NOTES

Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Note Documents, Purchasers agree as follows:

2.1 Purchase and Sale of Notes.

2.1.1 Purchase and Sale; Closings. On and subject to the terms and conditions set forth herein, at one or more closings (each a “Closing”), in return for the Consideration paid by each Purchaser, the Issuers shall sell and issue to (a) such Last Out Purchaser one or more secured convertible promissory notes substantially in the form attached hereto as Exhibit C-1 (the “Last Out Notes”), (b) each BL FF First Out Purchaser, a secured promissory note substantially in the form attached hereto as Exhibit C-2 (the “BL FF First Out Notes”) and (c) each FF Ventures First Out Purchaser, a secured convertible promissory note substantially in the form attached hereto as Exhibit C-3 (the “FF Ventures First Out Notes”). Each Note shall have a principal amount equal to the Consideration paid or contributed by such Purchaser for the Note, as set forth on the schedule attached hereto as Exhibit D (the “Schedule of Purchasers”). Each Last Out Note and the FF Ventures First Out Note shall be convertible into such other securities as set forth in Section 4.3.3.

(a) First Closing and Subsequent Closings Prior to the Second A&R Date. Subject to the terms and conditions set forth herein, the first Closing (the “First Closing”) took place on the First Closing Date. At the First Closing Date, each Purchaser delivered the Consideration to the Issuers (which, for the avoidance of doubt, included contribution of the Existing Contributed Debt in accordance with the Contribution Agreements) and the Issuers delivered to each such Purchaser a Last Out Note in return for its respective Consideration, as identified on the Schedule of Purchasers with respect to the First Closing. Subsequent to the First Closing, (i) other Purchasers delivered cash Consideration to the Issuers and the Issuers delivered to each such Purchaser a Last Out Note in return for its respective Consideration, and (ii) the FF Ventures First Out Purchasers delivered cash Consideration to the Issuers and the Issuers delivered to the FF Ventures First Out Purchasers the FF Ventures First Out Note issued on September 9, 2020 in return for its consideration, each of (i) and (ii) as identified on the Schedule of Purchasers. All Notes issued to Purchasers prior to September 9, 2020 shall constitute Last Out Obligations, which shall be subordinated in payment and priority to the First Out Obligations in accordance with the terms hereunder. The Note issued to the FF Ventures First Out Purchasers on September 9, 2020 shall constitute First Out Obligations, which shall be pari passu in payment and priority with all other First Out Obligation and senior in payment and priority to the Last Out Obligations as set forth herein.

(b) Subsequent Closing Occurring on the Second A&R Date. Subject to the terms and conditions set forth herein, on the Second A&R Date (the “Second A&R Closing”) the BL FF First Out Purchasers shall deliver the Consideration to the Issuers less any deductions set forth on a related funds flow/sources and uses (the “Deduction Memorandum”), and the Issuers shall deliver to the BL FF First Out Purchasers a BL FF First Out Note in return for its Consideration, as identified on the Schedule of Purchasers with respect to such Second A&R Closing. The Note issued to the BL FF First Out Purchasers at the Second A&R Closing shall constitute First Out Obligations, which shall be pari passu in payment and priority with all other First Out Obligation and senior in payment and priority to the Last Out Obligations as set forth herein.

(c) Additional Closings. Subject to the terms and conditions set forth herein, from and after the Second A&R Date until the Maximum Amount is committed and funded, at any subsequent Closing (each a “Subsequent Closing”), Issuers may sell additional Notes to (i) Purchasers already party to this Agreement (at the time determined, the “Existing Purchasers”), and/or (ii) new Purchasers (the “New Purchasers”), in exchange in each case for Consideration paid by such Purchasers consisting of new cash proceeds funded into the FF Disbursement Account. Each Subsequent Closing shall be held at such place and time as determined by Issuer Representative and such Purchasers by electronic means of document execution and delivery. At each Subsequent Closing, (i) New Purchasers shall execute and deliver a counterpart of this Agreement to purchase Notes, (ii) each such Existing Purchaser and/or New Purchaser shall deliver its portion of the Consideration by wire transfer to the FF Disbursement Account, or to such account(s) as designated by Issuer Representative, (iii) Issuer Representative shall deliver to each such Purchaser a Note in the amount equal to the amount of its Consideration; provided that after the Second A&R Date, a First Out Note may only be issued to the BL FF First Out Purchasers or, subject to Section 2.1.1(d), the FF Ventures First Out Purchasers and (iv) Issuer Representative shall supplement the Schedule of Purchasers, by adding such New Purchasers and to reflect any additional purchases by Existing Purchasers, and reflecting whether the Note being issued is a First Out Note or a Last Out Note. On any Subsequent Closing Date, such New Purchaser, to the extent not already a Purchaser, shall be a “Purchaser” hereunder and a party hereto, entitled to the rights and benefits, and subject to the duties, representations and warranties of a Purchaser under this Agreement. Notes sold at Subsequent Closings occurring after the Second A&R Date shall only be funded with new cash proceeds and the date of issuance of the Notes shall be the date of such Subsequent Closing. Notes issued to Purchasers at a Subsequent Closing occurring after the Second A&R Date for Consideration consisting of new cash proceeds shall constitute either (i) Last Out Obligations (or any more junior priority as agreed by such Purchaser), which shall be subordinated in payment and priority to the First Out Obligations in accordance with the terms hereunder or (ii) solely with respect to First Out Notes issued to BL FF First Out Purchasers or FF Ventures First Out Purchasers, First Out Obligations subject to Section 2.1.1(d). Notwithstanding anything to the contrary set forth herein or in any other Note Document, the only conditions that shall be required to be satisfied for the effectiveness of any Subsequent Closing after the Second A&R Date (and any fundings of Notes that shall occur in connection therewith) shall be those conditions agreed to by the Issuer Representative and the Purchasers that are purchasing Notes in connection with such Subsequent Closing. The Obligors and the Purchasers of new Notes may, without the consent of any other Purchaser, effect such amendments to any Note Documents as may be necessary or appropriate, in the opinion of the Issuer Representative and such Purchaser and, solely with respect to new First Out Notes, with the consent of the Majority Purchasers, to effect the provisions of this Section 2.1.1(c).

(d) Maximum Amount. Notwithstanding anything to the contrary set forth herein, (i) the aggregate principal amount of all Notes sold and issued to all Purchasers in all Closings shall not, in any event, exceed Two Hundred Million Dollars ($200,000,000) (the “Maximum Amount”) and (ii) the aggregate principal amount of all First Out Notes sold and issued to First Out Purchasers shall not exceed $45,000,000; provided however, the aggregate principal amount of First Out Notes shall not exceed $30,000,000 without the prior written consent of the FF Ventures First Out Purchasers (in their sole discretion), which consent in each case may be contingent upon the FF Ventures First Out Purchasers purchasing up to fifty percent (50%) of such incremental First Out Notes, which First Out Notes purchased by FF Ventures First Out Purchasers shall be in the form of FF Ventures First Out Notes, No additional First Out Notes shall be issued to FF Ventures First Out Purchasers without the consent of BL FF First Out Purchasers. If after the Second A&R Date any additional First Out Notes are issued to (x) BL FF First Out Purchasers, such incremental First Out Notes shall be on the same terms and conditions as the First Out Notes issued to BL FF First Out Purchasers on the Second A&R Date, or (y) Ventures, (1) such incremental First Out Notes shall be on the same terms and conditions as the First Out Notes issued to Ventures prior to the Second A&R Date, (2) Ventures shall be paid a fee equal to 2.0% of the aggregate principal amount of such additional loans on the date of the issuance thereof (which shall be paid by deducting the amount of such fee from the Consideration otherwise payable by Ventures for such loan under FF Ventures First Out Note(s) and directing Ventures to pay such amount to ATW Partners Opportunities Management, LLC in satisfaction of the Issuers’ obligations to ATW Partners Opportunities Management, LLC hereunder) and (3) each loan under FF Ventures First Out Note(s) shall be funded pursuant to an original issuance discount of 8% of the aggregate principal amount under such Ventures First Out Note(s). For clarity any increase in the outstanding principal amount of an outstanding First Out Note shall be deemed an issuance within the provisions of this clause (d), and subject to the aggregate limitation set forth herein, incremental First Out Notes may be issued in such incremental amounts as agreed between the Issuers and the applicable First Out Purchaser(s).

(e) Optional Notes. Notwithstanding anything to the contrary set forth herein or in any other Note Document, if, on or prior to November 9, 2021, Ventures delivers written irrevocable notice to the Issuer Representative that Ventures desires to invest up to $15,000,000 in FF Intelligent (or, following the Public Company Date (as defined in the Optional Notes), the publicly traded entity) and an Event of Default has not occurred and resulted in an Acceleration during the 30-day period commencing on September 9, 2020, then Ventures shall be entitled to make such investment through the issuance of interest-free convertible unsecured notes in the form of Exhibit C-4 attached hereto (“Optional Notes”), subject to a consulting and advisor fee (payable to ATW Partners Opportunities Management, LLC for consulting and advisory services expected to be rendered by ATW Partners Opportunities Management, LLC in connection with such investment) of 2.0% and original issuance discount of 8.0%, in each case of the aggregate principal amount under such notes, and which shall be convertible, at the sole election of Ventures from time to time in accordance with the Optional Notes while such notes are outstanding, into common shares of the publicly traded entity following the Public Company Date based on an amount equal to the conversion price at which the FF Ventures First Out Note issued on September 9, 2020 was converted in connection with the Qualified SPAC Merger (or, if no Qualified SPAC Merger occurred, the lowest effective price at which the publicly traded entity raised capital at the time of the Public Company Date (or the first such capital raise thereafter)). Additionally, upon exercise of the rights hereunder, Ventures shall also receive, along with the Optional Notes for no additional consideration, a warrant to purchase up to a number of shares of the publicly traded entity equal to 35% of the principal amount of any Optional Notes issued hereunder divided by the quotient obtained by dividing (x) $4 billion by (y) the Fully Diluted Capitalization of the publicly traded entity at the time of exercise, otherwise in the form of the Warrant; provided, however, to the extent that the exercise price or number of shares issuable pursuant to the Warrant is adjusted pursuant to the terms thereunder, the exercise price of the warrant issued hereunder shall equal the then exercise price of the Warrant and the number of shares underlying the warrant issued hereunder shall be proportionally increased with the increase in the number of shares underlying the Warrant. Ventures and the Issuer Representative shall each take commercially reasonable efforts to consummate the issuance of the Optional Notes and related additional warrant reasonably promptly after Ventures delivers notice of the exercise of its rights hereunder, and in any event within 10 days of written notice by Ventures. All of the common shares issuable upon conversion of the Optional Notes shall be registered in accordance with the terms thereof. All of the common shares issuable upon exercise of the additional warrant, and the resale of such common shares, shall be registered under the Securities Act in the registration statement filed with the SEC in connection with the Qualified SPAC Merger or, if such warrant is issued after the consummation of the Qualified SPAC Merger, pursuant to another registration statement to be filed with the SEC within 30 days of the issuance of such warrant. Notwithstanding anything to the contrary set forth herein, (i) the Optional Notes shall not be deemed “Notes” or “Note Documents” for purposes of this Agreement and (ii) any obligations under any Optional Notes shall not be deemed “Obligations”.

2.1.2 Use of Proceeds. The proceeds of Notes issued in any Subsequent Closing shall be used only for (a) the working capital of the Obligors and other general corporate purposes not in violation of this Agreement, (b) payment of amounts required to be paid under the Vendor Trust Documents, and (c) otherwise as consented to by the Majority Purchasers.

SECTION 3. INTEREST, FEES AND CHARGES

3.1 Interest.

3.1.1 Rate of Interest. Except as provided in Section 3.1.2, upon funding into the FF Disbursement Account, the principal amount of the Notes shall bear interest, in accordance with Section 3.2, at a rate per annum equal to the Interest Rate.

3.1.2 Default Rate of Interest. Notwithstanding anything to the contrary in this Agreement or the other Note Documents, except as provided in Section 9.2(d) with regard to the Last Out Notes, during any Forbearance Period, immediately upon the occurrence and during the continuance of any Event of Default, the outstanding principal amount of the Notes and any overdue amounts shall bear interest or earn fees at a rate per annum equal to the Default Rate and such interest shall be payable on demand.

3.1.3 Maximum Interest. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the principal amount of the Notes, together with all fees, charges and other amounts which are treated as interest on such Notes under applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Purchaser holding such Note in accordance with applicable Law, the rate of interest payable in respect of such Note hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such loan but were not payable as a result of the operation of this Section 3.1.3 shall be accumulated and the interest and Charges payable to such Purchaser in respect of other Notes or periods shall be increased (but not above the Maximum Rate therefor) until such accumulated amount, together with interest thereon at the interest rate otherwise applicable thereto, shall have been received by such Purchaser. If at any time, the amount of interest paid hereunder is limited by the Maximum Rate, and the amount at which interest accrues hereunder is subsequently below the Maximum Rate, the rate at which interest accrues hereunder shall remain at the Maximum Rate, until such time as the aggregate interest paid hereunder equals the amount of interest that would have been paid had the Maximum Rate not applied.

3.2 Computation of Interest and Fees. Except as otherwise set forth herein, all interest and fees chargeable under the Note Documents shall be calculated daily and shall be computed on the actual number of days elapsed (including the first day but excluding the last day) over a year of 360 days. For the purpose of computing interest hereunder, (a) payments of Obligations and any other obligations pursuant to the Note Documents made in immediately available funds shall be applied in accordance with Section 4.4.2 and (b) all items of payment received by Notes Agent that are not made in immediately available funds (including, but not limited to, checks, drafts and other similar forms of payment) shall be deemed applied by Notes Agent on account of the Obligations and any other obligations pursuant to the Note Documents (subject to final payment of such items) on the first Business Day after receipt by Notes Agent of such items in Notes Agent’s account.

3.3 Agency Fees. To compensate Notes Agent for its performance of its duties as Notes Agent under this Agreement, the Issuers shall, jointly and severally, pay such fees as described in the fee letter dated on the First Closing Date and annually thereafter (collectively, the “Agency Fees”); provided, however, payment shall be made subject to and in accordance with the Collateral Agency and Intercreditor Agreement. Issuer’s obligations under this Section 3.3 shall survive the resignation or replacement (or expiration of appointment) of the Notes Agent and the satisfaction or discharge of all Obligations under any Note Document.

3.4 Charges. Issuers shall pay to Notes Agent on demand and without any withholding for Taxes, any and all fees, costs or expenses which Notes Agent or any Purchaser pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to any Issuer or any other Person on behalf of any Issuer or any Purchaser, of proceeds of Notes issued by Issuers pursuant to this Agreement and (ii) the depositing for collection by Notes Agent or any Purchaser of any check or item of payment received or delivered to Notes Agent or any Purchaser on account of the Obligations.

3.5 Collateral Protection Expenses. All expenses incurred in protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, and any and all stamp duty, excise, property, sales, and use Taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Issuers. If Issuers fail to promptly pay any portion thereof when due, Notes Agent may, at its option, and shall if directed by the Majority Purchasers, pay the same and charge Issuers therefor pursuant to Section 11.3.

3.6 Reimbursement of Costs and Expenses. In addition to all fees, charges, costs and expenses described in this SECTION 3 or in Section 11.3, all reasonable costs and expenses incurred by any Indemnified Person shall be paid pursuant to, and subject to the limitations set forth in, Section 11.3.

3.7 No Deductions.

(a) Any and all payments or reimbursements made hereunder shall be made free and clear of and without deduction or withholding for any and all Taxes except as required by applicable Law.

(b) If any applicable Law (as determined in the good faith discretion of an Issuer, Obligor or the Notes Agent) requires the deduction or withholding of any Tax from any payment by an Issuer, Obligor, or Notes Agent under any Note Document, then the applicable Issuer, Obligor, or Notes Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by such Issuer or Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Issuers and any other Obligors shall jointly and severally indemnify Notes Agent and each Purchaser for any Indemnified Taxes that are paid or payable by Notes Agent or such Purchaser in connection with any Note Document (including any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority). The indemnity under this Section 3.7(c) shall be paid within ten (10) days after Notes Agent or any Purchaser delivers to the Issuer Representative a certificate stating the amount of any Indemnified Taxes so paid or payable by Notes Agent or such Purchaser and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Any such Purchaser shall deliver a copy of such certificate to Notes Agent.

(d) Each Purchaser shall severally indemnify Notes Agent for any Taxes (but only to the extent that no Issuer or any other Obligor has not already indemnified Notes Agent for such Taxes pursuant to Section 3.7(c) and without limiting the obligation of Issuers or any other Obligors to do so) attributable to such Purchaser that are paid or payable by Notes Agent in connection with any Note Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 3.7(d) shall be paid within ten (10) days after Notes Agent delivers to the applicable Purchaser a certificate stating the amount of Taxes so paid or payable by Notes Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(e) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of- pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f) Tax Certificates. Each Purchaser shall deliver to Issuers and Notes Agent on or prior to the date on which such Purchaser becomes a Purchaser under this Agreement the following:

1. For any Purchaser that is a U.S. Person, duly executed copies of IRS Form W-9 certifying that such Purchaser is not subject to U.S. federal backup withholding tax.

2. For any Purchaser that is not a U.S. Person (a “Non-U.S. Person”), duly executed copies of, as applicable, IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI or any successor forms thereto designated as such by the IRS. If the Non-U.S. Person is eligible for and wishes to claim exemption from U.S. federal withholding tax under Section 881(c) of the Code with respect to payments of “portfolio interest,” then such Person shall deliver both the Form W-8BEN or Form W-8BEN-E and a statement certifying that such Person is not a bank, a “10 percent shareholder” or a “controlled foreign corporation” within the meaning of Section 881(c)(3) of the Code in a form reasonably acceptable to Issuers and the Notes Agent (a “U.S. Tax Compliance Certificate”). If the Non-U.S. Person is not the beneficial owner, then such Person shall deliver executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W9, and/or other certification documents from each beneficial owner, as applicable, provided that, if such Person is a partnership and one or more direct or indirect partners of such Person are claiming the portfolio interest exemption, such Person may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner.

3. Any Purchaser that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Note Document shall deliver to Issuers and Notes Agent, at the time or times reasonably requested by Issuers and Notes Agent, such properly completed and executed documentation reasonably requested by an Issuer or Notes Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Purchaser, if reasonably requested by an Issuer or the Notes Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by an Issuer or the Notes Agent as will enable Issuers or the Notes Agent to determine whether or not such Purchaser is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.7(f)(1) and 3.7(f)(2)) shall not be required if in the Purchaser’s reasonable judgment such completion, execution or submission would subject such Purchaser to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Purchaser.

4. Each Purchaser agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Issuers in writing of its legal inability to do so.

(g) Survival. Each party’s obligations under this Section shall survive the resignation or replacement (or expiration of appointment) of the Notes Agent or any assignment of rights by, or the replacement of, a Purchaser and the repayment, satisfaction or discharge of all obligations under any Note Document.

SECTION 4. NOTE ADMINISTRATION

4.1 [Reserved].

4.1.1 [Reserved].

4.1.2 [Reserved].

4.2 Payments. Subject to the Collateral Agency and Intercreditor Agreement, the Obligations shall be payable as follows or as provided in any of the Note Documents issued or made by the Issuers (provided that in the event of any conflict, the provisions of the Collateral Agency and Intercreditor Agreement shall control):

4.2.1 Repayment of Notes. The entire outstanding principal amount of the Notes, together with (i) all accrued and unpaid interest thereon, (ii) solely with respect to the Last Out Notes, a fee in an amount equal to twenty (20%) of the outstanding principal amount of the Last Out Notes being paid (the “Payment Premium”), and (iii) all other outstanding Obligations in respect thereof shall be payable in full on the Maturity Date subject to acceleration upon the occurrence of a Fundamental Event of Default under this Agreement.

4.2.2 Interest. In accordance with the provisions of the Last Out Notes, interest on the outstanding principal amount of the Last Out Notes is payable at the Interest Rate on the Maturity Date; provided, that notwithstanding anything to the contrary set forth herein or any other Note Document, the Issuers may pay cash interest in an amount not to exceed ten percent (10%) per annum to Chui Tin Mok with regard to his Last Out Notes. Interest on the outstanding principal amount of the First Out Notes shall be paid in cash at the applicable Interest Rate in arrears on the first Business Day of each succeeding month, commencing on November 2, 2020; provided that the first such interest payment shall include all interest accrued since the Second A&R Date. Notwithstanding any provisions of this Agreement (including, without limitation, Sections 4.2, 4.3 and 4.4 hereof) or the other Note Documents to the contrary, each of the parties hereto agrees that the Issuers shall pay such interest payments to Chui Tin Mok directly to such account or accounts specified by Chui Tin Mok, in immediately available funds, in accordance with the wire instructions provided to the Issuers by Chui Tin Mok from time-to-time. The parties agree that Notes Agent shall have no duty to monitor, administer or enforce such interest payments to Chui Tin Mok.

4.2.3 Costs, Fees and Charges; Other Obligations. The Issuers jointly and severally agree to pay the internal and external costs, fees and charges and Obligations payable pursuant to this Agreement as and when provided hereunder, to the Notes Agent or a Purchaser, as applicable, or to any other Person designated by Notes Agent in writing.

4.2.4 [Reserved].

4.3 Prepayments.

4.3.1 Mandatory Prepayments.

(a) All Obligations, except as otherwise set forth herein, are due and owing on the Maturity Date.

(b) Subject to the terms of the Collateral Agency and Intercreditor Agreement, upon the receipt by any Obligor or any of its Subsidiaries of the proceeds of any voluntary or involuntary sale or disposition by such Obligor or any of its Subsidiaries of: (i) any Equity Interests of any Obligor or any Subsidiary (other than the Chinese Subsidiaries) or (ii) any Collateral, including non-core assets of any Obligor or its Subsidiaries identified by the Issuer Representative, in each case, such proceeds shall be deposited by the applicable Obligor or Subsidiary in the FF Disbursement Account.

(c) Subject to the terms of the Collateral Agency and Intercreditor Agreement, upon the receipt by any Obligor or any of its Subsidiaries of any payment of insurance losses or claims, tax refunds, indemnification payments, litigation or settlement proceeds (“Extraordinary Receipts”), then 100% of such Extraordinary Receipts shall be deposited by the applicable Obligor in the FF Disbursement Account.

(d) Subject to the terms of the Collateral Agency and Intercreditor Agreement and Section 4.4 of this Agreement, if a Key Man Event Date shall occur, then the Obligors shall repay to the First Out Purchasers, on a pro rata basis, 100% of the aggregate outstanding principal amount of the First Out Notes and all other First Out Obligations of such First Out Purchaser, on or prior to five (5) Business Days after the occurrence of the Key Man Event Date; provided that a Purchaser holding First Out Notes may, in its discretion, elect to waive any such prepayment with regard to the First Out Notes held by such Purchaser.

4.3.2 Voluntary Prepayments. Except if an Event of Default exists, subject to the Collateral Agency and Intercreditor Agreement and Section 4.4 of this Agreement, the Issuers may prepay all or a portion of the Notes at any time without penalty or premium; except as provided in Section 4.2.1; provided that no Last Out Notes shall be prepaid in cash prior to the First Out Notes (including any accrued and unpaid interest) being Paid in Full in cash and no voluntary prepayments of the Notes may be made without the consent of all of the Purchasers holding First Out Notes. For any prepayment pursuant to this Section 4.3.2: (a) until repayment of the First Out Obligations in full, Issuer Representative shall provide written notice to Notes Agent and each Purchaser of its election to prepay the Notes (x) prior to the signing of a definitive merger agreement for a Qualified SPAC Merger, at least thirty (30) days prior to the date of such prepayment, or (y) after the signing of a definitive merger agreement for a Qualified SPAC Merger, at least sixty (60) days prior to the date of such prepayment which notice shall specify the date of the proposed prepayment (the “Prepayment Date”); and (b) Issuer Representative shall pay, on the Prepayment Date (i) the outstanding principal amount of the First Out Notes (including the Contingent Value Rights Payment) to be prepaid together with all accrued and unpaid interest thereon; (ii) (A) solely with respect to a voluntary prepayment of the Last Out Notes following receipt of consent of the Majority Purchasers if the First Out Obligations have not been paid in full, the Payment Premium with respect to the aggregate principal amount of the Last Out Notes being prepaid; and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement, the Notes to be prepaid and the other Note Documents; the receipt of such amounts shall be deemed Payment in Full for any and all amounts due under the Notes to be prepaid. At any time during the 30 or 60-day notice period (as applicable) prior to the Prepayment Date, any or all holders of any FF Ventures First Out Notes may provide the Issuers with notice of such holders’ intention to convert such FF Ventures First Out Notes pursuant to Section 4.3.3(c), and any FF Ventures First Out Notes for which such notice is delivered to the Issuers prior to the Prepayment Date shall not be subject to prepayment and shall be converted to SPAC Conversion Shares in accordance with Section 4.3.3(c) and upon such conversion, shall be deemed Paid in Full.

4.3.3 Conversion.

(a) Subject to the Collateral Agency and Intercreditor Agreement and so long as no Event of Default exists, (i) upon receipt of a prepayment notice from the Issuer Representative pursuant to and in accordance with Section 4.3.2 and prior to such Prepayment Date, or (ii) at the Maturity Date, each Last Out Purchaser may elect to convert all or any portion of its respective Notes, in its sole and absolute discretion, in accordance with the terms set forth on Schedule 4.3.3, into shares of preferred stock, the terms of which will be mutually agreed by Issuer and Lead Investor (“Preferred Stock”).

(b) Subject to the Collateral Agency and Intercreditor Agreement, if a Last Out Purchaser becomes a Lead Investor in a preferred stock offering (as such term is defined on Schedule 4.3.3, “Preferred Stock Offering”), then all or any portion of such Lead Investor’s Notes, together with accrued interest and such Lead Investor’s pro rata portion of the Payment Premium (provided that solely for purposes of conversion under this Section 4.3.3, such Lead Investor’s Payment Premium will increase from twenty (20%) percent to thirty-three (33%) percent) may be converted, in its sole and absolute discretion, into shares of Preferred Stock, at any time, prior to the closing of such Preferred Stock Offering.

(c) Solely with respect to any FF Ventures First Out Notes, in the event FF Intelligent consummates a Qualified SPAC Merger to or with a SPAC, then in connection with the consummation of the Qualified SPAC Merger, an amount equal to 130% of all outstanding principal, accrued and unpaid interest and accrued original issue discount under the FF Ventures First Out Notes through (but not including) the date of consummation of the Qualified SPAC Merger will automatically convert into common shares of the SPAC received by Class A ordinary shareholders of FF Intelligent in connection with the Qualified SPAC Merger (the “SPAC Conversion Shares”), and the FF Ventures First Out Notes and interest thereon shall no longer be outstanding and shall be deemed satisfied in full and terminated. Such conversion of the FF Ventures First Out Notes and interest thereon will be at a conversion price equal to the lower of (1) the quotient obtained by dividing (x) the pre-money valuation ascribed to FF Intelligent in connection with the Qualified SPAC Merger by (y) the Fully Diluted Capitalization and (2) the lowest effective net price per share of common shares paid for by any third party at the time of, or in connection with, the Qualified SPAC Merger (including the effective price per share taking into consideration the transfer of any founder shares, warrants or other considerations to any investor or participant in the Qualified SPAC Merger). As used herein, “Fully Diluted Capitalization” of FF Intelligent at any time shall be equal to the number of its outstanding shares of FF Intelligent, assuming the conversion, exercise or exchange of all outstanding securities or instruments convertible into, or exercisable or exchangeable for, its shares, whether or not vested or then- exercisable, and including shares reserved for issuance under any equity incentive or similar plan of FF Intelligent. Holders of the FF Ventures First Out Notes converting such Notes will participate in the Qualified SPAC Merger with respect to the common stock issued to them upon conversion on the same terms and conditions as are applicable to other holders of FF Intelligent’s Class A ordinary shares, including any lockup applicable thereto pursuant to the Qualified SPAC Merger. In the event an Obligor other than FF Intelligent shall consummate the Qualified SPAC Merger, then the terms of this Section applicable to FF Intelligent shall apply with respect to such Obligor mutatis mutandis, and all Obligors shall use their reasonable best efforts to cause any Obligor party to the Qualified SPAC Merger to issue the SPAC Conversion Shares and complete the conversion of 130% of all outstanding principal and accrued and unpaid interest under the FF Ventures First Out Notes into the SPAC Conversion Shares in accordance with this Section mutatis mutandis. Notwithstanding anything to the contrary set forth herein or in any other Note Document, subject to the Obligors complying with the provisions set forth in this Section 4.3.3(c) and Section 2 of the Warrant, the Purchasers consent to the Qualified SPAC Merger for purposes of the Note Documents and agree that (x) the consummation of the Qualified SPAC Merger shall not constitute a breach of any representation, warranty, covenant or any other provision of any Note Document, and (y) the conversion of FF Ventures First Out Notes to SPAC Conversion Shares pursuant to Section 4.3.3 shall not constitute a prepayment of the FF Ventures First Out Notes. The SPAC Conversion Shares and the common shares underlying the Warrant (the “Warrant Shares”) shall be issued in compliance with all applicable laws, and, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid, nonassessable and free of restrictions on transfer other than restrictions on transfer agreed to in writing by the recipients of the SPAC Conversion Shares or pursuant to applicable securities laws. The SPAC Conversion Shares and Warrant Shares and the resale of all such shares shall be subject to any lockup applicable in connection with the Qualified SPAC Merger and included for registration under the Securities Act in the registration statement filed with the SEC in connection with the Qualified SPAC Merger; provided any such lockup on such shares shall be entitled to the benefit of any more favorable terms and/or conditions (as the case may be) set forth in any other lockup entered into in connection with the Qualified SPAC Merger, including without limitation with respect to any shorter lockup period and the waiver of lockup restrictions. For the avoidance of doubt, if any equity issued in connection with the Qualified SPAC Merger is not subject to any lock-up restrictions, then the equity received by Ventures shall be freely tradable and not subject to any lock-up restrictions.

(d) Solely with respect to any BL FF First Out Notes, in the event FF Intelligent consummates a Qualified SPAC Merger to or with a SPAC, the Issuer Representative may exercise its Conversion Right in accordance with the terms and conditions of such BL FF First Out Notes.

4.4 Application of Payments.

4.4.1 Payments. All payments of Obligations and any other obligations pursuant to the Note Documents, in each case owed to the Purchasers, shall be made to Notes Agent’s account at U.S. Bank, ABA: 091000022, Credit: U.S. Bank Trust/Secured Finance, A/C 173103322058, REF: Faraday NPA 238702000, in U.S. Dollars, without offset, counterclaim or defense of any kind, and in immediately available funds and, if received by Notes Agent by 12:00 noon on the date when due (or not later than 12:00 noon on the next succeeding Business Day, if the applicable date is not a Business Day), shall be deemed received on that Business Day; provided that any amounts received after 12:00 noon on such Business Day shall be deemed received on the next succeeding Business Day. Following receipt of such payment, Notes Agent shall remit the funds to each Purchaser in accordance with this Agreement and the wire instructions provided to Notes Agent.

4.4.2 Apportionment, Application and Reversal of Payments. The Last Out Obligations shall be junior in payment priority to the First Out Obligations, but shall be pari passu in right of payment with respect to all other Last Out Obligations. Subject to the Collateral Agency and Intercreditor Agreement, principal and interest payments shall be apportioned, first, ratably among First Out Purchasers and, second, ratably among Last Out Purchasers, in each case according to the unpaid principal balance of the Notes to which such payments relate held by each such First Out Purchaser or Last Out Purchaser, as the case may be.

(a) Prior to the occurrence of an Event of Default, all proceeds of Collateral shall be applied by Collateral Agent as provided in the Collateral Agency and Intercreditor Agreement.

(b) Anything contained herein or in any other Note Document to the contrary notwithstanding, subject to the Collateral Agency and Intercreditor Agreement, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, after the occurrence and during the continuance of an Event of Default and the resultant declaration that the Obligations are immediately due and payable shall be remitted to Collateral Agent and distributed as follows:

1. First, to the payment of (A) all reasonable internal and external costs and expenses relating to the sale of the Collateral and the collection of all amounts owing hereunder, including reasonable attorneys’ fees and disbursements and the reasonable compensation of the Collateral Agent, as described in the fee letter dated as of the Second A&R Date (the “Collateral Agency Fee”), for services rendered in connection therewith or in connection with any proceeding to sell if a sale is not completed, in each case, whether arising hereunder or under any other Security Document, (B) all charges, expenses and advances incurred or made by the Collateral Agent in order to protect the Liens, the Collateral, or the security afforded by the Security Documents, and (C) all liabilities (including those specified in clauses (A) and (B) immediately above) incurred by the Collateral Agent, regardless of whether such liabilities arise out of the sale of Collateral or the collection of amounts owing hereunder, which are covered by the indemnity provisions of this Agreement or any other Security Document;

2. Second, to the payment of any Agency Fees, expenses and indemnities payable to Notes Agent hereunder;

3. Third, to the payment of principal on the Notes (including the Contingent Value Rights Payment) held by the First Out Purchasers;

4. Fourth, to the payment of all other unpaid Obligations owing to the First Out Purchasers (including the outstanding costs and expenses owing to the First Out Purchasers), to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each such First Out Purchaser thereof;

5. Sixth, to the payment of any outstanding interest or Payment Premium due in connection with the Last Out Notes under the Note Documents with respect to the Last Out Obligations, to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each Last Out Purchaser thereof;

6. Seventh, to the payment of principal on the Notes held by the Last Out Purchasers;

7. Eighth, to the payment of all other unpaid Obligations owing to the Last Out Purchasers (including the outstanding costs and expenses owing to the Last Out Purchasers), to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each such Last Out Purchaser thereof;

8. Ninth, to the payment of all obligations on the Vendor Trust Debt and under the Vendor Trust Documents in accordance with their terms; and

9. Finally, to Issuers or their successors or assigns or to such other Persons as may be entitled to such amounts under applicable Law or as a court of competent jurisdiction may direct, of any surplus then remaining.

Except as otherwise specifically provided for herein, (x) Issuers hereby irrevocably waive the right to direct the application of payments at any time received by Collateral Agent, Notes Agent or any Purchaser from or on behalf of Issuers or any Obligor, and (y) Issuers hereby irrevocably agree that such agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time against the Obligations in the manner described above.

4.5 All Notes to Constitute One Obligation. The Obligations under the Notes shall constitute one general Obligation of Issuers and shall be secured by Collateral Agent’s Lien upon all of the Collateral; provided, however, that each Purchaser shall be deemed to be a creditor of, and the holder of a separate claim against, each Issuer to the extent of any Obligations jointly or severally owed by such Issuer.

4.6 Sharing of Payments, Etc.

4.6.1 Priority. Issuers shall not make, and no Purchaser shall accept, any payment or prepayment in respect of the Notes except in accordance with this Agreement, subject to the Collateral Agency and Intercreditor Agreement, so as to be shared first ratably among the First Out Purchasers and to maintain as near as possible the amount of the indebtedness owing under their respective Notes according to the First Out Purchasers’ respective pro rata share of the First Out Obligations and second ratably among the Last Out Purchasers and to maintain as near as possible the amount of the indebtedness owing under their respective Notes according to the Last Out Purchasers’ respective pro rata share of the Last Out Obligations.

4.6.2 Pro Rata. Subject to the Collateral Agency and Intercreditor Agreement:

(a) If any First Out Purchaser obtains any payment or distribution (whether voluntary, involuntary, through the exercise of any right granted under this Agreement, the Notes, or any other Note Document or by Law or otherwise, including without limitation, by application of offset, security interest or otherwise) of principal, interest or other amount with respect to the Notes or the Collateral, then (A) such First Out Purchaser shall notify Notes Agent and Collateral Agent of such fact, (B) the First Out Purchaser receiving such payment or distribution in excess of its pro rata share of the First Out Obligations shall remit promptly to each of the other First Out Purchasers an amount sufficient to cause all First Out Purchasers to receive their respective pro rata share of any such payment or distribution, and (C) such other adjustments shall be made from time to time as shall be equitable to ensure that the First Out Purchasers share the benefits of such payment on a pro rata basis.

(b) If any Last Out Purchaser obtains any payment or (whether voluntary, involuntary, through the exercise of any right granted under this Agreement, the Notes, or any other Note Document or by Law or otherwise, including without limitation, by application of offset, security interest or otherwise) of principal, interest or other amount with respect to the Notes or the Collateral, and (i) the First Out Obligations are not Paid in Full, then (A) then such Last Out Purchaser shall notify Notes Agent and Collateral Agent of such fact and (B) the Last Out Purchaser receiving such payment or distribution shall remit promptly to the First Out Purchasers an amount sufficient to cause all First Out Purchasers to receive their respective pro rata share of any such payment or distribution or (ii) the First Out Obligations are Paid in Full, then (A) such Last Out Purchaser shall notify Notes Agent and Collateral Agent of such fact, (B) the Last Out Purchaser receiving such payment or distribution in excess of its pro rata share shall remit promptly to each of the other Last Out Purchasers an amount sufficient to cause all Last Out Purchasers to receive their respective pro rata share of any such payment or distribution, and (C) such other adjustments shall be made from time to time as shall be equitable to ensure that the Last Out Purchasers share the benefits of such payment on a pro rata basis.

SECTION 5. RESERVED

SECTION 6. REPRESENTATIONS AND WARRANTIES

6.1 General Representations and Warranties of Obligors. To induce the Collateral Agent, the Notes Agent and each Purchaser to enter into this Agreement and to purchase Notes hereunder, Obligors warrant, represent and covenant to Collateral Agent, the Notes Agent and each Purchaser, on a joint and several basis, that as of the Second A&R Date and any Subsequent Closing Date thereafter:

6.1.1 Qualification. Each Obligor and each of its Subsidiaries is a corporation, limited partnership or limited liability company or exempted company with limited liability duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each Obligor and each of its Subsidiaries is duly qualified and is authorized to do business and, to the extent such designation is available in such jurisdiction, is in good standing as a foreign limited liability company, limited partnership or corporation, as applicable, in all states and jurisdictions where such Obligor or Subsidiary is required to be so qualified.

6.1.2 Power and Authority. Each Obligor and each of its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform its obligations under this Agreement and each of the other Note Documents to which it is a party. The execution, delivery and performance of this Agreement and the issuance of the Notes hereunder and the execution, delivery and performance of each of the other Note Documents have been duly authorized by all necessary organizational or other relevant action and do not and will not: (a) require any consent or approval of the holders of any Equity Interests of any Obligor or any Subsidiary of any Obligor except, in each case, any consents or approvals as have been obtained or made and are in full force and effect as listed on Schedule 6.1.2; (b) contravene any Obligor’s or any of its Subsidiaries’ charter, articles or certificate of incorporation, partnership agreement, articles or certificate of formation, by-laws, limited liability agreement, operating agreement or other organizational documents (as the case may be); (c) violate, or cause any Obligor or any of its Subsidiaries to be in default under, any provision of any Law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Obligor or any of its Subsidiaries; (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Obligor or any of its Subsidiaries is a party or by which it or its Properties are bound or affected other than as set forth on Schedule 6.1.2; (e) require any registration or filing with, or any other action by, any Governmental Authority except (i) such as have been obtained or made and are in full force and effect and (ii) filings necessary to perfect Liens created by the Security Documents; (f) result in, or require, the creation or imposition of any Lien (other than Liens granted to Collateral Agent hereunder) upon or with respect to any of the Properties now owned or hereafter acquired by any Obligor or any of their respective Subsidiaries.

6.1.3 Legally Enforceable Agreement; Valid Issuance.

(a) Legally Enforceable Agreement. Each Note Document, when delivered pursuant to this Agreement, will be a legal, valid and binding obligation of each Obligor and each of its Subsidiaries party thereto, enforceable against such Obligor or such Subsidiary in accordance with its terms.

(b) Valid Issuance of Securities. The Notes that are being issued to the Purchasers hereunder and the Preferred Stock issuable upon conversion (if applicable), when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. The Notes and the Preferred Stock will be issued in compliance with all applicable federal and state securities laws, and will be exempt from the registration requirements of the Securities Act and will be registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Issuers nor any agent on their behalf have solicited or will solicit any offers to sell or have offered to sell or will offer to sell all or any part of the Notes to any person or persons so as to bring the sale of such Notes by the Issuers within the registration provisions of the Securities Act or any state securities laws. The Issuers covenant that neither they nor any authorized agent acting on their behalf will take any action hereafter that would cause the failure of such compliance. The Preferred Stock issuable upon conversion has been duly and validly reserved for issuance, and upon issuance in accordance with the applicable terms, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser, and will be issued in compliance with all applicable federal and state securities laws.

6.1.4 Capital Structure. Schedule 6.1.4 shows, for each Obligor and each of its Subsidiaries, its exact name as it appears on its organizational documents, its jurisdiction of organization, its Organizational I.D. Number, its authorized and issued Equity Interests, the direct holders of its Equity Interests as of the Second A&R Date, and all agreements binding on such holders with respect to their Equity Interests as of the Second A&R Date. Except as disclosed on Schedule 6.1.4, in the five years preceding the Second A&R Date, no Obligor or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination. Each Obligor has good title to its Equity Interests in its Subsidiaries, subject only to Permitted Liens, and all such Equity Interests are duly issued, fully paid and non-assessable (to the extent that such concepts apply to such Equity Interests). Except as disclosed on Schedule 6.1.4, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Obligor or any of its Subsidiaries.

6.1.5 Title to Properties. As of the Second A&R Date, Schedule 6.1.5 sets forth the address and a description of each parcel of real Property that is (i) owned or (ii) leased by each Obligor and each of its Subsidiaries. Each Obligor and each of its Subsidiaries has (x) good, indefeasible and marketable title in fee simple to (or the local law equivalent), or valid and enforceable leasehold interests in, license to or right to use, all of its real Property, free and clear of all Liens except the Permitted Encumbrances, and (y) good title to, or a valid leasehold interest in or right to use, all of the Collateral and all of its other Property, including all Property reflected in any financing statements delivered to Notes Agent, Collateral Agent, or the Purchasers, free and clear of all Liens except Permitted Liens.

(a) Each Obligor and each of its Subsidiaries has complied (except as set forth on Schedule 7.2.5) and is in compliance with all material obligations under all leases to which it is a party and all such leases are in full force and effect. Each Obligor and each of its Subsidiaries enjoys peaceful and undisturbed possession under all such leases.

(b) None of the Obligors or any of its Subsidiaries has received any written notice of any pending or contemplated condemnation proceeding affecting any material portion of real Property owned by such Obligor or any of its Subsidiaries or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Second A&R Date.

(c) None of the Obligors or any of its Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any real Property owned by such Obligor or any of its Subsidiaries or any interest therein.

6.1.6 Financial Statements; No Material Adverse Effect; Fiscal Year.

(a) The Audited Financial Statements are, in all material respects, correct and complete and fairly present the financial condition, results of operations and cash flows of U.S. Holdings and its Subsidiaries and of FF Intelligent and its Subsidiaries as at such date and for such period then ended.

(b) The Unaudited Financial Statements are, in all material respects, correct and complete and fairly present, the financial condition, results of operations and cash flows of U.S. Holdings and its Subsidiaries and of FF Intelligent and its Subsidiaries as at such dates and for such periods then ended. All such financial statements, including the applicable related schedules and notes thereto, have been prepared in accordance with GAAP, applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein), and subject to normal year-end audit adjustments, adjustments for purchase accounting, and the absence of footnotes.

(c) Since December 31, 2019, no event, change, condition or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect. The fiscal year of Obligors and each of their Subsidiaries ends on December 31 of each year.

6.1.7 [Reserved].

6.1.8 Full Disclosure. Each Obligor has disclosed to the Notes Agent and the Purchasers all agreements, instruments and organizational or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Obligor to the Notes Agent or any Purchaser in connection with the preparation and negotiation of this Agreement or any other Note Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any misstatement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which such information is furnished (giving effect to all applicable supplements and updates thereto).

6.1.9 Taxes. Except as set forth on Schedule 6.1.9, each Obligor and each of its Subsidiaries has filed all foreign, federal and state income, and other material Tax returns and reports relating to Taxes that it is required by law to file, and has paid, or made provision for the payment of, all foreign, federal, and state and local Taxes upon it, its income and Properties as and when such Taxes become due and payable, unless and to the extent that any thereof are being contested in good faith and by appropriate proceedings, and each applicable Obligor and each of its applicable Subsidiaries maintains adequate reserves in conformity with GAAP on its books therefor. No Tax Lien has been filed against any Obligor or any of their respective Subsidiaries except for any such Lien for Taxes not yet due and payable or unless and to the extent that such Taxes are being contested in good faith and by appropriate proceedings, and each applicable Obligor and each of its applicable Subsidiaries maintains adequate reserves in conformity with GAAP on its books therefor.

6.1.10 Patents, Trademarks, Copyrights and Licenses.

(a) Schedule 6.1.10(a)(i) sets forth a true and complete list of all Registered Owned Intellectual Property, indicating for each such item, as applicable, the application or registration number, date and jurisdiction of filing or issuance, and the identity of the current applicant or registered owner. Schedule 6.1.10(a)(ii) sets forth a true and complete list of all unregistered Trademarks included in the Owned Intellectual Property. Schedule 6.1.10(a)(iii) sets forth a true and complete list of all Obligor Products as identified by the final completed product name as intended for commercial distribution. Schedule 6.1.10(a)(iv) sets forth a true and complete list of all other material Owned Intellectual Property other than any trade secrets, know- how and proprietary information comprising Owned Intellectual Property. Schedule 6.1.10(a)(v) further contains a true and complete list of all material Obligor IP Agreements (excluding any license for readily available commercial Software having a replacement value of less than $100,000), to which any Obligor is a party or bound, or to which any Obligor Intellectual Property are bound by or subject.

(b) Except for the pending transfers set forth on Schedule 6.1.10(b) (“Pending Transfers”), each Obligor or FF China Entity has sufficient rights to use the Obligor Intellectual Property and Obligor IT Assets in connection with the operation of the business to be conducted by the Obligors (including for this purpose the FF China Entities), none of which will be impaired by the Transactions or the transactions contemplated by the Restructuring Transaction Documents. Upon completion of the Pending Transfers, each Obligor or FF China Entity, will have sufficient rights to use all of the Obligor Intellectual Property and Obligor IT Assets in connection with the operation of the business to be conducted by the Obligors (including for this purpose the FF China Entities), none of which will be impaired by the Transactions or the Restructuring Transaction Documents. Upon completion of the Pending Transfers and except for any Intellectual Property licensed pursuant to any Obligor IP Agreements, the Intellectual Property owned by the Obligors and the FF China Entities includes all Intellectual Property used or held for use in connection with the operation of the business or the manufacture, use, or sale of any Obligor Product. Except for Intellectual Property licensed pursuant to any Obligor IP Agreements, the Intellectual Property owned by the Obligors includes all Intellectual Property used or held for use in connection with the manufacture, use, or sale of the FF-91 and FF-81 other than Intellectual Property related to geographical adaptations to the FF-91 or FF-81 that are exclusive to the China market (“China Adaptations”), and such China Adaptations shall be owned by the FF China Entities. Upon completion of the Pending Transfers, the Obligor or FF China Entity identified on Schedule 6.1.10(a) as an owner is the exclusive owner of all right, title and interest in and to the related item of Owned Intellectual Property, free and clear of all exclusive licenses (excluding licenses granted under Affiliate transactions), non-exclusive licenses, other than licenses granted in the ordinary course of business consistent with past practice, and Liens (excluding Permitted Liens), or any obligation to grant any of the foregoing. The Obligor or FF China Entity identified on Schedule 6.1.10(a) as licensee of any Licensed Intellectual Property has a valid license to use the Licensed Intellectual Property in connection with the operation of such Obligor’s business, subject only to the terms of the Obligor IP Agreements.

(c) Except as set forth on Schedule 6.1.10(c), the Owned Intellectual Property is: (i) valid, subsisting and enforceable, (ii) currently in compliance with any and all formal legal requirements necessary to maintain the validity and enforceability thereof, and (iii) not subject to any outstanding Governmental Order or agreement adversely affecting the Obligors’ use thereof or rights thereto, or that would impair the validity or enforceability thereof. The Owned Intellectual Property is currently in compliance with any and all formal legal requirements necessary to record and perfect the Obligors’ interest therein and the chain of title thereof. Except as set forth on Schedule 6.1.10(c), there is no Action pending or, to any Obligor’s knowledge, threatened (i) by or against any Obligor concerning any Obligor Product or the ownership, validity, enforceability or use of, or licensed right to use, any Intellectual Property, or (ii) contesting or challenging the ownership, validity, or enforceability of, or the Obligor’s or its licensees’ right to use, any Owned Intellectual Property or Obligor Product. The Obligors have (i) enforced and currently enforce quality control measures adequate to maintain the validity and enforceability of any and all Trademarks that it has licensed any other Person to use, and (ii) complied with their duty of candor and disclosure to the PTO and any other applicable Governmental Authority with respect to all applications for registration included in the Registered Owned Intellectual Property and have made no material misrepresentations in any such applications.

(d) The operation of the businesses of any Obligor and the use of the Obligor Intellectual Property, Obligor IT Assets and Obligor Products in connection therewith does not, and has not infringed, misappropriated or otherwise violated or conflicted with the Intellectual Property rights of any other Person. There is no Action pending, asserted or, to any Obligor’s knowledge, threatened against any Obligor concerning any of the foregoing, nor has any Obligor received any notification that a license under any other Person’s Intellectual Property (other than licenses included in the Obligor IP Agreements) is or may be required to operate the business of any Obligor. Except as set forth on Schedule 6.1.10(d), no Person is engaging, or has engaged in any activity that infringes, misappropriates or otherwise violates or conflicts with any Obligor Intellectual Property, and there is no Action pending or asserted by any Obligor against any other Person concerning the foregoing.

(e) Each Obligor has taken all reasonable measures to maintain the confidentiality and value of all confidential information, including but not limited to the source code for any Obligor Software, trade secrets and all other confidential Obligor Intellectual Property, including that which is used or held for use in connection with the operation of the business of any Obligor. No confidential information, trade secrets or other confidential Obligor Intellectual Property has been disclosed by any Obligor to any Person except pursuant to appropriate non-disclosure or license agreements that (i) obligate such Person to keep such confidential information, trade secrets or other confidential Obligor Intellectual Property confidential both during and after the term of such agreement, and (ii) are valid, subsisting, in full force and effect and binding on the parties thereto and with respect to which no party thereto is in material default thereunder and no condition exists that with notice or the lapse of time or both could constitute a material default thereunder. Following the consummation of the transfer of the Owned Intellectual Property subject to the Asset Purchase Agreement, the China Sellers shall have provided to Obligor, or destroyed, all hard copies or other tangible embodiments of Owned Intellectual Property that was transferred to Obligor under the Asset Purchase Agreement that was in such China Seller’s possession or in the possession of its representatives or Affiliates except to the extent retention of copies is required by Law.

(f) Except as set forth in Schedule 6.1.10(f), each employee who has created, modified, or worked with Intellectual Property incorporated in the Obligor Product has executed a valid and enforceable employment agreement, non-disclosure agreement, assignment of inventions agreement or similar applicable agreement relating to the protection, ownership, development, use or transfer of such Intellectual Property for the benefit of the Obligor and no such employee is in default or breach of any term of any such agreement. Except as set forth in Schedule 6.1.10(f), to the extent that any material Intellectual Property has been conceived, developed or created for any Obligor by any Person, the respective Obligor has executed valid and enforceable written agreements with such Person with respect thereto transferring to the Obligor the entire and unencumbered right, title and interest therein and thereto by operation of law or by valid written assignment.

(g) The Obligor IT Assets are adequate for, and operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required in connection with, the operation of the business of each Obligor. To the Obligor’s knowledge, the Obligor IT Assets are free from material bugs or other defects, have not materially malfunctioned or failed within the past five (5) years, and do not contain any Viruses. Each Obligor has implemented reasonable backup, security and disaster recovery measures and technology consistent with industry practices, and no Person has gained unauthorized access to any Obligor IT Assets.

(h) To the Obligors’ knowledge, the Obligor Products and the operation of the Obligor IT Assets by or on behalf of the Obligor, the content thereof, and the use, collection, storage and dissemination of data in connection therewith or otherwise in connection with the business of each Obligor have not violated, and do not violate, any applicable Laws or any Person’s right of privacy or publicity. There is no Action (i) pending or asserted by or against any Obligor or (ii) to the Obligors’ knowledge, threatened by or against any Obligor alleging a violation of any Person’s privacy, personal or confidentiality rights under any such applicable Laws, rules, policies or procedures. Neither the negotiation, execution, delivery or performance of this Agreement or the documents contemplated hereunder nor the consummation of the Transactions contemplated by this Agreement or the other Note Documents, nor any disclosure and/or transfer of information in connection therewith, will breach or otherwise cause any violation of any such rules, policies or procedures or any applicable Laws relating to privacy, data protection or the collection or use of customer information or other personal or user data, or require the consent, waiver or authorization of, or declaration, filing or notification to, any Person under any such rules, policies, procedures or applicable Laws. With respect to all personal and user data gathered or accessed in the course of the operation of the business of any of the Obligors, each Obligor has taken all reasonable measures to ensure that such data is protected against loss and unauthorized access, use, modification, disclosure or other misuse, and there has been no unauthorized access to or other misuse or unauthorized disclosure of such data. None of the products or services offered or made available on any Obligor website constitute or incorporate any “spyware,” “adware” or other malicious code.

(i) No Obligor uses or has used any Public Software in a manner that, based on the business of Obligors as currently conducted: (i) would grant to any third party any rights to or immunities under any of the Owned Intellectual Property or Obligor Products; or (ii) would require any Obligor to disclose or distribute the source code to any of the Owned Software to any third party, to license or provide the source code to any of the Owned Software to any third party for the purpose of making derivative works, or to make available to any third party for redistribution to any Person the source code to any of the Owned Software at no or minimal charge.

(j) To the Obligors’ knowledge, all source code and other documentation concerning Owned Software and/or any Obligor Products is correct, accurate and complete, and sufficiently documented to enable a Software developer of reasonable skill to understand, modify, debug, enhance, compile, support and otherwise utilize all aspects of Software to which it pertains, without reference to other sources of information. Except as set forth on Schedule 6.1.10(j), no such source code has been delivered or licensed to any other Person, or is subject to any source code escrow or assignment obligation.

(k) Except with respect to the Developer Agreements, following the completion of the transfer of the Obligor Intellectual Property to an Obligor pursuant to the Asset Purchase Agreement and after the assignment becomes effective, no entity other than the Obligors and the FF China Entities will: (i) have any right, title, or interest in or to any of the Owned Intellectual Property, or (ii) have any rights in any Intellectual Property related to the business of any Obligor other than pursuant to the FF Internet & Intelligent License Agreements, as amended or otherwise assumed, supplemented or modified as of the Second A&R Date. Notwithstanding the foregoing, as of the Second A&R Date, no Obligor Intellectual Property has been transferred to LeSEE Beijing.

(l) Neither the negotiation, execution, delivery or performance of this Agreement or the other Note Documents, nor the consummation of the Transactions contemplated hereby or thereby, will result in (i) the grant of any license under, or creation of any Lien on, any Obligor Intellectual Property other than in favor of the Collateral Agent (for the benefit of the Secured Parties), or (ii) any Obligor being (A) bound by, or subject to, any non-compete obligation, covenant not to sue, or other restriction on the operation or use of its Intellectual Property, which such party was not bound by or subject to prior to the Second A&R Date, or (B) obligated to (1) pay any royalties, honoraria, fees or other payments to any Person in excess of those payable by such party prior to the Second A&R Date other than any fees due hereunder, or (2) provide or offer any discounts or other reduced payment obligations to any Person in excess of those provided to such Person prior to the Second A&R Date, in the case of each of clauses (i) and (ii) pursuant to any contract, agreement, arrangement or understanding to which an Obligor is a party.

(m) Faraday is in compliance with that certain settlement agreement between Faraday and Faraday Bicycles Inc. dated as of February 15, 2018 (“Bicycle Settlement”). Pursuant to the terms of the Bicycle Settlement, Faraday may utilize both the word mark and the design mark FARADAY FUTURE on an unrestricted basis (e.g., on any products, in any channels, and the like) and Faraday does not use, has not used, and does not contemplate using, the mark FARADAY (separate and apart from FUTURE) as a Trademark in connection with the operation of the business.

6.1.11 Governmental Consents. Since January 1, 2017, each Obligor and each of its Subsidiaries has been, and each Obligor and each of its Subsidiaries is, in compliance in all material respects with, and is in good standing with respect to, all consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises from all Governmental Authorities necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

6.1.12 Compliance with Laws.

(a) (i) Except as set forth on Schedule 6.1.12, since January 1, 2017, each Obligor and each of its Subsidiaries has duly complied in all material respects, and its Properties, business operations and leaseholds are in compliance with the provisions of all federal (other than the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1, et seq.), as amended), state and local laws, rules and regulations applicable to such Obligor or such Subsidiary, as applicable, its Properties or the conduct of its business, except to the extent such noncompliance could not reasonably be expected to have a Material Adverse Effect, and (ii) except as set forth on Schedule 6.1.12, since January 1, 2014, each Obligor and each of its Subsidiaries has duly complied, and are in compliance with the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1, et seq.), as amended; provided that the representation and warranty regarding (x) Environmental Laws is solely governed by Section 6.1.22 and (y) Laws pertaining to employment and employment practices is solely governed by Section 6.1.18. Since July 1, 2014, there have been no citations, notices or orders of non-compliance issued to any Obligor or any of its Subsidiaries under any such Law.

(b) (i) Each Obligor is in compliance with the requirements of all OFAC Sanctions Programs applicable to it, (ii) each Subsidiary of each Obligor is in compliance with the requirements of all OFAC Sanctions Programs applicable to such Subsidiary, (iii) each Obligor has provided to Notes Agent and Purchasers all information regarding such Obligors and its Affiliates and Subsidiaries requested by Purchasers that are necessary to comply with all applicable OFAC Sanctions Programs, and (iv) neither the Obligors nor its Subsidiaries or, to the best of each Obligor’s knowledge, any of their respective Affiliates is, as of the Second A&R Date, named on the current OFAC SDN List.

(c) No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. §201 et seq.), as amended.

(d) Each Obligor is in compliance in all material respects with all laws related to terrorism or money laundering applicable to it including: (i) all applicable requirements of the Currency and Foreign Transactions Reporting Act of 1970 (31 U.S.C. 5311 et. seq., (the Bank Secrecy Act)), as amended by Title III of the USA Patriot Act, (ii) the Trading with the Enemy Act, (iii) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (66 Fed. Reg. 49079), any other enabling legislation, executive order or regulations issued pursuant or relating thereto and (iv) other applicable federal or state laws relating to “know your customer” or anti-money laundering rules and regulations. No action, suit or proceeding by or before any court or Governmental Authority with respect to compliance with such anti-money laundering laws is pending or threatened in writing against any Obligor to the knowledge of each Obligor.

6.1.13 Restrictive Agreements. No Obligor nor any of its Subsidiaries is a party to or subject to any contract, agreement or organizational document which restricts its right or ability to incur the Obligations or which prohibits the execution of or compliance with this Agreement or the other Note Documents by any Obligor or any of its Subsidiaries, as applicable or which prohibits or otherwise limits the delivery to the Notes Agent or Collateral Agent of information regarding any Obligor or any of its Subsidiaries, Joint Ventures or other Investments.

6.1.14 Litigation. Except as set forth on Schedule 6.1.14 hereto, on the Second A&R Date and thereafter involving monetary damages not in excess of $3,000,000 individually, and $6,000,000 in the aggregate, the basis for which would not result in a breach of any other representation, warranty or covenant in this Agreement beyond any applicable cure period, there are no Actions pending or, to the knowledge of any Obligor, threatened, against or affecting any Obligor or any of its Subsidiaries (other than the Chinese Subsidiaries), the business, operations, Properties, prospects, profits or condition of any Obligor or any of its Subsidiaries (other than the Chinese Subsidiaries); provided that solely with respect to threatened Actions for payment by vendors and suppliers, this Section 6.1.14 applies only to those Actions threatened in writing. None of any Obligor, nor any of its Subsidiaries (other than the Chinese Subsidiaries) is in default with respect to any order, writ, injunction, judgment or decree of any court, Governmental Authority or arbitration board or tribunal; provided that with regard to Judgments only, such noncompliance shall not be a breach of this representation if it would not result in an Event of Default under Section 9.1.10. Except as set forth on Schedule 6.1.14, no Obligor nor any of its Subsidiaries (other than the Chinese Subsidiaries) is party to any settlement agreement which continues to bind such Obligor or Subsidiary other than with respect to ongoing confidentiality or non-disparagement obligations. None of any Obligor nor any of its Subsidiaries (other than the Chinese Subsidiaries) is in violation of any settlement agreement.

6.1.15 No Defaults. No event, condition or circumstance has occurred or exists which would, upon or after the execution and delivery of this Agreement or any Obligor’s performance hereunder or under any other Note Document, constitute a Default or an Event of Default.

6.1.16 ERISA. Except as disclosed on Schedule 6.1.16:

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS and nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has made when due all contributions required by law or under the terms of any Plan. Each Obligor and ERISA Affiliate has met all applicable requirements under the Pension Funding Rules, and no application for a funding waiver of the minimum funding standards or an extension of any amortization period under the Pension Funding Rules has been made with respect to any Plan.

(b) There are no pending or, to the knowledge of any Obligor, threatened Action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan (A) has any Unfunded Pension Liability or (B) is or has been in violation of the limitations imposed by Section 436 of the Code; (iii) the conditions for the imposition of a Lien under Section 303(k) of ERISA do not exist with respect to any Pension Plan; (iv) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (v) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (vi) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(d) With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

6.1.17 [Reserved].

6.1.18 Labor Relations. Except as described on Schedule 6.1.18 hereto, there is (a) no unfair labor practice complaint pending or, to the knowledge of any Obligor, threatened against any Obligor or any of its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Obligor which arises out of or under any collective bargaining agreement, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any Obligor or (c) no union representation question existing with respect to the employees of any Obligor and no union organizing activity taking place with respect to any of the employees of any Obligor. Except as disclosed on Schedule 6.1.18, (a) since January 1, 2017, each Issuer has duly complied in all material respects and is in compliance in all material respects with all Laws pertaining to employment and employment practices and (b) no Issuer or any of its Domestic Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state Law, which remains unpaid or unsatisfied nor has any Issuer taken action that would result in any liability under such laws. The hours worked and payments made to employees of any Obligor have not been in violation of the Fair Labor Standards Act or any other applicable state or foreign Law. All payments due from any Obligor on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Obligor.

6.1.19 Insurance. Schedule 6.1.19 sets forth a description of all insurance policies maintained by or on behalf of the Obligors and their respective Subsidiaries as of the Second A&R Date, including but not limited to policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation and employee health and welfare insurance. All premiums in respect of such insurance policies have been paid as of the Second A&R Date. All insurance policies of the Obligors and their respective Subsidiaries are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person.

6.1.20 Security Interest in Collateral.

(a) The Collateral Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Purchasers and the other Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Collateral described in the Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral are delivered to the Collateral Agent, and in the case of the other Collateral described in the Collateral Agreement (other than the Intellectual Property) when financing statements and other filings specified in the Perfection Certificate are filed in the offices specified in the Perfection Certificate, the Collateral Agent (for the benefit of the Purchasers and the other Secured Parties) shall have a perfected Lien on, and security interest in, all right, title and interest of the Obligors in such Collateral and, subject to Section 9-315 and 9-322 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection in such Collateral can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to the Lien of any other Person (except for Permitted Liens which have priority over the Liens created by the Security Documents by operation of Law);

(b) When the Collateral Agreement or a summary thereof is properly filed in the PTO, the United States Copyright Office, an equivalent foreign office to the PTO or the United States Copyright Office (“Office of IP Recordation”) and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in paragraph (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Obligor thereunder in the domestic Intellectual Property, in each case prior and superior in right to the Lien of any other Person (it being understood that subsequent recordings in Office of IP Recordation may be necessary to perfect a Lien on registered Trademarks and Patents, Trademark and Patent applications and registered Copyrights acquired by the Obligors after the Second A&R Date);

(c) Each Equitable Share Mortgage, when executed as continuing security for the payment and performance of the Secured Obligations and any other obligations or liabilities hereunder shall (a) mortgage, in favor of the Collateral Agent (for the benefit of the Secured Parties) by way of a first equitable mortgage, the Mortgaged Shares; and (b) charge in favor of the Collateral Agent (for the benefit of the Secured Parties), by way of a first fixed charge, all of the right, title and interest in and to the Mortgaged Shares, including all benefits, present and future, actual and contingent accruing in respect of thereof;

(d) Each Fixed and Floating Charge Deed, when executed as continuing security for the payment and performance of the Secured Obligations and any other obligations or liabilities hereunder, shall grant a first charge over all of the property, assets and undertaking of the applicable Chargor, tangible and intangible, present and future of any kind whatsoever;

(e) The FF Hong Kong Share Charge Deed, when executed as continuing security for the due and punctual payment and discharge of all Secured Obligations and any other obligations or liabilities hereunder, shall charge in favor of the Collateral Agent, by way of a first fixed charge, all rights, title and interest present and future in and to all of the Equity Interests of FF Hong Kong (along with any dividends or distributions of any kind whatsoever in respect of such Equity Interests), except to the extent that such rights, title and interest may be subject to an assignment to the Collateral Agent under the FF Hong Kong Share Charge Deed; and

(f) Each of the Mortgages executed and delivered on or after the First Closing Date, is or will be (as applicable) effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable Lien on all of the applicable Obligor’s right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgage is filed or recorded in the proper real estate filing or recording offices, and all relevant mortgage Taxes and recording charges are duly paid, the Collateral Agent (for the benefit of the Secured Parties) shall have a perfected Lien on, and security interest in, all right, title, and interest of the applicable Obligor in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to the Lien of any other Person, except for Permitted Liens.

6.1.21 Margin Regulations. No Obligor or Subsidiary of any Obligor is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System).

6.1.22 Environmental Matters. (a) the operations of each Obligor and each of its Subsidiaries are in compliance in all material respects with all Environmental Laws; (b) there has been no Release at any of the properties currently or formerly owned or operated by any Obligor or its Subsidiary or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Obligor or any predecessor in interest which would reasonably be expected to result in any liability to any Obligor or its Subsidiary; (c) no Obligor or its Subsidiary or predecessor in interest has received any communication asserting that it is responsible for performing or otherwise financing any Remedial Action which remains unresolved nor does any Obligor have knowledge or notice of any threatened or pending Remedial Action being required at any properties currently or formerly owned or operated by it or at any location where Hazardous Materials generated by any Obligor or predecessor in interest have been sent or Released for which any Obligor or any predecessor in interest would reasonably be expected to incur liability; (d) to the knowledge of such Obligor, no Remedial Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Obligor or its Subsidiary or any predecessor in interest; (e) no Property now or formerly owned or operated by an Obligor or its Subsidiary has been used as a treatment or disposal site for any Hazardous Material; (f) no Obligor or its Subsidiary has failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws; (g) each Obligor and its Subsidiaries holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it; and (h) no Obligor or its Subsidiary has received any notification pursuant to any Environmental Laws that (i) any work, repairs, construction or Capital Expenditures are required to be made in respect as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto, or (ii) any license, permit or approval referred to above is about to be reviewed, made subject to new limitations or conditions, revoked, withdrawn or terminated.

6.1.23 Permits, Etc. Except as set forth on Schedule 6.1.23, each Obligor has, and is in compliance in all material respects with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person. In connection with the violations set forth on Schedule 6.1.23, the cost of all fines, repairs, purchases and any other remedial actions required in order for the Obligors to have or become in compliance in all material respects with all such permits, licenses, authorizations, approvals, entitlements and accreditations described above, does not exceed (x) with respect to violations related to the Gardena Property, $1,500,000 and (y) with respect to other violations set forth on Schedule 6.1.23, $50,000. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would reasonably be expected to result in the suspension, revocation, impairment, forfeiture or non- renewal of any such permit, license, authorization, approval, entitlement or accreditation, and to the Obligor’s knowledge there is no claim that any such permit, license, authorization, approval, entitlement or accreditation is not in full force and effect.

6.1.24 Use of Proceeds. The proceeds of the Notes shall be used solely in accordance with Section 2.1.2. No Note proceeds will be used by Obligors or any of their Subsidiaries to purchase or carry, or to reduce or refinance any Indebtedness incurred to purchase or carry, any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for any related purpose governed by Regulations T, U or X of the Board of Governors of the Federal Reserve System.

6.1.25 Investment Company Act. No Obligor is (a) an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company”, or a “person directly or indirectly controlled by or acting on behalf of an investment company”, as such terms are defined in or subject to regulation under the Investment Company Act of 1940, as amended, or (b) subject to regulation under any applicable Law that limits in any respect its ability to incur Indebtedness or which may otherwise render all or a portion of the Obligations unenforceable.

6.1.26 Affiliate Transactions. No Obligor or any of its Subsidiaries is a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to such Obligor or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other. Schedule

6.1.26 fully describes all transactions among, including Investments in or by, any other Obligor and any Issuer as in effect as of the Second A&R Date.

6.1.27 Status of Holdings and U.S. Holdings. Except as set forth on Schedule 6.1.27, neither Holdings nor U.S. Holdings has engaged in any business activities and does not own any Property other than (i) direct or indirect ownership of Equity Interests of each Obligor and activities incidental thereto (including making Investments in each Issuer or its Domestic Subsidiary to the extent permitted by this Agreement), (ii) activities and contractual rights incidental to maintenance of its corporate existence, (iii) performance of its obligations under, and enforcement of its rights and remedies under, the Note Documents and Other Agreements to which it is a party, (iv) entering into engagement letters and similar type contracts with attorneys, accountants and other professionals, or (v) engaging in activities necessary or incidental to any director, officer and/or employee incentive plan at Holdings or

U.S. Holdings. Neither Holdings nor U.S. Holdings has failed to hold itself out to the public as a legal entity separate and distinct from all other Persons. Neither Holdings nor U.S. Holdings has any Subsidiaries other than Issuers and Subsidiary Guarantors and except as set forth on Schedule 6.1.27.

6.1.28 Status of Inactive Subsidiaries. No Inactive Subsidiary has engaged in any business activities or owns any Property. No Domestic Subsidiary of Holdings that is not a Guarantor or an Inactive Subsidiary owns any assets other than Equity Interests of a Subsidiary or engages in any business activities.

6.2 General Representations and Warranties of Purchasers. Each Purchaser, severally and not jointly, warrants, represents and covenants that as of the Second A&R Date and any Subsequent Closing Date thereafter:

6.2.1 Authorization. Such Purchaser has full power and authority to enter into this Agreement. The Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally.

6.2.2 Purchase Entirely for Own Account. Purchaser hereby confirms, that the Notes to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

6.2.3 Disclosure of Information. Such Purchaser has been provided the opportunity to discuss with management of Issuers the terms and conditions of this transaction and to obtain information concerning the Issuers, and is familiar with the operations and affairs of the Issuers.

6.2.4 Restricted Securities. The Purchaser understands that the Notes and the Preferred Stock have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act. The Purchaser understands that the Notes and the Preferred Stock are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Notes and the Preferred Stock indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

6.2.5 No Public Market. The Purchaser understands that no public market now exists for the Notes or the Preferred Stock and that Issuers have made no assurances that a public market will ever exist for the Notes or the Preferred Stock.

6.2.6 Legends. The Purchaser understands that the Notes, the Preferred Stock or any other securities issued in respect of or exchange for the Notes, may bear one or more legends, including the following:

“THIS NOTE AND SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, COMPLIANCE WITH RULE 144 UNDER SUCH ACT OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUERS THAT SUCH REGISTRATION IS NOT REQUIRED UNDER, OR IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF, SUCH ACT.”

6.2.7 Accredited Investor. The Purchaser is an accredited investor as defined in Regulation D promulgated under the Securities Act, as presently in effect, and understands the meaning of that term.

6.2.8 Foreign Investor. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase the Notes or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Notes, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Notes. Such Purchaser’s purchase and payment for and continued beneficial ownership of the Notes or the Preferred Stock, will not violate any applicable securities or other laws of the Purchaser’s jurisdiction. The funds used to purchase the Notes do not violate any Anti-Terrorism Laws.

6.2.9 No General Solicitation. Such Purchaser has not made a decision to invest in the Notes in response to any form of general solicitation or advertising, including, without limitation: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio; (b) any seminar or meeting; or (c) any letter, circular or other written communication.

SECTION 7. COVENANTS AND CONTINUING AGREEMENTS

7.1 Affirmative Covenants. Until Payment in Full, Obligors jointly and severally covenant that they shall and shall cause their Subsidiaries (other than the Chinese Subsidiaries) to:

7.1.1 Visits and Inspections. Permit Notes Agent, Collateral Agent, any Purchaser and any of their respective financial advisors or representatives, from time to time, during normal business hours, to visit and inspect the Properties, including any plants, of each Obligor and each of its Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees, and subject to confidentiality obligations of such Notes Agent, Collateral Agent, Purchaser or financial advisor or representative set forth herein, its customers, its financial advisors and its independent accountants, each Obligor’s and each of its Subsidiaries’ business, assets, liabilities, financial condition, business prospects and results of operations; provided that any such activity by Notes Agent, Collateral Agent, any Purchaser, or any of their respective financial advisors or representatives shall not unreasonably interfere with the business operations of the applicable Obligor or any of its Subsidiaries. Notes Agent, Collateral Agent, or any such Purchaser, if no Default or Event of Default then exists, shall give Issuer Representative reasonable prior notice of any such inspection or audit.

7.1.2 Notices. (a) Notify Notes Agent, Collateral Agent, and each First Out Purchaser in writing as soon as practicable but no later than within three (3) Business Days after an Obligor’s obtaining knowledge thereof, of any of the following:

1. the written threat or commencement of any Action, whether or not covered by insurance, against any Obligor or any of its Subsidiaries, the business, operations, Properties, prospects, profits or condition of any Obligor or any of its Subsidiaries or any FF China Entity, that, (A) could reasonably be expected to result in a liability in excess of $3,000,000, individually, or $6,000,000 in the aggregate, (B) seeks injunctive relief, (C) is asserted or instituted against any Plan of any Obligor or any of their fiduciaries or any of their assets, (D) alleges criminal misconduct by any Obligor, or (E) contests any tax, fee, assessment or other governmental charge in excess of $250,000, individually, or $500,000 in the aggregate; and, in each case, promptly provide a copy of the communications related to the written threat or commencement of such Action if so requested by Notes Agent, Collateral Agent, or any First Out Purchaser;

2. any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract that could reasonably be expected to have a Material Adverse Effect;

3. any default (or notice of default to or from any party) under or termination of any Material Agreement;

4. any default under or termination of any other agreement or a contract that could reasonably be expected to have a Material Adverse Effect;

5. the existence of any Default or Event of Default;

6. any Judgment, in an amount exceeding $3,000,000, individually, or $6,000,000, in the aggregate, or granting injunctive relief;

7. any Lien (other than Permitted Encumbrances), or claim made or asserted in writing against any material portion of the Collateral; any loss, damage or destruction to all or any portion of the Collateral in the amount of $250,000 or more, whether or not covered by insurance;

8. any and all default notices received under or with respect to (i) any Indebtedness which has a combined aggregate principal amount in excess of $1,000,000 other than the Obligations hereunder (including any notices of the intent of the holder of any such Indebtedness to exercise its remedies with respect to such Indebtedness), or (ii) any leased location or public warehouse where Collateral is located (which shall be delivered within five (5) Business Days after receipt thereof);

9. (i) the institution of any proceeding in any court or administrative body or in the PTO or the United States Copyright Office or any foreign counterpart, or any adverse determination in any such proceeding, regarding the validity or enforceability of any Intellectual Property owned by such Obligor or its Subsidiaries material to the conduct of its business or such Obligor’s or its Subsidiaries’ right to register, own or use such Intellectual Property other than routine examiner’s comments and office actions in the course of prosecution; or (ii) any event which may be reasonably expected to materially and adversely affect the value of any Intellectual Property owned by such Obligor or its Subsidiaries material to the conduct of its business, or the rights and remedies of Notes Agent or Collateral Agent or any Purchaser in relation thereto; and

10. any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

(b) Without limiting Notes Agent’s and Collateral Agent’s rights and each Obligor’s and its Subsidiaries’ obligations under Section 7.1.11 below, notify Notes Agent and Collateral Agent in writing from time to time promptly upon Notes Agent’s or Collateral Agent’s request, reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property owned by such Obligor or its Subsidiaries and such other materials evidencing any Intellectual Property owned by such Obligor or its Subsidiaries as Notes Agent or Collateral Agent may reasonably request.

Each notice delivered under clauses (a)-(b) of this Section 7.1.2 shall be accompanied by a statement of a Senior Officer of Issuer Representative setting forth in reasonable detail the nature of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

7.1.3 Financial Statements. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with customary accounting practices reflecting all its financial transactions; and cause to be prepared and furnished to Notes Agent and each Purchaser, the following, all to be prepared in accordance with GAAP applied on a consistent basis, unless Obligors’ certified public accountants concur in any change therein and such change is disclosed to Notes Agent, Collateral Agent, and each First Out Purchaser and is consistent with GAAP:

(a) Obligors shall deliver, no later than 150 days after the end of each fiscal year, audited Consolidated financial statements of U.S. Holdings and its Subsidiaries and FF Intelligent and its Subsidiaries, as of and for the year then ended reported on by, and accompanied by a report from, either (1) PwC or any other “Big Four” accounting firm, or (2) other accounting firm reasonably satisfactory to the First Out Purchasers; provided that with respect to the fiscal year ended December 31, 2019, such audited financial statements shall be delivered no later than the later of (x) November 30, 2020 and (y) unless the Obligors have suspended or terminated the process of consummating a Qualified SPAC Merger, the date that the SPAC files an S-4 with the SEC;

(b) (i) no later than twenty (20) Business Days after the end of each fiscal month, commencing with the fiscal month ending September 30, 2020, unaudited internally prepared interim financial statements of U.S. Holdings and its Subsidiaries and of FF Intelligent and its Subsidiaries, each as of the end of such fiscal month and of the portion of the fiscal year then elapsed, on a Consolidated basis, in each case certified by a Senior Officer of U.S. Holdings as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations of U.S. Holdings and its Subsidiaries and of FF Intelligent and its Subsidiaries for such fiscal month and period, subject only to changes from audit and year-end adjustments and except that such statements need not contain notes, and (ii) such other financial statements of U.S. Holdings together with such certifications as agreed between U.S. Holdings and Notes Agent (acting at the direction of the Majority Purchasers);

(c) no later than sixty (60) days after the end of each of the fiscal quarters of each fiscal year, commencing with the fiscal quarter ending September 30, 2020, unaudited internally prepared interim financial statements of U.S. Holdings and its Subsidiaries and of FF Intelligent and its Subsidiaries, each as of the end of such fiscal quarter and of the portion of the fiscal year then elapsed, on a Consolidated basis, in each case certified by a Senior Officer of U.S. Holdings in the applicable Compliance Certificate as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations of U.S. Holdings and its Subsidiaries and FF Intelligent and its Subsidiaries for such fiscal quarter and period, subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

(d) upon request of Notes Agent or Collateral Agent, copies of (i) any annual report (Form 5500 series) filed, if any, in connection with each Plan; (ii) the most recent actuarial valuation report for each Pension Plan, if any; (iii) all notices received by the Obligor from or with respect to any Multiemployer Plan concerning an ERISA Event, if any; and (iv) such other information, documents or governmental reports or filings available relating to any Plan as Notes Agent, Collateral Agent or any Purchaser shall reasonably request;

(e) together with each delivery of financial statements pursuant to clause (c), an update as to any Action against any Obligor, or any of its Subsidiaries, the business, operations, Properties, prospects, profits or condition of any Obligor or any of its Subsidiaries, any FF China Entity or any other matter provided on Schedule 6.1.14;

(f) as soon as reasonably practicable after FF Intelligent’s receipt thereof, deliver to the First Out Note Purchasers any report (or similar materials) commissioned by any Obligor (or Subsidiary thereof) that is prepared with respect to FF Intelligent’s business operations (including, without limitation any such report or other materials prepared by or in consultation with Roland Berger with respect to FF Intelligent’s Global Business Plan and valuation of Intellectual Property); provided that each First Out Note Purchasers that wishes to receive such report shall execute all customary non-disclosure agreement and non-reliance letters reasonably requested by FF Intelligent or the preparer of such report;

(g) such other data and information (financial and otherwise) as Notes Agent or any Purchaser, from time to time, may reasonably request, bearing upon or related to the Collateral or Obligors’ or any of their Subsidiaries’ or Joint Venture’s financial condition or results of operations, in each case in form and scope reasonably acceptable to Notes Agent (acting at the direction of the Majority Purchasers) or such requesting Purchaser; and

(h) concurrently with the delivery of the annual and quarterly financial statements referred to in Sections 7.1.3(a) and 7.1.3(c), a fully and properly completed certificate (a “Compliance Certificate”), certified on behalf of the Issuers by an executive officer of the Issuer Representative, which Compliance Certificate shall certify (i) that the financial statements delivered with such certificate in accordance with this Agreement are, in all material respects, correct and complete and fairly present in accordance with GAAP the financial position and the results of operations of U.S. Holdings and its Subsidiaries and FF Intelligent and its Subsidiaries as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnote disclosure), and (ii) that no Default or Event of Default has occurred and continuing under this Agreement (or that a Default or Event of Default has occurred and is continuing and specifying the details of the Default or Event of Default that has occurred and is continuing and any action taken or proposed to be taken with respect thereto).

7.1.4 Existence; Conduct of Business.

(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except where the failure to so preserve, renew or keep in full force and effect any of the following could not reasonably be expected to result in a Material Adverse Effect, the rights, qualifications, licenses, permits, franchises, governmental authorizations, governmental licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.2; and

(b) Undertake business activities by its Domestic Subsidiaries solely to the extent required to launch production of the FF-91 vehicle and continue development work on the FF-81 vehicle and engage in any Permitted Joint Venture and by any Foreign Subsidiary solely with regard to the FF-91 and FF-81 vehicles and any Permitted Joint Venture, and, in each case, other general vehicle-related business activities.

7.1.5 Maintenance of Properties. Keep and maintain all Property material to the conduct of its business in good working order and condition (condemnation, insured casualty and ordinary wear and tear excepted).

7.1.6 Payment of Obligations.

(a) Pay or discharge all Taxes, before the same shall become delinquent or in default, except where the validity or amount thereof is being contested in good faith by appropriate proceedings and such Obligor or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP; provided, however, that each Obligor will, and will cause each Subsidiary to, remit withholding Taxes and other payroll Taxes to appropriate Governmental Authorities as and when claimed to be due, notwithstanding the foregoing exceptions and provided further that the Taxes set forth on Schedule 6.1.9 shall be paid by no later than May 3, 2019.

(b) Pay or discharge Trade Payables (excluding Trade Payables contributed to the Vendor Trust) incurred after the Second A&R Date in the ordinary course of business before the same shall become delinquent or in default.

(c) [Reserved].

(d) Pay the Obligations in accordance with the terms of the Note Documents.

7.1.7 Insurance.

(a) Maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (i) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit, theft, burglary, pilferage, larceny, embezzlement and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (ii) all insurance required pursuant to the other Note Documents.

(b) Except as the Majority Purchasers may agree, the Obligors shall cause all such property and casualty insurance policies with respect to the Property constituting Collateral located in the United States of America to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement, in form and substance reasonably satisfactory to Notes Agent (acting at the direction of the Majority Purchasers) and the Collateral Agent, which endorsement shall provide that, from and after the Second A&R Date, if the insurance carrier shall have received written notice from the Majority Purchasers of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to any party hereto under such policies directly to the Collateral Agent; cause all such policies covered by this clause (b) to provide that neither the Obligor or any of its Subsidiaries, Notes Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a “replacement cost endorsement,” without any deduction for depreciation, and such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Secured Parties; deliver copies of all such policies covered by this clause (b) or a certificate of an insurance broker to the Collateral Agent; cause each such policy covered by this clause (b) to provide that it shall not be cancelled or not renewed upon less than thirty (30) days’ prior written notice thereof by the insurer to the Collateral Agent; deliver to the Collateral Agent, prior to or concurrently with the cancellation or nonrenewal of any such policy of insurance covered by this clause (b), a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to Collateral Agent), or insurance certificate with respect thereto, together with evidence satisfactory to Majority Purchasers and the Collateral Agent of payment of the premium therefor, in each case of the foregoing, to the extent customarily maintained, purchased or provided to, or at the request of, lenders or purchasers by similarly situated companies in connection with credit or note facilities of this nature.

(c) If any portion of any real Property constituting Collateral is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), the Obligor or its applicable Subsidiary shall (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the applicable flood insurance laws and (ii) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Collateral Agent.

7.1.8 Books and Records. Keep proper books of record and account in entries are made of all dealings and transactions in relation to its business and activities which are true, correct and complete in all material respects.

7.1.9 Additional Parties; Further Assurance; Additional Collateral.

(a) Subject to Section 7.1.9(b), cause each Subsidiary of Holdings (excluding any Permitted Joint Venture and the entity that directly holds the Equity Interests in any Permitted Joint Venture), whether now or hereafter in existence, no later than forty-five (45) days after becoming a Subsidiary (or in the case of an Inactive Subsidiary, no later than forty-five (45) days after it no longer qualifies as an Inactive Subsidiary), to execute and deliver to Notes Agent and the Collateral Agent (i) a joinder agreement in substantially the form attached as Exhibit F to this Agreement and reasonably acceptable to Majority Purchasers (a “Joinder Agreement”), to become a Guarantor hereunder (or if consented to by Majority Purchasers, an Issuer hereunder) and a joinder to the Collateral Agreement and each other applicable Security Document, including updated schedules thereto, pursuant to which such Subsidiary guaranties the payment of all Obligations and grants to the Collateral Agent a first priority Lien (subject only to Permitted Liens under Section 7.2.5(c)) on its Properties of the types described in Section 6.1.20.

(b) At the request of Notes Agent or the Collateral Agent, Holdings will take, or cause to be taken, such actions to ensure that the Obligations under the Note Documents are secured by a first priority perfected Lien (subject only to Permitted Liens) in favor of the Collateral Agent on the Collateral of each Foreign Subsidiary and guaranteed by each such Foreign Subsidiary (excluding The9 Permitted Joint Venture and the entity that directly holds the F&F Shares in The9 Permitted Joint Venture), in each case including (x) the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing, in each case, as are customary in such Foreign Subsidiary’s jurisdiction of organization and (y) the delivery to the Collateral Agent of certificated securities and other Collateral with respect to which perfection is obtained by possession, all at the expense of the Obligors; it being acknowledged that the Collateral Agent will not require perfection of security interests on the equity or assets of any FF China Entity other than the charge over all of the Equity Interests of FF Hong Kong and a pledge of the Equity Interests of the Subsidiary of FF Intelligent or Faraday which owns the entity which holds the Equity Interests in a Permitted Joint Venture.

7.1.10 Compliance with Laws.

(a) Comply in all material respects with all of its Requirements of Law applicable to it or its Property;

(b) To, and to cause each ERISA Affiliate to (i) comply with all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to all Plans, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, (ii) not take any action or fail to take action the result of which would result in a liability to the PBGC (or similar Governmental Authority) or to a Multiemployer Plan in an amount that could reasonably be expected to have a Material Adverse Effect, (iii) maintain the qualification of each Plan that is intended to be qualified under Section 401 of the Code, (iv) make to each Plan all contributions required by law or under the terms of any such Plan and (v) furnish to Notes Agent or Collateral Agent\, as applicable upon Notes Agent’s or Collateral Agent’s request such additional information about any Plan concerning compliance with this covenant as may be reasonably requested by Notes Agent, Collateral Agent, or such Purchaser, as the case may be.

7.1.11 After-Acquired Intellectual Property. Each Obligor shall provide to Notes Agent and Collateral Agent written notice of the acquisition of any Intellectual Property after the Second A&R Date which is the subject of a registration or application (including Intellectual Property which was theretofore unregistered and becomes the subject of a registration or application) and, upon Notes Agent’s or the Collateral Agent’s request, deliver to the Collateral Agent a Copyright Security Agreement, a Patent Security Agreement or a Trademark Security Agreement, as applicable, or such other instrument in form and substance reasonably acceptable to the Collateral Agent, and undertake the filing of any instruments or statements as shall be reasonably necessary to create, record, preserve, protect or perfect the Collateral Agent’s Lien and security interest in such Intellectual Property. Such written notice, delivery and filing shall be made concurrently with the delivery of the next financial statements required to be delivered pursuant to Section 7.1.3(b) after the end of the calendar quarter in which the Intellectual Property was acquired or registered, as applicable. Further, each Obligor and each of its Subsidiaries authorizes Notes Agent to modify this Agreement by amending Schedule 6.1.10 to include any applications or registrations for Intellectual Property owned by such Obligor or its Subsidiaries (but the failure to so modify such Schedule shall not be deemed to affect the Collateral Agent’s security interest in and Lien upon such Intellectual Property).

7.1.12 Environmental Matters.

(a) Comply, and take commercially reasonable efforts to cause all lessees and other persons occupying any real Property owned, operated or leased by any Obligor or its Subsidiaries to comply with all Environmental Laws applicable to its operations and such real Property; and conduct all Remedial Action required by any Governmental Authority or under any applicable Environmental Laws in accordance with, the requirements of any Governmental Authority and applicable Environmental Laws except, in each case, to the extent such non- compliance would not have a Material Adverse Effect.

(b) Take all reasonable efforts to prevent any Release of Hazardous Materials in, on, under, at, to or from any real Property owned, leased or operated by any of the Obligor, any Subsidiary or their predecessors in interest except in full compliance with applicable Environmental Laws and ensure that there shall be no Hazardous Materials in, on, under or from any real Property owned, leased or operated by any of the Obligors and their Subsidiaries except those that are used, stored, handled and managed in compliance with applicable Environmental Laws except, in each case, to the extent such non-compliance would not have a Material Adverse Effect.

(c) Undertake all actions, including Remedial Actions necessary to address any Release of Hazardous Materials on, at, under, from or onto any real Property owned, leased or operated by any of the Obligors, Subsidiaries or their predecessors in interest as required pursuant to Environmental Law or the requirements of any Governmental Authority except, in each case, to the extent such non-compliance would not have a Material Adverse Effect.

7.1.13 [Reserved].

7.1.14 Hedging Obligations and Secured Bank Product Obligations. Obligors will not enter into any Hedging Agreements after the First Closing Date.

7.1.15 [Reserved].

7.1.16 Governance.

(a) [Reserved].

(b) Until the earlier of Payment in Full of the First Out Obligations and a Qualified SPAC Merger, each of BL FF First Out Purchasers and FF Ventures First Out Purchasers shall be permitted to have a representative present (whether in person with respect to meetings held in person or otherwise by telephone) in a non-voting observer capacity (the “Observer Representatives”) at all meetings of the board of directors or board of managers (or comparable governing board) of FF Intelligent and Faraday. At the request of FF Intelligent or Faraday, the Observer Representatives shall execute a customary non-disclosure agreement and shall comply with all policies of FF Intelligent or Faraday (as applicable) applicable to its directors and FF Intelligent or Faraday (as applicable) may limit such Observer Representatives’ access to certain board information or meetings (i) in respect of which the board reasonably and in good faith determines based on the advice of outside counsel that granting the Observer Representatives such access to such information or meetings would reasonably be expected to adversely affect any attorney-client privilege between FF Intelligent or any of its Subsidiaries and its counsel or result in disclosure of trade secrets or (ii) if granting such Observer Representatives such access would pose a bona fide conflict of interest between FF Intelligent or any of its Subsidiaries on the one hand and the Purchasers on the other hand. FF Intelligent will arrange periodic senior management meetings (which can be conducted on the telephone) with the First Out Purchasers on a mutually satisfactory schedule. The First Out Purchasers shall also participate in periodic telephonic meetings with FF Intelligent with respect to a potential Qualified SPAC Merger and shall, subject to any commercially reasonable confidentiality requirements applicable thereto and unless otherwise prohibited, receive copies of transaction support agreements from key constituencies required to consummate such transaction. The Obligors shall reimburse the First Out Purchasers for the documented out-of-pocket expenses (including out-of-pocket travel expenses) reasonably incurred by the Observer Representatives in attending any such meetings.

7.2 Negative Covenants. Until Payment in Full, Obligors jointly and severally covenant that they shall not and shall not permit any Subsidiary (other than the Chinese Subsidiaries) of any Obligor to, or, if a specific Obligor is specified below in a subsection of this Section 7.2, such Obligors specified in the covenant below shall not:

7.2.1 Mergers; Consolidations; Structural Changes. Merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate or amalgamate with it or any Subsidiary of an Obligor, or liquidate or dissolve, or permit any Subsidiary (other than an Inactive Subsidiary) of an Obligor to liquidate or dissolve, except:

(a) such actions may be undertaken pursuant to the Corporate Streamline Project subject to Majority Purchasers’ reasonable consent;

(b) FF Intelligent and Holdings may merge, provided that any such merger does not violate the Restructuring Agreement;

(c) Any Obligor or Subsidiary thereof may merge into or consolidate or amalgamate with any other Person for tax planning or similar purposes; provided that in the event an Obligor is a party to such transaction, then the surviving or continuing entity shall be (or in connection with such transaction shall become) an Obligor; and

(d) FF Intelligent may enter into the Qualified SPAC Merger.

7.2.2 Investments; Loans; Acquisitions. Except as set forth on Schedule 7.2.2 or as permitted by Section 7.2.3(f), make, purchase, hold or acquire (including pursuant to any merger or amalgamation with any Person that was not an Obligor and a wholly owned Subsidiary prior to such merger) any Investment (which, for the avoidance of doubt, includes any payments or financial commitments made directly or indirectly on behalf of another Person, inclusive of any Joint Venture) other than Permitted Last Mile Delivery Vehicle Transactions and to the extent permitted in the definition of a Permitted Joint Venture; provided that notwithstanding anything to the contrary in this Agreement, Investments may be made in any Subsidiary provided that invested amounts must be used solely in a manner consistent with Section 7.1.4.

7.2.3 Indebtedness. Create, incur, assume, or suffer to exist any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness existing on the Second A&R Date and listed on Schedule 7.2.3 (“Existing Indebtedness”);

(c) Indebtedness incurred in connection with the Utica Equipment Financing Transaction; Purchasers;

(d) the Pacific Note Indebtedness;

(e) the Subordinated Debt, on terms reasonably acceptable to the Majority

(f) Indebtedness in the form of a Guarantee by Faraday of the obligations of Faraday SPE under the Gardena Lease;

(g) the Hanford Replenishment;

(h) Indebtedness that is unsecured and that matures after September 30, 2021;

(i) the Optional Notes; and

(j) Indebtedness that is unsecured of any Obligor owed to another Obligor or a Subsidiary of an Obligor.

7.2.4 [Reserved].

7.2.5 Limitation on Liens. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except the following (“Permitted Liens”):

(a) Liens at any time granted in favor of the Collateral Agent to secure the Secured Obligations;

(b) such other Liens existing on the Second A&R Date and listed on Schedule 7.2.5 (subject to the release of any such Lien as specified on Schedule 7.2.5);

(c) Liens granted under the First Tranche Debt;

(d) Liens granted under the Subordinated Debt, on terms reasonably acceptable to the Majority Purchasers;

(e) Permitted Encumbrances;

(f) Liens that arise after the Second A&R Date in an amount not to exceed $3,000,000 individually and $6,000,000 in the aggregate at any time; and

(g) Liens imposed on real Property pursuant to Environmental Laws that are consistent with the current use of such real Property and are not imposed because of a monetary obligation and are disclosed on Schedule 7.2.5.

7.2.6 Payments of Certain Obligations. Pay or discharge (including regular payments of principal, interest or other obligations), or prepay, redeem, purchase, defease or otherwise satisfy in any manner, any Indebtedness or Trade Payables, or make any payment in violation of any subordination provision (including any term of the Intercreditor Arrangements) with respect to any Subordinated Debt, except: (a) Trade Payables incurred after the Second A&R Date in the ordinary course of business and payment of Trade Payables incurred prior to the Second A&R Date, (b) up to $3,500,000 to pay in full claims of Trade Creditors that are owed less than $20,000 in the aggregate on the Second A&R Date, (c) “Interim Distributions” as defined in and payable pursuant to Section 3.1.2 of the Trade Receivables Repayment Agreement, including without limitation up to 15% of the amount of the proceeds of Notes to pay claims owed to the Vendor Trust or otherwise owed to Trade Creditors, (d) payments required to be made pursuant to Section 3.1.5.1 and 3.1.5.2 of the Trade Receivables Repayment Agreement, (e) the CTRIP Obligations to the extent satisfied solely with a Permitted Equity Issuance, (f) regularly scheduled obligations with respect to the Indebtedness owed to Utica Leaseco, LLC, (g) payment of the Evergrande Debt from the proceeds of Notes, (h) the legal fees of HK$7,850,288 owing by FF Intelligent to Season Smart pursuant to the second emergency arbitral award dated 29 November 2018, (i) the unsecured Indebtedness in the amount of US$760,000 owing by FF Intelligent to Season Smart, (j) payment of interest paid-in-kind in accordance with the Trade Receivables Repayment Agreement, (k) payment of the Obligations in accordance with the Note Documents, provided that no cash interest payments shall be made on the Last Out Notes other than as provided in clause (q), (l) the Hanford Replenishment, (m) the Pre-A Debt Conversion, (n) payment of Indebtedness owing to Warm Time Inc., in an aggregate amount not to exceed $1,500,000 after the Second A&R Date, (o) payment in full of the Pacific Note Indebtedness, (p) any payment of Indebtedness of an Obligor or Subsidiary by an Obligor or Subsidiary payable solely in, or by conversion to, the Equity Interests of such Person (or any parent entity of such Person) (including, without limitation, pursuant to the Qualified SPAC Merger), (q) monthly payments of accrued cash interest in an amount not to exceed ten percent (10%) per annum to Chui Tin Mok with regard to his Last Out Notes, and (r) monthly payments of interest accrued under that certain unsecured promissory note, dated as of February 14, 2020, made by Faraday in favor of Chaoying Deng in accordance with the terms thereof.

7.2.7 Distributions; Bonuses.

(a) Declare or make any Distributions, except for (a) Distributions by any Subsidiary (other than an Inactive Subsidiary) of an Issuer to such Issuer and (b) PIK dividends by FF Intelligent paid in accordance with the Restructuring Agreement.

7.2.8 Disposition of Assets. Sell, transfer, lease, license or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale leaseback transaction, to or in favor of any Person; provided that:

(a) (i) Obligors or any Subsidiary of an Obligors may transfer or otherwise dispose of any Property to an Obligor that is not a Foreign Subsidiary, (ii) any Obligor that is a Foreign Subsidiary may transfer or otherwise dispose of any Property to an Obligor that is a Foreign Subsidiary, (iii) any Foreign Subsidiary that is not an Obligor may transfer or otherwise dispose of any Property to a Foreign Subsidiary, or (iv) any Obligor or any Subsidiary thereof may transfer or otherwise dispose of any Property (excluding Obligor Intellectual Property) to any Subsidiary that is not otherwise permitted pursuant to clause (i) through (iii) above, in an aggregate amount not to exceed $1,500,000 during any calendar month;

(b) subject to consultation and approval by the Majority Purchasers, Obligors may take action to dispose of non-core assets of Obligors, in each case, on commercially reasonable terms, the proceeds of which will be placed in the FF Disbursement Account;

(c) Obligors may dispose of certain specific manufacturing and testing equipment associated with the FF-91 vehicle as set forth on Schedule 7.2.8 in connection with the Utica Equipment Financing Transaction;

(d) Obligors may dispose of used, obsolete, worn out or surplus equipment or property, the proceeds of which will be placed in the FF Disbursement Account; and

(e) Obligors may enter into a Permitted Joint Venture and Permitted Last Mile Delivery Vehicle Transactions.

7.2.9 [Reserved].

7.2.10 [Reserved].

7.2.11 Tax Consolidation. File or consent to the filing of any Consolidated income Tax return with any Person other than U.S. Holdings or Holdings, as applicable, unless pursuant to a merger, consolidation or other structural change that is permitted under the terms of this Agreement.

7.2.12 Organizational Documents; Material Agreements. Agree to, or suffer to occur, any amendment, supplement or addition to (i) its or any of its Subsidiaries’ or Permitted Joint Venture’s charter, articles or certificate of incorporation, certificate of formation, limited partnership agreement, bylaws, limited liability agreement, operating agreement or other organizational documents (including through the entry into any shareholders’ or similar agreements which would modify the provisions of any such organization documents in any respect) except as specified in this Agreement with regard to (A) the Qualified SPAC Merger or the conversion of any obligations into Equity Interests; (B) the New Equity Issuance, (C) in connection with the FF Hong Kong Share Charge Deed, (D) the Pre-A Debt Conversion and (E) the appointment of Observer Representatives pursuant to Section 7.1.16(b), and once adopted, any modification thereafter to such organizational documents shall be prohibited or (ii) any Material Agreement.

7.2.13 Fiscal Year End. Change its fiscal year end.

7.2.14 Negative Pledges. Enter into any agreement (a) limiting the ability of Obligor or any of its Subsidiaries to voluntarily create Liens upon any of its Property, or (b) limiting the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to any Issuer or any other Subsidiary or to Guarantee Indebtedness of any Issuer or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Note Document, and (ii) clause (a) of the foregoing shall not apply to customary provisions in leases entered into in the ordinary course of business restricting the assignment thereof.

7.2.15 Use of Proceeds. Use the proceeds of the Notes in any way that is not in accordance with Section 6.1.24.

7.2.16 Protection and Maintenance of Intellectual Property.

(a) Abandon, dedicate to the public, or permit to lapse, any material Obligor Intellectual Property;

(b) (i) fail to take commercially reasonable action to prosecute infringements, dilutions and other violations of the Intellectual Property owned by such Obligor or its Subsidiaries including commencement of an unstayed suit, and (ii) not settle or compromise any pending or future Action with respect to such Intellectual Property;

(c) license any Obligor Intellectual Property or consent to amend any current Obligor IP Agreement in a manner that materially and adversely affects the right of such Obligor to receive payments thereunder, or in any manner that would materially impair the Lien on such Intellectual Property owned by such Obligor created pursuant to the Security Documents;

(d) fail to use proper marking practices in connection with its use of Patents and registered Trademarks; and

(e) control the quality of goods and services offered by any licensees of its Trademarks in a manner adequate to preserve the validity of such Trademarks.

7.2.17 Deposit Accounts and Securities Accounts.

(a) [Reserved].

(b) Make any disbursement into or maintain cash or other amounts in any Deposit Account or Securities Account, unless the Collateral Agent shall have received a Deposit Account Control Agreement in respect of each such Deposit Account; provided that accounts with collections of less than $10,000, zero balance payroll accounts (or payroll accounts containing not more than one period payroll), and accounts in which customers deposits are held (with all such customer account balances aggregating less than $250,000) are not subject to the provisions of this Section 7.2.17(b).

7.2.18 Inactive Subsidiaries. Allow any Inactive Subsidiary to engage in any activities that would be a violation of the representation and warranty in Section 6.1.28, if such representation were made at the time such activity is conducted.

7.2.19 Activities of Holdings and U.S. Holdings.

(a) In the case of Holdings and U.S. Holdings, conduct any business activities that would constitute a breach of the representation under Schedule 6.1.27 if such representation were made at the time such activity is conducted.

SECTION 8. CONDITIONS PRECEDENT

8.1 Conditions Precedent to any Subsequent Closing. The issuance of any Notes to Purchasers and funding of proceeds into the FF Disbursement Account in any Subsequent Closing, including the Subsequent Closing on the Second A&R Date, is subject to the fulfillment (or waiver, in accordance with Section 11.1) of each of the following conditions precedent:

(a) Document and Other Deliverables. Solely with regard to the Subsequent Closing on the Second A&R Date, the payment of the amounts and delivery of the documents, opinions and other items listed on Schedule 8.1.

(b) Representations and Warranties. The representations and warranties of the Obligors set forth in the Note Documents shall be true and correct in all material respects with the same effect as though made on and as of the date of such Note issuance (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(c) No Event of Default or Fundamental Event of Default. At the time of and immediately after giving effect to any Note issuance in such Subsequent Closing, no Event of Default shall have occurred and be continuing.

(d) No Injunction. The issuance of the Notes in such Subsequent Closing shall not violate any Requirement of Law and shall not be enjoined, temporarily, preliminarily or permanently.

(e) Note Purchase Agreement Counterpart. In connection with such Subsequent Closing, each New Purchaser shall have executed and delivered a counterpart of this Agreement.

(f) Issuance of Note. In connection with such Subsequent Closing, the Issuers shall have issued a Note to each such Purchaser.

(g) The Purchasers, Notes Agent, and the Collateral Agent shall have received payment of all fees required to be paid under this Agreement and the Note Documents, including, solely with regard to the Subsequent Closing on the Second A&R Date, the Collateral Agency Fee and all internal and external expenses of Purchasers, Notes Agent and Collateral Agent (including the reasonable fees and expenses of legal counsel to Notes Agent, Collateral Agent and Purchasers).

(h) No Material Adverse Effect. Since December 31, 2019, no event, change, condition or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

Each Note issuance in each Subsequent Closing, including the Second A&R Closing, shall be deemed to constitute a representation and warranty by Obligors on the date thereof as to the matters specified in this Section 8.1.

SECTION 9. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

9.1 Events of Default. The occurrence of one or more of the following events and, other than with respect to any Fundamental Event of Default, if such event shall continue unremedied for a period of 60 days after the date upon which an Issuer receives notice of such default from the Collateral Agent or any Purchaser shall constitute an “Event of Default”:

9.1.1 Payment of Obligations. Issuers shall fail to pay any of the Obligations on the due date thereof (whether due at stated maturity, upon acceleration or otherwise), in each case, in accordance with the terms of this Agreement.

9.1.2 Misrepresentations. Any representation, warranty or other statement made, deemed made, or furnished to Notes Agent or any Purchaser by or on behalf of any Obligor or any of their respective Subsidiaries in connection with any Note Document (including any amendment or modification thereof, or any waiver thereunder) or any document, instrument, certificate or financial statement furnished pursuant to or in connection with or in reference thereto or any transaction contemplated hereby or thereby, in each case proves to have been false or misleading in any material respect when made, deemed made, furnished or reaffirmed pursuant to Section 8.1 hereof.

9.1.3 [Reserved].

9.1.4 Breach of Other Covenants. Any Obligor shall fail or neglect to perform, keep or observe any covenant, condition or agreement, in each case, after giving effect to any applicable grace period set forth therein, contained in (a) Sections 7.1.2 (Notices), 7.1.4 (Existence; Conduct of Business), 7.1.6(b) (Payment of Obligations), 7.1.7 (Insurance), 7.1.9 (Additional Parties; Further Assurance; Additional Collateral) and 7.2 (Negative Covenants), or (b) this Agreement or any other Note Document (other than a covenant, condition or agreement which is dealt with specifically in clause (a) of this Section 9.1.4 or elsewhere in Section 9.1 of this Agreement).

9.1.5 Vendor Trust Debt. (a) any default shall occur under the terms applicable to the Vendor Trust Debt of any Obligor and such default shall accelerate the maturity of such debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such debt to become due and payable, (b) any Obligor purchases or redeems any Vendor Trust Debt or posts cash collateral in respect thereof prior to its expressed maturity except as otherwise permitted under this Agreement, (c) any party thereto shall take any action or fail to take any action in violation of any subordination provision (including any term of the Intercreditor Arrangements) with respect to any Subordinated Debt, (d) notwithstanding the Intercreditor Arrangements, the Vendor Trust Debt shall be amended or refinanced in any manner adverse to Notes Agent or Purchasers without consent of such party, or (e) any Obligor transfers any cash or other property into the Vendor Trust except as otherwise permitted under this Agreement.

9.1.6 Other Defaults. (a) Except to the extent such payment is expressly prohibited by this Agreement or the Note Documents, including with respect to any payment on any Pre-A Debt not expressly permitted in this Agreement, any Obligor or any of their respective Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any material Indebtedness (other than the Subordinated Debt), when and as the same shall become due and payable and such failure continues beyond all grace periods applicable thereto, or (b) there shall occur any default or event of default on the part of any Obligor or any of their respective Subsidiaries under any agreement, document or instrument to which such Obligor or such Subsidiary is a party or by which such Obligor or such Subsidiary or any of its Property is bound, evidencing or relating to any material Indebtedness (other than the Subordinated Debt), which default or event of default continues beyond all grace and notice periods applicable thereto and, as a result thereof, the payment or maturity of such material Indebtedness is or is permitted to be accelerated in consequence of such default or event of default or demand for payment of such material Indebtedness is made or is permitted to be made in accordance with the terms thereof, or any event or condition shall occur which results in any such material Indebtedness becoming due prior to its scheduled maturity (including any acceleration of the Pre-A Debt to Marvel Best Technology Limited) or that enables or permits the holders thereof (or a trustee, agent or other representative on their behalf) to require the repayment, repurchase or redemption thereof.

9.1.7 Invalidity of Note Documents. Any Note Document, including the Collateral Agency and Intercreditor Agreement (or any provision thereof) for any reason (other than due to the action or inaction of the Notes Agent, the Collateral Agent or a Purchaser) ceases to be valid, binding and enforceable against the applicable Obligor in accordance with its terms or any Obligor or Secured Party (other than the Notes Agent, Collateral Agent or a Purchaser) shall challenge the enforceability of any Note Document (including the Collateral Agency and Intercreditor Agreement) or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Note Documents (including the Collateral Agency and Intercreditor Agreement) has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms.

9.1.8 Security Documents. Any Lien on any material portion of the Collateral securing the Obligations shall cease to be (or shall be asserted by any Obligor or Secured Party (other than the Notes Agent, Collateral Agent or a Purchaser) not to be) valid, perfected (if applicable) and enforceable in all respects or to have the priority contemplated by the Note Documents (other than due to the action or inaction of the Notes Agent, the Collateral Agent or a Purchaser).

9.1.9 ERISA. One or more ERISA Events occurs with respect to any Plan or any event similar to the foregoing occurs or exists with respect to one or more Foreign Plans.

9.1.10 Judgments. (a) One or more final and non-appealable judgments (including any fine, penalty, writ of attachment or similar processes) (collectively, “Judgments”) are issued or rendered against any Obligor, any of their respective Subsidiaries, or any of their respective Property (i) in the case of money judgments in excess of $3,000,000, individually, or $6,000,000 in the aggregate, in each case not paid or covered by insurance from a reputable insurer who has not disclaimed coverage or by an indemnity from an investment-grade (i.e., rated Baa3 or better by Moody’s and BBB- or better by S&P) indemnitor which Judgment is not stayed, bonded over, released or discharged within sixty (60) days, and (ii) in the case of non-monetary Judgments, in each case which Judgment is not stayed, bonded over, released or discharged within sixty (60) days; provided that any amount bonded over in clauses (i) and (ii) may not be bonded in an amount higher than $3,000,000, individually, or $6,000,000 in the aggregate for all such bonds; and provided, further, that a Judgment against any Obligor relating to the matter disclosed as Item #5 of the “Faraday&Future Inc. and Related Matters” section of Schedule 6.1.14 as of the Second A&R Date shall not be an Event of Default under this Section 9.1.10 as long as no payment is made by such Obligor and no enforcement action is taken with regard to such Judgment against any Obligor’s assets, or (b) there shall be instituted in any court criminal proceedings against any Obligor or Subsidiary (other than the Chinese Subsidiaries) or any Obligor or Subsidiary (other than the Chinese Subsidiaries) shall be indicted for any crime, in each case, for which the reasonably likely penalty is in excess of $3,000,000.

9.1.11 [Reserved].

9.1.12 CTRIP Obligations. Except for a Permitted Equity Issuance, any Obligor shall make any cash payment with respect to any CTRIP Obligation.

9.1.13 Challenges. Any Obligor shall challenge, support or encourage a challenge of any payments made to the Notes Agent or any Purchaser with respect to the Obligations, other than to challenge the occurrence of a Default or Event of Default, subject to Section 11.3 solely with regard to any challenge as to the reasonableness of fees and expenses.

9.1.14 Restriction on Business. If any Obligor or any of its Subsidiaries (other than Inactive Subsidiaries) is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any part of the business affairs of Obligors and their Subsidiaries; provided, that the Obligors shall have twenty (20) Business Days after the entry of such an order to obtain a court order vacating, staying or otherwise obtaining relief from such court to address any such order.

9.1.15 Insolvency or Liquidation Proceeding. Any Obligor (i) commences a voluntary Insolvency or Liquidation Proceeding, (ii) consents in writing to the entry of an order for relief against it in an involuntary Insolvency or Liquidation Proceeding, (iii) makes a general assignment for the benefit of creditors, (iv) an involuntary Insolvency or Liquidation Proceeding is commenced against any Obligor that is not dismissed within sixty (60) days after its commencement, or (v) a court of competent jurisdiction enters an order or decree under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, (a) for relief against any Obligor or (b) for the appointment of a custodian or trustee for any Obligor or over any Property of an Obligor.

9.1.16 Change of Control. A Change of Control shall occur.

9.1.17 Payment Enforcement. Any Junior Secured Party (as defined in the Collateral Agency and Intercreditor Agreement) or other secured creditor of any Obligor initiates any enforcement action against any part of the Collateral (collectively, an “Enforcement Action”) and (a) such Enforcement Action is not stayed, terminated, forbeared, or otherwise discharged within sixty (60) days of the Obligors obtaining knowledge of such Enforcement Action or (b) one or more secured creditors (x) take possession or control of Collateral or (y) commence execution on a judgment lien or similar order from a court of competent jurisdiction (collectively a “Judgment Lien”) to take possession or control of Collateral with an aggregate fair market value in excess of $6,000,000.00. Notwithstanding the foregoing, in the event an Enforcement Action or Judgment Lien is resolved within sixty (60) days on terms which neither interfere with nor prejudice any part of the Collateral (with the understanding that any payments made to resolve such Enforcement Action or Judgment Lien that consist of (x) cash on the balance sheet of any Obligor or Subsidiary or (y) that are the proceeds of any unsecured Indebtedness or Last Out Notes, shall be deemed to not interfere with or prejudice any part of the Collateral) such Enforcement Action or Judgment Lien shall no longer constitute an Event of Default hereunder and the Majority Purchasers shall direct the Notes Agent to rescind any Acceleration previously declared with respect to such Enforcement Action or Judgment Lien.

9.1.18 Protection of Intellectual Property. Any Obligor (a) sells or transfers (with the understanding that the granting of a license shall not constitute a sale or transfer) any material Intellectual Property owned by an Obligor to any Person that is not an Obligor, or (b) grants a license to any material Intellectual Property owned by an Obligor to any Person that is not an Obligor or amends, solely with respect to any material Intellectual Property owned by an Obligor, any current (as of the Second A&R Date) Obligor IP Agreement; provided that any such license or amendment shall not be an Event of Default under this Section 9.1.18 so long as such license or amendment is on commercially reasonable terms as determined by the board of directors of Faraday and such board determination concludes that the action will not materially and adversely affect the right of such Obligor to receive payments under such current Obligor IP Agreement or in any manner that would materially impair, or reduce the value of, the Lien created pursuant to the Security Documents on such Intellectual Property owned by such Obligor. Any purported transfer or license of any Obligor Intellectual Property in breach of this Section 9.1.18, shall be of no force or effect.

9.2 Acceleration of the Obligations. Subject to the Collateral Agency and Intercreditor Agreement:

(a) Subject to Section 9.2(d) below, upon or at any time after the occurrence and during the continuance of an Event of Default except as specified in Section 9.1.15 (Insolvency or Liquidation Proceeding), Notes Agent (acting at the direction of Majority Purchasers) may declare (such declaration, an “Acceleration”) the Notes then outstanding to be due and payable, and thereupon the principal of the Notes so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of Issuers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Issuers, in each case, without limiting any other rights or remedies of Notes Agent, the Collateral Agent or the Purchasers provided for elsewhere in this Agreement, the other Note Documents or by applicable Law, or in equity, or otherwise. In addition, the Notes Agent (acting at the direction of Majority Purchasers) may rescind any such Acceleration previously declared. Notwithstanding the foregoing, during the 30-day period commencing on September 9, 2020, BL FF First Out Purchasers, acting as Majority Purchasers, shall not declare an Acceleration without the prior consent of the FF Ventures First Out Purchasers.

(b) Subject to Section 9.2(d) below, upon the occurrence and during the continuance of any Event of Default, the Notes Agent (acting at the direction of Majority Purchasers) and Collateral Agent may, on behalf of the Purchasers, without notice to (except as expressly provided for in any Note Document) or demand upon any Obligor, which are expressly waived by each Obligor (except as to notices expressly provided for in any Note Document), proceed to protect, exercise and enforce their rights and remedies under the Note Documents against the Issuers and each other Obligor and such other rights and remedies as are provided by Law or equity.

(c) Any right, remedy, privilege or power of any Secured Party with respect to the Collateral shall be exercised by the Collateral Agent and not by any Secured Party individually. The order and manner in which the Purchasers’ rights and remedies are to be exercised against the Collateral following the acceleration of the Notes, shall be determined by the Majority Purchasers or by the Majority Holders (as defined in the Collateral Agency and Intercreditor Agreement) (to the extent required by the Collateral Agency and Intercreditor Agreement) and all payments received by Notes Agent and the Purchasers, or any of them, shall be applied as provided for in the Collateral Agency and Intercreditor Agreement and herein. No application of payments under this clause (c) will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Note Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Purchasers hereunder or thereunder or at law or in equity.

(d) Upon the occurrence of an Event of Default (except a Fundamental Event of Default), until the Maturity Date (the “Forbearance Period”), the Purchasers agree (i) to forbear from declaring the Notes then outstanding to be due and payable and exercising or enforcing rights or remedies against the Obligors, (ii) that, solely with respect to the First Out Notes, (1) during the occurrence and continuance of an Event of Default under Section 9.1.4(b) arising out of a breach of Section 7.2.5 (Limitation on Liens) or Section 7.2.6 (Payments of Certain Obligations) or under Section 9.1.5(b), (d) and (e) (Vendor Trust Debt). (which, for the avoidance of doubt, shall occur after giving effect to the sixty (60)-day cure period set forth in Section 9.1), interest will be subject to the Default Rate during the Forbearance Period and (2) during the occurrence and continuance of any other Event of Default interest will be subject to the Interest Rate rather than the Default Rate during the Forbearance Period, and (iii) that, solely with respect to the Last Out Notes, interest will be subject to the Interest Rate rather than the Default Rate during the Forbearance Period; provided that, (A) nothing herein shall prohibit Notes Agent (at the direction of Majority Purchasers) from exercising rights or remedies under the Note Documents in respect of a Default relating to a Fundamental Event of Default, and (B) the Forbearance Period shall immediately terminate upon the occurrence of a Fundamental Event of Default, at which time, Notes Agent (at the direction of Majority Purchasers) may immediately exercise any of its rights and remedies, whether pursuant to the Note Documents, at law, in equity or otherwise, but provided that the Forbearance Period will be reinstated if all existing Fundamental Events of Default are cured (to the extent such Fundamental Events of Default are curable under this Agreement). Obligors acknowledge and agree that the running of any statutes of limitation or doctrine of laches applicable to any claims or causes of action that Notes Agent or Purchasers may be entitled to take or bring in order to enforce their rights and remedies against Issuers and other Obligors (or any of their respective assets) is, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period. Upon the occurrence of a Fundamental Event of Default, interest will be subject to the Default Rate.

If an Event of Default specified in Section 9.1.15 (Insolvency or Liquidation Proceeding) occurs, all Obligations shall be due and payable immediately without further action or notice. Notwithstanding the foregoing or anything in this Agreement or other Note Documents to the contrary, Notes Agent and Purchasers agree that except in accordance with the provisions of the Collateral Agency and Intercreditor Agreement, they will not exercise or enforce any right, remedy or power under this Agreement or any Note Document where such right, remedy or power arises as a result of a Default or an Event of Default; it being agreed that acceleration in respect of an Event of Default under this Agreement shall be deemed to be a remedy for any purposes of this Agreement.

9.3 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, following an acceleration of the Notes (to the extent permitted by the Collateral Agency and Intercreditor Agreement), each Purchaser and each of its Affiliates is hereby authorized by Obligors at any time or from time to time, to the fullest extent permitted by law, with prior written notice to Notes Agent, to setoff and to appropriate and to apply any and all (i) deposits (general or special, time or demand, provisional or final) at any time held by such Purchaser or Affiliate at any of its offices for the account of any Obligor or any of its Subsidiaries (regardless of whether such deposits are then due to an Obligor or its Subsidiaries), and (ii) other property at any time held or owing by such Purchaser or Affiliate to or for the credit or for the account of any Obligor or any of its Subsidiaries, in each case against and on account of any of and all of the Obligations held by such Purchaser or Affiliate, irrespective of whether or not such Purchaser or Affiliate shall have made any demand under the Note Documents and although such obligations may be unmatured. Any Purchaser exercising a right to setoff shall, to the extent the amount of any such setoff exceeds its pro rata share of the Obligations, purchase for cash (and the other Purchasers shall sell) interests in each such other Purchaser’s pro rata share of the Obligations as would be necessary to cause such Purchaser to share such excess with each other Purchaser in accordance with their respective pro rata share. Each Obligor agrees, to the fullest extent permitted by law, that any Purchaser may exercise its right to set off with respect to amounts in excess of its pro rata share of the Obligations and upon doing so shall deliver such excess to Notes Agent for the benefit of all Purchasers in accordance with the pro rata shares of the Purchasers.

9.4 Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Obligors contained in this Agreement and the other Note Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any Schedule or in any Collateral Agreement given to Notes Agent, the Collateral Agent or any Purchaser or contained in any other agreement between any Purchaser and Obligors or between Notes Agent or the Collateral Agent and Obligors heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Obligors herein contained. The failure or delay of Notes Agent, the Collateral Agent or any Purchaser to require strict performance by Obligors of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Notes and other Obligations owing or to become owing from Obligors to Notes Agent and each Purchaser have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Obligors contained in this Agreement or any of the other Note Documents and no Default or Event of Default by Obligors under this Agreement or any other Note Documents shall be deemed to have been suspended or waived by Purchasers, unless such suspension or waiver is granted (or deemed granted) in accordance with Section 11.1.

9.5 Credit Bidding. Subject to the Collateral Agency and Intercreditor Agreement, Notes Agent, on behalf of itself and the Purchasers, at the direction of the Majority Purchasers, shall have the right to credit bid, or to direct the Collateral Agent to credit bid, all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (x) at any sale thereof conducted under the provisions of Title 11 of the United States Code entitled “Bankruptcy”, including under Sections 363, 1123 or 1129 thereof, or any similar Laws in any other jurisdictions to which an Obligor is subject, (y) at any sale thereof conducted by (or with the consent or at the direction of) the Collateral Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, or (z) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Collateral Agent (whether by judicial Action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Purchasers shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid, in each case at the direction of the Majority Purchasers, (A) Notes Agent shall be authorized to form one or more acquisition vehicles to make a bid, (B) Notes Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by Notes Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Majority Purchasers, irrespective of the termination of this Agreement), (C) Notes Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Purchasers, as a result of which each of the Purchasers shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Purchaser or acquisition vehicle to take any further action, and (D) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Purchasers pro rata and the Equity Interest and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Purchaser or any acquisition vehicle to take any further action.

SECTION 10. AGENTS

10.1 Authorization and Action. Each of the Purchasers hereby irrevocably appoints U.S. Bank National Association as Notes Agent pursuant to this Agreement and each Purchaser hereby authorizes Notes Agent to take such action on its behalf, including execution of the Note Documents, as applicable, and to exercise such powers under this Agreement and the other Note Documents as are delegated to Notes Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. Each Purchaser hereby acknowledges that Notes Agent shall not have by reason of this Agreement assumed a fiduciary relationship in respect of any Purchaser, regardless of whether an Event of Default has occurred or is continuing nor will Notes Agent have responsibilities or obligations other than those expressly assumed by Notes Agent in this Agreement and the other Security Documents to which Notes Agent is a signatory and no obligations or duties shall be implied against Notes Agent. Subject to the Collateral Agency and Intercreditor Agreement, Notes Agent shall have the authority to (i) act as the collecting agent for Purchasers with respect to all payments and collections arising in connection with the Note Documents, (ii) execute and deliver as Notes Agent each Note Document, including any intercreditor or subordination agreements, and accept delivery of each Note Document from any Obligor or other Person and to perform all of its undertakings and obligations thereunder, (iii) approve the forms of Vendor Trust Documents and (iv) take any action or otherwise exercise any rights or remedies with respect to any Collateral under the Note Documents, Requirements of Law or otherwise. In performing its functions and duties under this Agreement, Notes Agent shall act solely as such agent of Purchasers, and shall not assume, or be deemed to have assumed, any obligation toward, or relationship of agency or trust with or for, Obligors. Notes Agent may, but shall not be required to, exercise any discretion or take any action hereunder unless and until it is adequately directed hereunder (and shall be fully protected in so acting or refraining from acting) by the Majority Purchasers (accompanied by indemnity satisfactory to the Notes Agent, and subject to the Notes Agent’s rights hereunder (as applicable) and indemnification set forth in Section 11.3), only whenever such instruction shall be requested by Notes Agent, or required hereunder following the acceleration of the Obligations, and such instructions shall be binding upon all Purchasers; provided, that Notes Agent shall be fully justified in failing or refusing to take any action which exposes it to any liability or which is contrary this Agreement, the other Note Documents or applicable Law, unless Notes Agent is indemnified to its satisfaction by the other Purchasers against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. If Notes Agent in its discretion seeks the consent or approval of the Majority Purchasers with respect to any action hereunder, Notes Agent shall send notice thereof to each Purchaser and shall notify each Purchaser at any time that the Majority Purchasers (or such greater or lesser number of Purchasers) have instructed Notes Agent to act or refrain from acting pursuant hereto. For the avoidance of doubt, prior to the acceleration of the Obligations, the Majority Purchasers have no right to require Notes Agent to act or refrain from acting and any such right following an Event of Default and acceleration shall be subject to the Notes Agent’s rights hereunder. The permissive authorizations, entitlements, powers and rights (including the right to request that the Issuer take an action or deliver a document and the exercise of remedies following an Event of Default) granted to the Notes Agent herein shall not be construed as duties. Nothing herein or in any Security Documents or related documents shall obligate the Notes Agent to advance, expend or risk its own funds, or to take any action which in its reasonable judgment may cause it to incur any expense or financial or other liability for which it is not adequately indemnified. If any indemnity in favor of the Notes Agent shall be or become, in the Notes Agent’s reasonable determination, inadequate, the Notes Agent may call for additional indemnification and cease to do the acts indemnified against hereunder until such additional indemnity is given. The Notes Agent shall not be liable for failing to comply with its obligations under this Agreement or any related document in so far as the performance of such obligations is dependent upon the timely receipt of instructions and/or other information from any other Person which are not received or not received by the time required. The Notes Agent may accept and reasonably rely on all accounting, records and work of any Person without audit, and the Notes Agent shall have no liability for the acts or omissions of any Person. If any error, inaccuracy or omission (collectively, “Errors”) exist in any information received, and such Errors should cause or materially contribute to the Notes Agent making or continuing any Error (collectively, “Continued Errors”), the Notes Agent shall have no liability for such Continued Errors.

10.2 Notes Agent’s Reliance, Etc. Neither Notes Agent, any Affiliate thereof, nor any of their respective directors, officers, agents or employees shall be liable to any party (including any Obligor) for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Notes Documents, except for its or their own gross negligence or willful misconduct in the performance of its or their obligations under this Agreement, as determined by a final non-appealable order of a court of competent jurisdiction. Without limitation of the generality of the foregoing, Notes Agent: (i) may treat each Purchaser party hereto as the holder of Obligations until receipt of an executed Assignment and Acceptance Agreement from such Purchaser; (ii) may consult with legal counsel (who may be counsel for the Obligors), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranties or representations to any Purchaser and shall not be responsible to any Purchaser for any recitals, statements, warranties or representations made in or in connection with this Agreement or any other Note Documents; (iv) shall not be responsible to any Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Note Documents or any other instrument or document furnished pursuant hereto or thereto; (v) shall not be liable to any Purchaser for any action taken, or inaction, by Notes Agent in connection with this Agreement or the other Note Documents or, following Notes Agent’s request prior to acceleration of the Notes, or following acceleration of the Notes, upon the instructions of Majority Purchasers or refraining to take any action pending such instructions; (vi) shall not be liable for any apportionment or distributions of payments made by it in good faith pursuant to SECTION 4 hereof; (vii) shall incur no liability under or in respect of this Agreement or the other Note Documents by acting upon any notice, consent, certificate, message or other instrument or writing (which may be by telephone, facsimile, e-mail or other electronic transmission) believed in good faith by it to be genuine and signed or sent by the proper party or parties and need not investigate any fact or matter stated in any such document; and (viii) shall not be deemed to have knowledge of any fact, claim, demand, Default or Event of Default, unless Notes Agent has received written notice thereof specifically identifying such fact, claim, demand, Default or Event of Default and referencing this Agreement (and in the case of the Notes Agent, such written notice is received by a Responsible Officer). The delivery of reports, information and documents to the Notes Agent shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder. In the event any apportionment or distribution described in clause (vi) above is determined to have been made in error, the sole recourse of any Person to whom payment was due but not made shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled. Notes Agent shall not be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether Notes Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall Notes Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, future changes in applicable Law or regulation, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that Notes Agent shall use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. Notes Agent may execute any of its powers hereunder or perform any of its duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral or amounts due hereunder and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Notes Agent is to take or not to take in connection therewith under the circumstances then existing, or the Notes Agent is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction. If at any time the Notes Agent is served with any arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process which in any way affects this Agreement, the Notes, the Collateral or any part thereof or funds held by it (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions), it shall be authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Notes Agent complies with any such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process, the Notes Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, award, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

10.3 Rights of Notes Agent. The Person serving as Notes Agent hereunder may lend money to, and generally engage in any kind of business with, Obligors or any Subsidiary of an Obligor or other Affiliate thereof, all as if it were not Notes Agent and without any duty to account therefor to any other Purchaser.

10.4 Purchaser Credit Decision. Each Purchaser acknowledges that it has, independently and without reliance upon Notes Agent or any other Purchaser and based on the financial statements referred to herein and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Purchaser also acknowledges that it will, independently and without reliance upon Notes Agent or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, any other Note Document or related agreement or any document furnished hereunder or thereunder. Notes Agent shall not have any duty or responsibility, either initially or on an ongoing basis, to provide any Purchaser with any credit or other similar information regarding Obligors.

10.5 Indemnification. Purchasers agree to indemnify each of Notes Agent and Collateral Agent (to the extent not reimbursed by Obligors), in accordance with their respective pro rata share of the Obligations, from and against any and all liabilities, obligations, losses, damages, Taxes, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Notes Agent or Collateral Agent in any way relating to or arising out of this Agreement or any other Note Document or any action taken or omitted by Notes Agent or Collateral Agent under this Agreement or any other Note Document (including, the costs of any such indemnified party defending itself against a claim brought by a party hereto and the costs of enforcing a Purchaser’s indemnity obligations hereunder); provided that no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, Taxes, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Notes Agent’s or Collateral Agent’s gross negligence or willful misconduct in the performance of its obligations under this Agreement, as determined by a final non-appealable order of a court of competent jurisdiction. Without limitation of the foregoing, each Purchaser agrees to reimburse Notes Agent and Collateral Agent promptly upon demand for its ratable share, as set forth above, of any reasonable internal and external expenses (including attorneys’ and experts’ fees) incurred by Notes Agent or Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Note Document, to the extent that Notes Agent or Collateral Agent is not reimbursed for such expenses by Obligors. The obligations of Purchasers under this Section 10.5 shall survive the resignation or removal of the Notes Agent or Collateral Agent, Payment in Full and the termination of this Agreement. If after payment and distribution of any amount by Notes Agent or Collateral Agent to Purchasers, any Purchaser or any other Person, including Obligors, any creditor of any Obligor, a liquidator, administrator or trustee in bankruptcy, recovers from Notes Agent or Collateral Agent any amount found to have been wrongfully paid to Notes Agent or Collateral Agent to Purchasers, then each Purchaser shall reimburse Notes Agent or Collateral Agent, as the case may be, any amount received by such Purchaser.

10.6 Rights and Remedies to Be Exercised by Agents Only. Each Purchaser agrees that no Purchaser shall have any right individually (i) to realize upon the security created by any other Note Document, (ii) to enforce any provision of this Agreement or any other Note Document, or (iii) to make demand under this Agreement or any other Note Document.

10.7 Agency Provisions Relating to Collateral; Release of Liens and Guaranties. Purchasers hereby appoint BL Management, as Collateral Agent for the benefit of the Purchasers, as Secured Parties, pursuant to this Agreement, the Collateral Agency and Intercreditor Agreement and the other Security Documents. Each Purchaser hereby irrevocably authorizes and ratifies Notes Agent’s and the Collateral Agent’s entry into the Collateral Agency and Intercreditor Agreement and other Security Documents for the benefit of the Purchasers, as Secured Parties, and authorizes Notes Agent and Collateral Agent to be the representatives of the Purchasers, as Secured Parties, with respect to the Collateral Agency and Intercreditor Agreement and other Security Documents. Each Purchaser, by execution of this Agreement and by accepting the benefits of the security contemplated hereby and under the Security Documents, hereby irrevocably (i) agrees to be bound to the terms of the Collateral Agency and Intercreditor Agreement and the other Security Documents executed by Collateral Agent for the benefit of the Purchasers, as Secured Parties, as if such Purchasers are direct parties thereto, (ii) agrees to take no actions contrary to the provisions of such Collateral Agency and Intercreditor Agreement and other Security Documents, (iii) authorizes Collateral Agent to perform under such Collateral Agency and Intercreditor Agreement and other Security Documents and enter into any modifications or amendments thereto and (iv) agrees that any action taken by Collateral Agent with respect to the Collateral or otherwise in accordance with the provisions of the Collateral Agency and Intercreditor Agreement and other Security Documents, and the exercise by the Collateral Agent of the powers set forth therein, together with such other powers as are reasonably incidental thereto, shall be authorized by and binding upon all Purchasers. Notwithstanding anything herein this Agreement or the Security Documents to the contrary, the Notes Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting, maintaining or continuing the perfection of any liens on the Collateral.

10.8 [Reserved].

10.9 Resignation of Notes Agent; Appointment of Successor. Notes Agent may resign at any time by notifying the Purchasers and the Issuer Representative. If Notes Agent shall resign under this Agreement, (i) the Majority Purchasers shall have the right to appoint a successor Notes Agent, subject, so long as no Event of Default then exists, to Issuer Representative’s consent if such successor Notes Agent is not an Affiliate thereof, or (ii) if a successor Notes Agent shall not be so appointed and approved within the thirty (30) day period following the notice to Purchasers and Issuer Representative of its resignation, then the retiring Notes Agent may, on behalf of the Purchasers, (A) appoint a successor Notes Agent who shall serve as such until such time as the Majority Purchasers appoint a successor Notes Agent or ratify the appointment of a successor Notes Agent, subject, so long as no Event of Default then exists, to Issuer Representative’s consent if such successor Notes Agent is not an Affiliate thereof (provided that, if the Majority Purchasers and the Issuer Representative, if applicable, do not confirm such acceptance in writing within thirty (30) days following selection of such successor by Notes Agent or select another Notes Agent within such thirty (30) day period, then they shall be deemed to have given such acceptance and such successor shall be deemed appointed as Notes Agent hereunder) or (B) petition a court of competent jurisdiction for the appointment of a successor Notes Agent. Upon its appointment, such successor Notes Agent shall succeed to the rights, powers and duties of Notes Agent, and the term “Notes Agent” shall mean such successor effective upon its appointment, and the retiring Notes Agent’s rights, powers and duties as Notes Agent, shall be terminated without any other or further act or deed on the part of such retiring Notes Agent or any of the other parties to this Agreement. Notwithstanding the foregoing, after the resignation of Notes Agent hereunder, the provisions of this Section 10.9 and Section 11.3 shall inure to the benefit of the former Notes Agent and its sub-agents, including, without limitation, the immunities and indemnifications provided herein and therein, and such former Notes Agent shall not by reason of such resignation or expiration of its appointment be deemed to be released from liability for any actions taken or not taken by it while it was Notes Agent under this Agreement. The fees paid by Issuers to any successor Notes Agent shall be the same as those payable to its predecessor unless otherwise agreed between Issuers and such successor Notes Agent. Any Person into which the Notes Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Notes Agent shall be a party, or any Person succeeding to the business of the Notes Agent shall be the successor of the Notes Agent without any further action hereunder.

SECTION 11. MISCELLANEOUS

11.1 Amendments.

11.1.1 Amendments and Waivers.

(a) [Reserved].

(b) Any modification, extension or amendment of this Agreement or any Note Document and any waiver of a Default or Event of Default or condition shall require the prior written agreement of Notes Agent (acting at the direction of the Majority Purchasers) and each Obligor party to such Note Document; provided, however, without the prior written consent of each affected Purchaser, no modification or waiver shall be effective that would (A) reduce the amount of, or waive or delay payment of, any principal, interest (other than interest at the Default Rate) or fees payable hereunder or under any other Note Document to such Purchaser; provided that any provision requiring a mandatory prepayment of the Notes (including pursuant to an Acceleration) may be amended, modified or waived by Notes Agent (acting at the direction of the Majority Purchasers); (B) amend this Section 11.1.1; (C) alter Section 4.4.2; (D) release all or substantially all of the Collateral or release all or substantially all of the value of the guaranty provided by the Guarantors pursuant to the Collateral Agreement; (E) release any Obligor from liability for any Obligations; or (F) modify the definition of “Majority Purchasers”.

(c) Notwithstanding anything in Sections 11.1.1(a) or (b) above, any amendment or modification affecting the rights, benefits, indemnities, immunities, duties or obligations of the Notes Agent shall require the written consent of the Notes Agent.

(d) The provisions of Section 7.2.6(c) and (j) (relating to permitted payments under the Trade Receivables Repayment Agreement) may not be amended or modified without the prior written consent of the Vendor Trustee.

11.1.2 Limitations. The agreement of Obligors shall not be necessary to the effectiveness of any modification of a Note Document that deals solely with the rights and duties of Purchasers or Notes Agent as among themselves and that does not relate to any rights, duties, obligations or discretion of any Obligor or their respective Subsidiaries. Any waiver or consent granted hereunder shall be effective only if in writing and only for the matter specified. Notes Agent shall not be required to execute any amendment or waiver hereunder if such amendment affects Notes Agent’s rights, privileges and immunities hereunder or under the other Note Documents unless agreed to by Notes Agent.

11.1.3 Payment for Consents. No Issuer will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any First Out Purchaser (in its capacity as a First Out Purchaser hereunder) as consideration for agreement by such First Out Purchaser with any modification of any Note Documents, unless such remuneration or value is concurrently paid, on the same terms, on a ratable basis to all First Out Purchasers providing their consent. Without the consent of the Majority Purchasers, no Issuer will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Last Out Purchaser (in its capacity as a Last Out Purchaser hereunder) as consideration for agreement by such Last Out Purchaser with any modification of any Note Documents, unless the First Out Obligations have been Paid in Full.

11.2 Right of Sale; Assignment; Participations. Obligors hereby consent to any Purchaser’s participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Note Documents, or of any portion hereof or thereof, including any commitment to purchase Notes and the Notes at the time owing to it and such Purchaser’s rights, title, interests, remedies, powers and duties hereunder or thereunder subject to the terms and conditions set forth below.

11.2.1 Sales; Assignments. Obligors and each Purchaser hereby agree that, with respect to any such sale, assignment or transfer:

(a) no such sale, assignment or transfer shall be for an amount of less than $1,000,000 unless (i) Notes Agent agrees and consents to such lesser amount, (ii) such sale, assignment or transfer is to an Eligible Assignee or (iii) such sale, assignment or transfer is for the entire remaining amount of the assigning Purchaser’s Notes or any commitment to purchase Notes, as applicable,

(b) each such sale, assignment or transfer shall be made on terms and conditions which are customary in the industry at the time of the transaction,

(c) Notes Agent must consent (such consent not to be unreasonably withheld or delayed) to each such sale, assignment or transfer to a Person that is not an original signatory to this Agreement and each such Person must satisfy the Notes Agent’s KYC or other applicable customer identification procedures,

(d) no such sale, assignment or transfer shall be granted in violation of Section 11.2.3, and any attempt to sell, assign or transfer any Note Commitment or any Note to any Person described in the first sentence of Section 11.2.3 at any time shall be null and void,

(e) except in the case of a sale, assignment or transfer by a Purchaser to one of its Approved Funds, the assigning Purchaser shall pay to Notes Agent a processing and recordation fee of $3,500 and any attorneys’ fees and expenses incurred by Notes Agent in connection with any such sale or assignment,

(f) Notes Agent, the assigning Purchaser, the assignee and, to the extent Issuer Representative’s consent is required hereunder, Issuer Representative shall each have executed and delivered an Assignment and Acceptance Agreement in the form attached hereto as Exhibit A, which shall include an acknowledgement that each Purchaser agrees to be bound to the provisions of the Security Documents as if it were a party thereto and authorizes the Notes Agent to enter into the Security Documents on its behalf, and

(g) the assignee, if it is not Purchaser immediately prior to any assignment, shall deliver to Notes Agent all applicable tax documentation and an administrative questionnaire acceptable to Notes Agent in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about Issuers, the other Obligors or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable Laws, including Federal and state securities laws.

(h) Notes Agent, acting for this purpose as an agent of Issuers, shall maintain at one of its offices a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of the Purchasers, and the Note Commitment of, and principal amount of the Notes owing to, each Purchaser pursuant to the terms hereof from time to time (the “Register”). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register. The entries in the Register shall be conclusive absent manifest error, and Issuers and the Purchasers shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Purchaser, at any reasonable time and from time to time upon reasonable prior notice. If the Issuers issue Notes hereunder, in the event of a conflict between such Notes and the Register, the terms of the Register shall control.

11.2.2 Participations. Any Purchaser may, without the consent of Issuers, grant participations in all or a portion of such Purchaser’s rights and obligations under this Agreement (including all or a portion of its unused Note Commitment or and the Notes owing to it) to any other Purchaser or other lending institution (a “Participant”); provided that (a) no Participant shall thereby acquire any direct rights under this Agreement, (b) no Participant shall be granted any right to consent to any amendment, except to the extent any of the same pertain to (i) changing the aggregate principal amount of, or interest rate on, or fees applicable to, any Note or (ii) changing the final stated maturity of any Note or the stated maturity of any portion of any payment of principal of, or interest or fees applicable to, any of the Notes; provided that the rights described in this subclause (ii) shall not be deemed to include the right to consent to any amendment with respect to, or which has the effect of, requiring any mandatory prepayment of any portion of any loan or any amendment or waiver of any Default or Event of Default, (c) no such participation shall in any manner relieve the originating Purchaser of its obligations hereunder, (d) the originating Purchaser shall remain solely responsible for the performance of such obligations, (e) Issuers, Notes Agent and the other Purchasers shall continue to deal solely and directly with the originating Purchaser in connection with the originating Purchaser’s rights and obligations under this Agreement and the other Note Documents, (f) no participation shall be granted in violation of Section 11.2.3, and any attempt to grant a participation to any Person described in the first two sentences of Section 11.2.3 at any time shall be null and void, and (g) all amounts payable by Issuers hereunder shall be determined as if the originating Purchaser had not sold any such participation.

To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.3 as though it were a Purchaser. Each Purchaser that sells a participation shall, acting solely for this purpose as a non-fiduciary notes agent of Issuers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Notes or other obligations under this Agreement (the “Participant Register”); provided that no Purchaser shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Note Commitments or Notes or its other obligations under any Note Document) except to the extent that such disclosure is necessary to establish that such Note Commitment or Note or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

11.2.3 Certain Assignees. Notwithstanding any other provision of this Agreement or any other Note Document, no assignment or participation may be made to Holdings, U.S. Holding, any Obligor, any of their respective Affiliates or Subsidiaries or any natural person. Any attempted assignment, participation or transfer to any such Person at any time shall be null and void.

11.2.4 Certain Agreements of Issuers. Issuers agree that (a) they will use their commercially reasonable efforts to assist and cooperate with each Purchaser in any manner reasonably requested by such Purchaser to effect the sale, assignment, transfer, sale of participation in, or other disposition pursuant to this Section 11.2, including assisting in the preparation of appropriate disclosure documents and making members of management available at reasonable times to meet with and answer questions of potential assignees and Participants; and (b) subject to the provisions of Section 11.16 hereof, such Purchaser may disclose credit information regarding Issuers to any potential assignee or Participant.

11.2.5 Purchaser Pledges. Any Purchaser may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Purchaser, and this Section 11.2 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Purchaser from any of its obligations hereunder or substitute any such pledgee or assignee for such Purchaser as a party hereto.

11.3 Expenses; Indemnity; Damage Waiver.

(a) The Issuers jointly and severally shall pay (i) all reasonable internal and external costs and expenses incurred by Purchasers, Notes Agent, the Collateral Agent and their Affiliates, including the reasonable costs, fees, charges and disbursements of financial and other advisors, experts and consultants to Notes Agent, Collateral Agent and Purchasers, counsel to Notes Agent and the Collateral Agent and, if necessary, local counsel in any relevant jurisdiction, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, due diligence expenses (including third party expenses), the preparation, negotiation, administration, replacement, refinancing, monitoring and enforcement of the Note Documents or any amendments, supplements, modifications or waivers of the provisions of the Note Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), and filing and recording fees and expenses in connection therewith and (ii) all reasonable internal and external costs and expenses incurred by Notes Agent, the Collateral Agent, financial advisors, any Purchaser, and any of their respective Affiliates, and its and their respective officers, directors, employees, advisors, agents, controlling persons and other representatives and their successors and permitted assigns (collectively, the “Indemnified Persons”), including the fees, charges and disbursements of financial and other advisors, experts, consultants, counsel to Notes Agent and the Collateral Agent, counsel to the Indemnified Persons and, if necessary, local counsel to the Indemnified Persons in any relevant jurisdiction, in each case in connection with the enforcement, collection or protection of its rights in connection with the Note Documents, including its rights under this Section 11.3 or in connection with the Notes made hereunder, including all such reasonable costs and expenses (including reasonable costs, fees and expenses of other advisors and professionals engaged by Notes Agent and Collateral Agent) incurred during any workout, restructuring or negotiations in respect of such Notes. Costs and expenses being reimbursed by Issuers under this Section 11.3 include, without limiting the generality of the foregoing, costs and expenses incurred in connection with:

1. costs or expenses (including Taxes, and insurance premiums) required to be paid by any Obligor or any of its Subsidiaries under any of the Note Documents that are paid, advanced, or incurred by the Notes Agent, the Collateral Agent or any Purchaser;

2. Taxes, including but not limited to duties or similarly assessed government levies, fees and other charges (A) in connection with any Purchaser’s Notes Agent’s or the Collateral Agent’s transactions with any Obligor or any of its Subsidiaries under any of the Note Documents (other than with respect to any payment by an Issuer or Obligor under any Note Document, which shall be governed by Section 3.7), including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including Tax Lien, litigation, and UCC searches and including searches with the PTO, the United States Copyright Office, or the department of motor vehicles), filing, recording, publication, appraisal, real estate surveys, real estate title policies and endorsements, title insurance and environmental audits and reviews, and (B) filing financing statements, amendments and continuations, and other actions to perfect, protect, and continue the Collateral Agent’s Liens or that are otherwise payable in connection with the execution and delivery of the Note Documents;

3. any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral pursuant to the terms of this Agreement and the other Note Documents;

4. background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the discretion of Notes Agent;

5. audit fees and expenses (including travel, meals, and lodging) of Notes Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement;

6. sums paid or incurred to take any action required of any Obligor under the Note Documents that such Obligor fails to pay or take or costs and expenses paid or incurred to correct any default or enforce any provision of the loan; and

7. forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lockboxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing costs and expenses may be charged to Issuers as Notes or to another deposit account, all as described in Section 4.2.3. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11.3 may be unenforceable because it is violative of any law or public policy, each Obligor shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable Law, to the payment and satisfaction of all matters described in this Section 11.3 incurred by the Indemnified Persons.

(b) The Issuers shall, jointly and severally, indemnify each Indemnified Person against, and hold each Indemnified Person harmless from, any and all losses, claims, damages, Taxes, penalties, liabilities and related expenses, including the fees, charges and disbursements of financial advisors, counsel to Notes Agent, counsel to the Indemnified Persons and if necessary, local counsel to the Indemnified Persons in any relevant jurisdiction and any such costs incurred in connection with enforcing the Issuers’ indemnity obligations hereunder, incurred by or asserted against any Indemnified Person arising out of, in connection with, or as a result of (i) the execution or delivery of the Note Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any loan or the use of the proceeds therefrom, or (iii) any actual or prospective Action relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Person is a party thereto and whether any such Action is brought by a party hereto, and the reasonable internal and external fees and expenses of legal counsel in connection with any such Action; provided that such indemnity shall not, as to any Indemnified Person, be available if such losses, claims, damages, Taxes, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person.

(c) Without limiting any other provision of this Section 11.3, each Issuer agrees to, jointly and severally, defend, indemnify, and hold harmless the Indemnified Persons against any and all Environmental Liabilities and Costs and all other claims, demands, penalties, fines, liability (including strict liability), losses, damages, costs and expenses (including reasonable internal and external legal fees and expenses, consultant fees and monitoring and laboratory fees), arising out of (a) any Releases or threatened Releases (i) at any property presently or formerly owned or operated by any Obligor or any Subsidiary of any Obligor, or any predecessor in interest, or (ii) any Hazardous Materials generated and disposed of by any Obligor or any Subsidiary of any Obligor, or any predecessor in interest; (b) any violations of Environmental Laws by any Obligor, any of their respective Subsidiaries or any predecessor in interest; (c) any Remedial Action relating to any Obligor or any Subsidiary of any Obligor, or any predecessor in interest; (d) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by any Obligor or any Subsidiary of any Obligor, or any predecessor in interest; and (e) any breach of any warranty or representation regarding environmental matters made by the Obligors in Section 6.1.22. Notwithstanding the foregoing, the Obligors shall not have any obligation to any Indemnified Person under this Section 11.3(c) regarding any potential environmental matter covered hereunder which is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person.

(d) To the extent that Issuers fail to pay any amount required to be paid by it to Notes Agent or Collateral Agent, under paragraph (a), (b) or (c) of this Section 11.3, each Purchaser severally agrees to pay to Notes Agent or Collateral Agent such Purchaser’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against Notes Agent in its capacity as such.

(e) To the extent permitted by applicable Law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Note Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the Transactions, any Note or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Obligor hereby waives, releases and agrees not to sue upon any such claim or seek any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(f) The indemnities, waivers and other obligations of the Issuers set forth in this Section 11.3 shall survive the repayment of the Obligations and discharge of any Liens granted under the Note Documents.

(g) All amounts due under this Section 11.3 shall be payable without withholding for Taxes promptly after the date on which demand therefor is made by Notes Agent or the Collateral Agent (as such expenses are incurred). All amounts chargeable to Issuers under this Section 11.3 shall be Obligations secured by all of the Collateral, shall be payable on demand (as such expenses are incurred) to such Indemnified Person, as the case may be, and shall bear interest from the date such demand is made until paid in full at the rate applicable to the Notes from time to time.

(h) For the avoidance of doubt, nothing in this Section 11.3 shall limit any right to indemnification and reimbursement for expenses provided to the Collateral Agent under the Collateral Agency and Intercreditor Agreement.

11.4 Sale of Interest. No Obligor may sell, assign or transfer any interest in this Agreement, any of the other Note Documents, or any of the Obligations, or any portion thereof, including such Obligor’s rights, title, interests, remedies, powers and duties hereunder or thereunder without the prior written consent of Notes Agent (which may (but shall not be obligated to) grant such consent at the direction of the Majority Purchasers) (and any attempted assignment or transfer by such Obligor without such consent shall be null and void).

11.5 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement shall be held to be prohibited, invalid, illegal or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such prohibition, invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof, and the prohibition, invalidity, illegality or unenforceability of a particular provision in a particular jurisdiction shall not prohibit or invalidate, or deem illegal or unenforceable, such provision in any other jurisdiction.

11.6 Successors and Assigns. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under Sections 10.9 or 11.2. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, and Participants (to the extent provided in Section 11.2.2)) any legal or equitable right, remedy or claim under or by reason of this Agreement.

11.7 Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in any of the other Note Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Note Documents, the provision contained in this Agreement shall govern and control.

11.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered be deemed to be an original, and all of which counterparts taken together shall constitute a single binding agreement. Except as provided in Section 8.1, this Agreement shall become effective when it shall have been executed by Notes Agent and when Notes Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be digitally or electronically signed, and that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by a digital signature provider as specified in writing to the Notes Agent) appearing on this Agreement or such other documents shall have the same effect as manual signatures for the purpose of validity, enforceability and admissibility. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any digital or electronic signature appearing on this Agreement or any other documents to be delivered in connection herewith and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

11.9 Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing, and shall be deemed to have been given (i) if by certified or registered mail, return receipt requested, three (3) Business Days after deposit in the mail, postage prepaid, (ii) if by personal delivery against receipt, when delivered against receipt, (iii) if by reputable overnight courier, one (1) Business Day after deposit with such overnight courier, and (iv) if by e-mail, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if no such acknowledgement is received, the e- mail notice, request or demand must be followed with an identical notice, request or demand by one of the methods described in the foregoing clauses (i) through (iii). Until changed by notice pursuant to this Section 11.9, the address and e-mail address for each party is as follows:

(a) If to the Collateral Agent:

Birch Lake Fund Management, LP

c/o Birch Lake Associates, LLC

71 South Wacker Drive, Suite 2425

Chicago, Illinois 60606

Attention: Jack Butler and Rolando Capinpin, Jr.

E-mail: Jack.Butler@birchlake.com and

Rolando.Capinpin@birchlake.com

With copies to:

Honigman LLP

2290 First National Building

660 Woodward Avenue

Detroit, Michigan 48226-3506

Attention: Glenn S. Walter and Barbara A. Kaye

E-mail: gwalter@honigman.com and bkaye@honigman.com

(b) If to Notes Agent:

U.S. Bank National Association

190 S. LaSalle Street, 7th Floor

Chicago, IL 60603

Attn: Faraday&Future Inc., FF Inc. and Robin Prop Holdco LLC Account

With a copy to:

Perkins Coie LLP

1155 Avenue of the Americas, 22nd Floor New York, NY 10036-2711

Attention: Steven H. Cohen

Email: scohen@perkinscoie.com

(c) If to Obligors:

Faraday&Future Inc.

18455 S. Figueroa St.

Gardena, CA 90248

Attention: Jiawei Wang, President

Email: jerry.wang@ff.com

With a copy to:

Sidley Austin LLP

1999 Avenue of the Stars 17th Floor

Los Angeles, CA 90067

Attention: Vijay S. Sekhon

Email: vsekhon@sidley.com

(d) If to any Purchaser, at its address indicated on Schedule 11.9 or in an Assignment and Acceptance Agreement.

Notices and other communications to the Purchasers hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved in advance by Notes Agent. Notes Agent or the Issuer Representative may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved in advance by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

11.10 Consent. Whenever Notes Agent’s, Majority Purchasers’, each Purchaser’s or all Purchasers’ consent is required to be obtained under this Agreement, any other Note Document or any of the Security Documents as a condition to any action, inaction, condition or event, except as otherwise specifically provided herein, Notes Agent, Majority Purchasers, each Purchaser or all Purchasers, as applicable, shall be authorized to give or withhold such consent in its or their discretion.

11.11 Credit Inquiries. Obligors hereby authorize and permit Notes Agent to respond to usual and customary credit inquiries from third parties concerning any Obligor or any of its Subsidiaries.

11.12 Survival. All representations and warranties made by the Obligors in the Note Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Note Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Note Documents and the making of any loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Notes Agent or any Purchaser may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Note or any fee or any other amount payable under this Agreement is outstanding and unpaid.

11.13 Time of Essence. Time is of the essence of this Agreement, the other Note Documents and the Security Documents.

11.14 Entire Agreement. This Agreement and the other Note Documents, together with all other instruments, agreements, documents and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

11.15 Interpretation. No provision of this Agreement or any of the other Note Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have drafted, structured or dictated such provision.

11.16 Confidentiality. As required by federal law and Notes Agent’s policies and practices, Notes Agent may need to obtain, verify, and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services. Notes Agent and each Purchaser hereby agree to use reasonable efforts (equivalent to the efforts Notes Agent or such Purchaser applies to maintain the confidentiality of its own comparable confidential information) to maintain as confidential all information provided to them by any Obligor and designated as confidential, except that Notes Agent and each Purchaser may disclose such information (a) to its and its Affiliates’ directors, officers, employees, members, partners, stockholders and agents, including accountants, auditors, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential); (b) to (i) any assignee or Participant or potential assignee or Participant (in each case other than to any customer of the Obligors or operating competitor of the Obligors, in each case as represented by such Participant or potential assignee, without the prior written consent of the Issuer Representative, provided that it shall not be a violation of this Section 11.16 if such representation is not true and the consent of the Issuer Representative was not obtained prior to such disclosure, provided further, that, the Issuer Representative shall be deemed to have consented to any such disclosure unless it shall object thereto by written notice within ten (10) days after having received notice thereof), or (ii) any actual or potential counterparty to any swap or derivative transaction (including any Hedging Agreement) relating to the Obligors and their obligations, in each case that has agreed to comply and be bound by this Section 11.16 (and any such Person may disclose such information to the Persons applicable to it described in clause (a) above); (c) as required or requested by any Governmental Authority or examiner, or any insurance industry association, or as reasonably believed by Notes Agent or such Purchaser to be compelled by any court decree, subpoena or legal or administrative order or process; provided that Notes Agent or such Purchaser, as applicable, agrees that it will notify the Issuer Representative as soon as practicable in the event of any such disclosure by such Person pursuant to this clause (c) (other than at the request of a Governmental Authority) unless such notification is prohibited by law, rule or regulation, or except in connection with any request as part of a regulatory examination or audit; (d) as it reasonably believes, or on the advice of its counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Note Documents or in connection with any Action relating to this Agreement or any other Note Document or the enforcement of rights hereunder or thereunder; (f) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Purchaser’s investment portfolio in connection with ratings issued with respect to such Purchaser (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any information relating to the Obligors received by it from such Purchaser); (g) to any other party to this Agreement; (h) with the consent of the Issuer Representative; or (i) that becomes publicly available other than as the result of a breach of this Section 11.16, or that becomes available to Notes Agent or any Purchaser on a non-confidential basis from a source other than the Obligors. This Section 11.16 shall supersede all prior confidentiality agreements, non-disclosure agreements or other similar agreements between any Obligor and Notes Agent or any Purchaser with respect to the treatment of confidential information.

EACH PURCHASER ACKNOWLEDGES THAT INFORMATION FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE ISSUERS, AND THEIR AFFILIATES AND THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY ANY ISSUER OR NOTES AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE- LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE ISSUERS AND THEIR AFFILIATES AND THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH PURCHASER REPRESENTS TO EACH ISSUER THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

11.17 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF COLLATERAL AGENT’S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF COLLATERAL AGENT’S AND NOTES AGENT’S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF THE STATE OF NEW YORK. AS PART OF THE CONSIDERATION FOR VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF ANY OBLIGOR, NOTES AGENT OR ANY PURCHASER, EACH OBLIGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND FOR ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK IN ANY ACTION ARISING OUT OF OR RELATING TO ANY NOTE DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OBLIGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIMS, OBJECTIONS AND DEFENSES WHICH IT MAY NOW OR HEREAFTER HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH OBLIGOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO OBLIGORS AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF OBLIGORS’ ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF ANY PURCHASER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY ANY PURCHASER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

11.18 CERTAIN WAIVERS. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW (i) THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM OF ANY KIND DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATED TO ANY OF THE NOTE DOCUMENTS, THE OBLIGATIONS, THE TRANSACTIONS CONTEMPLATED HEREBY OR UNDER THE OTHER NOTE DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY NOTES AGENT OR ANY PURCHASER ON WHICH THE OBLIGORS MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER ANY PURCHASER MAY DO IN REGARD THEREOF; (iii) NOTICE PRIOR TO COLLATERAL AGENT’S OR NOTES AGENT’S TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING COLLATERAL AGENT OR NOTES AGENT TO EXERCISE ANY OF ITS REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. EACH OBLIGOR ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO NOTES AGENT’S AND EACH PURCHASER’S ENTERING INTO THIS AGREEMENT AND THAT NOTES AGENT AND EACH PURCHASER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH OBLIGORS. EACH OBLIGOR WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11.19 Advertisement. Obligors consent to the publication by Notes Agent or any Purchaser of announcements commonly known as “tombstones” relating to the Transactions contemplated by this Agreement (subject in each case to prior review and approval by the Issuer Representative). No Purchaser may make any such announcement without the prior written consent of Notes Agent (such consent to be given or withheld in such agent’s discretion) and the Issuer Representative. Notes Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

11.20 Joint and Several Liability.

Each Obligor hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Agreement and the other Note Documents to which it is a party shall be applicable to and shall be binding upon each Obligor unless expressly otherwise stated herein.

Each Obligor shall be jointly and severally liable for all of the Obligations of each other Obligor, regardless of which Obligor actually receives the proceeds or other benefits of the Notes or other extensions of credit hereunder or the manner in which Obligors, Notes Agent or any Purchaser accounts therefor in their respective books and records.

Each Obligor acknowledges that it will enjoy significant benefits from the business conducted by each other Obligor because of, inter alia, their combined ability to bargain with other Persons including their ability to receive the Notes and other credit extensions under this Agreement and the other Note Documents which would not have been available to any Obligor acting alone. Obligors’ business is a mutual and collective enterprise, and the successful operation of each Obligor is dependent upon the successful performance of the integrated group. Each Obligor has determined that it is in its best interest to procure the credit facilities contemplated hereunder, with the credit support of each other Obligor as contemplated by this Agreement and the other Note Documents. Obligors acknowledge that Notes Agent’s and Purchasers’ willingness to extend credit and to administer the Collateral, as applicable, on a combined basis hereunder is done solely as an accommodation to Obligors and at Obligors’ request.

Each of Notes Agent and the Purchasers have advised each Obligor that it is unwilling to enter into this Agreement and the other Note Documents and make available the credit facilities extended hereby or thereby to any Obligor unless each Obligor agrees, among other things, to be jointly and severally liable for the due and proper payment of the Obligations of each other Obligor. Each Obligor has determined that it is in its best interest and in pursuit of its purposes that it so induce the Purchasers to extend credit pursuant to this Agreement, the Note Documents and the other documents executed in connection herewith (a) because of the desirability to each Obligor of the credit facilities hereunder and the interest rates and the modes of borrowing available hereunder and thereunder, (b) because each Obligor may engage in transactions jointly with other Obligors and (c) because each Obligor may require, from time to time, access to funds under this Agreement for the purposes herein set forth. Each Obligor, individually, expressly understands, agrees and acknowledges, that the credit facilities contemplated hereunder would not be made available on the terms herein in the absence of the collective credit of all Obligors, and the joint and several liability of all Obligors. Accordingly, each Obligor acknowledges that the benefit of the accommodations made under this Agreement to Obligors, as a whole, constitutes reasonably equivalent value, regardless of the amount of the indebtedness actually borrowed by, advanced to, or the amount of credit provided to, or the amount of collateral provided by, any one Obligor.

To the extent that applicable Law otherwise would render the full amount of the joint and several obligations of any Obligor hereunder and under the other Note Documents invalid or unenforceable, such Person’s obligations hereunder and under the other Note Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability; provided, however, that each Obligor’s obligations hereunder and under the other Note Documents shall be presumptively valid and enforceable to their fullest extent in accordance with the terms hereof or thereof, as if this Section 11.20 were not a part of this Agreement.

To the extent that any Obligor shall make a payment under this Section 11.20 of all or any of the Obligations (a “Joint Liability Payment”) which, taking into account all other Joint Liability Payments then previously or concurrently made by any other Obligor, exceeds the amount that such Obligor would otherwise have paid if each Obligor had paid the aggregate Obligations satisfied by such Joint Liability Payments in the same proportion that such Person’s “Allocable Amount” (as defined below) (as determined immediately prior to such Joint Liability Payments) bore to the aggregate Allocable Amounts of each Obligor as determined immediately prior to the making of such Joint Liability Payments, then, following Payment in Full, such Obligor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Obligor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Joint Liability Payments. As of any date of determination, the “Allocable Amount” of any Obligor shall be equal to the maximum amount of the claim which could then be recovered from such Obligor under this Section 11.20 without rendering such claim voidable or avoidable under §548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

Each Obligor assumes responsibility for keeping itself informed of the financial condition of each other Obligor, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of such other Obligor’s Obligations, and of all other circumstances bearing upon the risk of nonpayment by such other Obligor of their Obligations, and each Obligor agrees that none of Notes Agent nor any Purchaser shall have any duty to advise such Obligor of information known to Notes Agent or any Purchaser regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If Notes Agent or any Purchaser, in its discretion, undertakes at any time or from time to time to provide any such information to an Obligor, neither Notes Agent nor any Purchaser shall be under any obligation to update any such information or to provide any such information to such Obligor or any other Person on any subsequent occasion.

Each Obligor hereby authorizes Notes Agent or Collateral Agent, as applicable, to, at any time and from time to time, (a) in accordance with the terms of this Agreement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, Obligations incurred by any Obligor, otherwise modify, amend or change the terms of any Note or other agreement, document or instrument now or hereafter executed by any Obligor and delivered to Notes Agent or any Purchaser; (b) accept partial payments on an Obligation incurred by any Obligor; (c) take and hold security or collateral for the payment of an Obligation incurred by any Obligor hereunder or for the payment of any guaranties of an Obligation incurred by any Obligor or other liabilities of any Obligor and exchange, enforce, waive and release any such security or collateral; (d) apply such security or collateral and direct the order or manner of sale thereof as Collateral Agent, in its discretion, may determine; and (c) settle, release, compromise, collect or otherwise liquidate an Obligation incurred by any Obligor and any security or collateral therefor in any manner, without affecting or impairing the obligations of any other Obligor. Subject to and in accordance with the terms of this Agreement, Notes Agent shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from an Obligor or any other source, and such determination shall be binding on each Obligor. In accordance with the terms of this Agreement, all such payments and credits may be applied, reversed and reapplied, in whole or in part, to any Obligation incurred by any Obligor as Notes Agent shall determine in its discretion without affecting the validity or enforceability of the Obligations of any other Obligor. For the avoidance of doubt, the authority granted to Notes Agent and Collateral Agent pursuant to this Section 11.20 is being granted solely by the Obligors and in no respect is a grant of authority by any Purchaser. Nothing in this Section 11.20 shall (i) modify any right of any Obligor or any Purchaser to consent to any amendment or modification of this Agreement or the other Note Documents in accordance with the terms hereof or thereof, (ii) supplement or modify in any respect any authority granted by the Purchasers to Notes Agent or Collateral Agent pursuant to any other provision of this Agreement or any other Note Documents or (iii) affect or in any way limit the rights of Notes Agent or any Purchaser under this Agreement or any of the other Note Documents.

Each Obligor hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (a) the absence of any attempt to collect an Obligation incurred by any Obligor from any Obligor or any guarantor or other action to enforce the same; (b) any failure by Collateral Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for an Obligation incurred by any Obligor; (c) any borrowing or grant of a security interest by any Obligor as debtor-in-possession under §364 of the Bankruptcy Code; (d) the disallowance, under §502 of the Bankruptcy Code, of all or any portion of any Purchaser’s claim(s) for repayment of any portion of an Obligation incurred by any Obligor; or (e) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor unless such legal or equitable discharge or defense is that of an Obligor in its capacity as an Issuer.

Any notice given by Issuer Representative hereunder shall constitute and be deemed to be notice given by all Obligors, jointly and severally. Notice given by any Purchaser to Issuer Representative hereunder or pursuant to any other Note Documents in accordance with the terms hereof or thereof shall constitute notice to each Obligor. The knowledge of any Obligor shall be imputed to all Obligors and any consent by Issuer Representative or any Obligor shall constitute the consent of and shall bind all Obligors.

This Section 11.20 is intended only to define the relative rights of Obligors and nothing set forth in this Section 11.20 is intended to or shall impair the obligations of Obligors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement or any other Note Documents. Nothing contained in this Section 11.20 shall limit the liability of any Obligor to pay the credit facilities made directly or indirectly to such Obligor and accrued interest, and internal and external fees and expenses with respect thereto for which such Obligor shall be primarily liable.

The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of each Obligor to which such contribution and indemnification is owing. The rights of any indemnifying an Obligor against the other Obligors under this Section 11.20 shall be exercisable upon Payment in Full.

No payment made by or for the account of an Obligor, including (a) a payment made by such Obligor on behalf of an Obligation of another Obligor or (b) a payment made by any other Person under any guaranty, shall entitle such Obligor, by subrogation or otherwise, to any payment from such other Obligor or from or out of property of such other Obligor and such Obligor shall not exercise any right or remedy against such other Obligor or any property of such other Obligor by reason of any performance of such Obligor of its joint and several obligations hereunder, until, in each case, Payment in Full.

11.21 Patriot Act Notice. Notes Agent and Purchasers hereby notify each Obligor and each Purchaser that pursuant to the requirements of the Patriot Act, Notes Agent and Purchasers are required to obtain, verify and record information that identifies each Obligor and each Purchaser, including its legal name, address, tax ID number and other information that will allow Notes Agent and Purchasers to identify it in accordance with the Patriot Act. Notes Agent and Purchasers will also require information regarding each personal guarantor, if any, and may require information regarding any Obligor’s or Purchaser’s management and owners, such as legal name, address, social security number and date of birth.

11.22 Relationship with Purchasers. The obligations of each Purchaser hereunder are several, and no Purchaser shall be responsible for the obligations or commitments of any other Purchaser. Amounts payable hereunder to each Purchaser shall be a separate and independent debt. It shall not be necessary for Notes Agent, Collateral Agent or any other Purchaser to be joined as an additional party in any Action for such purposes. Nothing in this Agreement and no action of Notes Agent, any Purchaser or any other Secured Party pursuant to the Note Documents or otherwise shall be deemed to constitute Notes Agent, any Purchaser or any Secured Party to be a partnership, association, Joint Venture or any other kind of entity, nor to constitute control of any Obligor.

11.23 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permissible by an exception to, or would otherwise be within the limitations of, another covenant shall avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

11.24 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Note Document, Obligors acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by Notes Agent, any Purchaser, or any of their Affiliates are arms’-length commercial transactions between Obligors and such Person; (ii) Obligors have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Obligors are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Note Documents; (b) each of Notes Agent, the Collateral Agent, Purchasers, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Obligors, any of their Affiliates or any other Person, and has no obligation with respect to the Transactions contemplated by the Note Documents except as expressly set forth therein; and (c) Notes Agent, the Collateral Agent, Purchasers, and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Obligors and their Affiliates, and have no obligation to disclose any of such interests to Obligors or their Affiliates. To the fullest extent permitted by applicable Law, each Obligor hereby waives and releases any claims that it may have against Notes Agent, the Collateral Agent, Purchasers, and their Affiliates with respect to any breach of agency or fiduciary duty in connection with any Transaction contemplated by a Note Document.

11.25 Anti-Terrorism Laws.

(a) Each Issuer represents and warrants that (i) no Covered Entity is a Sanctioned Person and (ii) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(b) Each Issuer covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Notes to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, and (iv) each Covered Entity shall comply with all Anti- Terrorism Laws.

11.26 Suretyship Waivers. Without limiting the express intent of the parties hereto as to the governing law of this Agreement as described in Section 11.17, to the extent that California law is held to apply hereto, each Guarantor and each Issuer (in the case of Issuers, with respect to the Obligations of any one or more other Issuer) (all collectively, the “Sureties”; each of them, a “Surety”) waives any and all (if any) rights and defenses arising out of an election of remedies by Notes Agent, Collateral Agent, or any Purchaser (individually and collectively, as the context implies, the “Purchaser Parties”), even though that election of remedies by such party, such as a nonjudicial foreclosure with respect to real Property, has destroyed such Surety’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure (if applicable) or otherwise. Without limiting the foregoing, or anything else contained in this Agreement, each Surety waives all rights and defenses that such Surety may have because all or any of the Issuers’ Obligations are secured by real Property. This means, among other things:

(a) the Purchaser Parties may collect from any Guarantor without first foreclosing on any real or personal Property pledged by any one or more Issuer; and

(b) if the Purchaser Parties foreclose on any real Property pledged by any one or more Issuer: (i) the amount of the Issuers’ Obligations may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price; and (ii) the Purchaser Parties may collect from such Surety even if the Purchaser, by foreclosing on the real Property, has destroyed any right such Surety may have to collect from any one or more Issuer.

This is an unconditional and irrevocable waiver of any rights and defenses Sureties may have because any of the Issuers’ Obligations are secured by real Property. These rights and defenses include, but are not limited to, any (if applicable) rights or defenses based upon Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

Without limiting the generality of the foregoing or any other provision of this Agreement, each Surety hereby expressly waives any and all benefits under California Civil Code sections 2815, 2819, 2822, 2839, 2846, 2847, 2899 and 3433, California Code of Civil Procedure sections 580a, 580b, 580c, 580d and 726, and Chapter 2 of Title 14 of the California Civil Code.

SECTION 12. THE ISSUER REPRESENTATIVE

12.1 Appointment; Nature of Relationship. Faraday is hereby appointed by each Issuer as its contractual representative (herein referred to as the “Issuer Representative”) hereunder and under each other Note Document, and each Issuer irrevocably authorizes the Issuer Representative to act as the contractual representative of such Issuer with the rights and duties expressly set forth herein and in the other Note Documents. The Issuer Representative agrees to act as such contractual representative upon the express conditions contained in this SECTION 12. Additionally, Issuers hereby appoint the Issuer Representative as their agent to receive all of the proceeds of the Notes in the deposit account or accounts designated for such purpose by the Issuer Representative from time to time, at which time the Issuer Representative shall promptly disburse such Notes to the appropriate Issuer. Notes Agent and the Purchasers, and their respective officers, directors, agents or employees, shall not be liable to the Issuer Representative or any Issuer for any action taken or omitted to be taken by the Issuer Representative or Issuers pursuant to this Section 12.1.

12.2 Powers. The Issuer Representative shall have and may exercise such powers under the Note Documents as are specifically delegated to the Issuer Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Issuer Representative shall have no implied duties to Issuers, or any obligation to the Purchasers to take any action thereunder except any action specifically provided by the Note Documents to be taken by the Issuer Representative.

12.3 Employment of Agents. The Issuer Representative may execute any of its duties as the Issuer Representative hereunder and under any other Note Document by or through authorized officers.

12.4 Notices. Each Issuer shall immediately notify the Issuer Representative of the occurrence of any Default or Event of Default hereunder or under any other Note Document, referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Issuer Representative receives such a notice, the Issuer Representative shall give prompt notice thereof to the Notes Agent and the Purchasers. Any notice provided to the Issuer Representative hereunder shall constitute notice to each Issuer on the date received by the Issuer Representative.

12.5 Successor Issuer Representative. The Issuer Representative may resign at any time, such resignation to be effective upon the appointment of a successor Issuer Representative who shall be reasonably acceptable to Notes Agent. Notes Agent shall give prompt written notice of such resignation to the Purchasers.

12.6 Execution of Note Documents. The Issuers hereby empower and authorize the Issuer Representative, on behalf of all Issuers, to execute and deliver to Notes Agent and the Purchasers the Note Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Note Documents. Each Issuer agrees that any action taken by the Issuer Representative or Issuers in accordance with the terms of this Agreement or the other Note Documents, and the exercise by the Issuer Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of Issuers. Notes Agent and Purchasers are entitled to conclusively rely on any information provided by Issuer Representative on behalf of the Issuers.

SECTION 13. GUARANTEE.

13.1 Guarantee.

13.1.1 Anything herein or in any other Note Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Note Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 13.2).

13.1.2 Each Guarantor agrees that the Obligations may at any time and from time to time exceed the maximum permitted amount of the liability of such Guarantor hereunder in accordance with the preceding Section 13.1.1 without impairing the Guarantee contained in this SECTION 13 or affecting the rights and remedies of Notes Agent, Collateral Agent or any Purchaser hereunder.

13.1.3 The Guarantee contained in this SECTION 13 shall remain in full force and effect until Payment in Full.

13.1.4 No payment made by the Issuers, any of the Guarantors, any other guarantor or any other Person or received or collected by Notes Agent, Collateral Agent or any Purchaser from the Issuers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until Payment in Full.

13.1.5 Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, as a primary obligor and not only a surety, guarantees to Notes Agent, for the ratable benefit of the Purchasers and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Issuers and the other Guarantors when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of each Guarantor.

13.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 13.3. The provisions of this Section 13.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Purchasers, and each Guarantor shall remain liable to Notes Agent and the Purchasers for the full amount guaranteed by such Guarantor hereunder.

13.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by Notes Agent, Collateral Agent or any Purchaser, no Guarantor shall be entitled to be subrogated to any of the rights of Notes Agent, Collateral Agent or Purchasers against the Issuers or any other Guarantor or any collateral security or guarantee or right of offset held by Notes Agent, Collateral Agent or any Purchaser for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuers or any other Guarantor in respect of payments made by such Guarantor hereunder, until Payment in Full; provided that any such right of contribution or reimbursement against any Issuer or any other Guarantor (including any right under Section 13.2) shall be irrevocably and automatically waived in the event the Equity Interests of such Issuer or other Guarantor are sold or otherwise transferred or disposed of in connection with the exercise of rights and remedies by Notes Agent, Collateral Agent or the Purchasers (including in connection with a consensual sale, transfer or other disposition in lieu of foreclosure). If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to Payment in Full, such amount shall be held by such Guarantor in trust for Notes Agent, Collateral Agent and the Purchasers, and, forthwith upon receipt by such Guarantor, be turned over to Notes Agent or Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to Notes Agent or Collateral Agent, if required), to be applied against the Obligations.

13.4 Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by Notes Agent or any Purchaser may be rescinded by Notes Agent or such Purchaser and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Notes Agent, Collateral Agent or any Purchaser, and this Agreement, the other Note Documents and any other documents executed and delivered in connection herewith or therewith may be amended, modified, supplemented or terminated, in whole or in part, as Notes Agent (acting at the direction of the Majority Purchasers or all Purchasers, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Collateral Agent or Notes Agent or any Purchaser for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither Notes Agent, Collateral Agent nor any Purchaser shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the Guarantee contained in this SECTION 13 or any property subject thereto.

13.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Notes Agent or any Purchaser upon the Guarantee contained in this SECTION 13 or acceptance of the Guarantee contained in this SECTION 13; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the Guarantee contained in this SECTION 13, and all dealings between the Issuers and any of the Guarantors, on the one hand, and Notes Agent or the Purchasers, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the Guarantee contained in this SECTION 13. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Issuers or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the Guarantee contained in this SECTION 13 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Note Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Notes Agent or any Purchaser, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Issuers or any other Person against Notes Agent or any Purchaser, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Issuers or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Issuers for the Obligations, or of such Guarantor under the Guarantee contained in this SECTION 13, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, Notes Agent or any Purchaser may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Issuers, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by Notes Agent or any Purchaser to make any such demand, to pursue such other rights or remedies or to collect any payments from the Issuers, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Issuers, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Notes Agent or any Purchaser against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Subject to the Collateral Agency and Intercreditor Agreement and this Agreement, each of Notes Agent, Collateral Agent or any Purchaser may, from time to time, at its sole discretion and without notice to any Guarantor (or any of them), take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Obligations or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors with respect to any of the Obligations, (c) extend or renew any of the Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Obligations, or release or compromise any obligation of any Guarantor or any obligation of any nature of any other obligor with respect to any of the Obligations, (d) release any Guarantee or right of offset or its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to any Guarantor for payment of any of the Obligations when due, whether or not Notes Agent, Collateral Agent or such Purchaser shall have resorted to any property securing any of the Obligations or any obligation hereunder or shall have proceeded against any other Guarantor or any other obligor primarily or secondarily obligated with respect to any of the Obligations.

13.6 Reinstatement. The Guarantee contained in this SECTION 13 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Notes Agent or any Purchaser upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuers or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Issuers or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

13.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to Notes Agent without withholding for Taxes, set-off, recoupment or counterclaim.

SECTION 14. AMENDMENT AND RESTATEMENT.

14.1 Amendment and Restatement; Waiver.

14.1.1 The Original A&R Agreement is hereby amended and restated in its entirety as set forth herein. All references to the Original A&R Agreement in any other document, instrument, agreement or other writing shall be deemed to refer to the Original A&R Agreement as amended and restated herein.

14.1.2 Each party hereto hereby confirms that, after giving effect to this Agreement, each Note Document to which such party is a party continues in full force and effect and is the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

14.1.3 Each Obligor hereby acknowledges, confirms and agrees that the Collateral Agent has a valid, enforceable and perfected first-priority lien upon and security interest in the Collateral granted to the Collateral Agent pursuant to the Note Documents (subject only to Permitted Liens), and nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for thereby as to the Obligations which would be secured thereby prior to giving effect to this Agreement.

14.1.4 The Purchasers (together holding 100% of the sum of the aggregate outstanding principal amount of the Notes) hereby direct the Notes Agent (i) to execute and enter into (a) this Agreement and (b) Amendment No. 2 to Collateral Agency and Intercreditor Agreement, dated as of the Second A&R Date; and (ii) to waive all Events of Default, if any, and any other known or unknown Events of Default that may exist as of the Second A&R Date (immediately prior to giving effectiveness of this Agreement).

14.1.5 Waiver. Notes Agent (at the direction of the Purchasers), Collateral Agent and the Purchasers hereby waive all Events of Default, if any, and any other known or unknown Events of Default that may exist as of the Second A&R Date (immediately prior to giving effectiveness of this Agreement).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

ISSUERS:

FARADAY&FUTURE INC.

By:	/s/ Jiawein Wang
Name:	Jiawei Wang
Title:	Vice President, Global Capital Markets

FF INC.

By:	/s/ Jiawein Wang
Name:	Jiawei Wang
Title:	President

ROBIN PROP HOLDCO LLC

By:	/s/ Jiawein Wang
Name:	Jiawei Wang
Title:	President

FARADAY SPE, LLC

By: FARADAY&FUTURE INC., its sole Manager

By:	/s/ Jiawein Wang
Name:	Jiawei Wang
Title:	Vice President, Global Capital Markets

[Signature Page to Second Amended and Restated Note Purchase Agreement]

GUARANTORS:

EAGLE PROP HOLDCO LLC

By:	/s/ Jiawein Wang
Name:	Jiawei Wang
Title:	President

FARADAY FUTURE LLC

By:	/s/ Jiawein Wang
Name:	Jiawei Wang
Title:	President

FF EQUIPMENT LLC

By:	/s/ Jiawein Wang
Name:	Jiawei Wang
Title:	President

FF HONG KONG HOLDING LIMITED

By:	/s/ Jiawein Wang
Name:	Jiawei Wang
Title:	Director

FF MANUFACTURING LLC

By:	/s/ Jiawein Wang
Name:	Jiawei Wang
Title:	President

[Signature Page to Second Amended and Restated Note Purchase Agreement]

FF INTELLIGENT MOBILITY
GLOBAL HOLDINGS LTD.

By:	/s/ Jiawein Wang
Name:	Jiawei Wang
Title:	Director and Vice President

SMART TECHNOLOGY HOLDINGS LTD.

By:	/s/ Jiawein Wang
Name:	Jiawei Wang
Title:	Director and Chief Financial Officer

BIRCH LAKE FUND MANAGEMENT, LP,
as Collateral Agent

By:	/s/ Jack Butler
Name:	Jack Butler
Title:	Chief Executive Officer and Authorized Representative

U.S. BANK NATIONAL ASSOCIATION
as Notes Agent

By:	/s/ Brian W. Kozack
Name:	Brian W. Kozack
Title:	Vice President

[Signature Page to Second Amended and Restated Note Purchase Agreement]

CHUI TIN MOK,
as a Purchaser

By:	/s/ Tin Mok
Name:	Tin Mok
Title:

ROYOD LLC, as a Purchaser

By:	/s/ Shuyan Yang
Name:	Shuyan Yang
Title:	CEO

BLITZ TECHNOLOGY HONG KONG
CO. LIMITED, as a Purchaser

By:	/s/ Liping Liu
Name:	Liping Liu
Title:	Director

EVER TRUST TECH LLC, as a Purchaser

By:	/s/ Luetian Sun
Name:	Luetian Sun
Title:	President

WARM TIME INC., as a Purchaser

By:	/s/ Yu Xie
Name:	Yu Xie
Title:	President

[Signature Page to Second Amended and Restated Note Purchase Agreement]

FF VENTURES SPV IX LLC, as a
Purchaser

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Partner

BL FF FUNDCO, LLC, as a Purchaser

By:	/s/ Jack Butler
Name:	Jack Butler
Title:	Chief Executive Officer and Authorized Representative

[Signature Page to Second Amended and Restated Note Purchase Agreement]

SCHEDULE OF PURCHASERS

First Closing (Last Out Purchasers):

Purchaser	Note Commitment (if applicable)	Issued Note Amount
Royod LLC		$8,580,908
Chui Tin Mok		$1,650,000*

Total		$10,303,791

*	Interest payable on this Note under the Agreement on the Maturity Date shall be reduced by $148,335 of prepaid interest.

Subsequent Closings (Last Out Purchasers):

Purchaser	Note Commitment (if	Issued Note Amount
Blitz Technology Hong Kong Co.		$12,135,852.69
Blitz Technology Hong Kong Co.		$3,400,000.00
Blitz Technology Hong Kong Co.		$2,100,000.00
Ever Trust Tech LLC		$16,462,147.31
Warm Time Inc.		$900,000.00

Total		$34,998,000.00

Subsequent Closings (First Out Purchasers):

Purchaser	Note Commitment (if applicable)	Issued Note Amount
FF Ventures SPV IX LLC		$15,000,000.00
BL FF Fundco, LLC		$15,000,000.00

Total		$30,000,000.00

SCHEDULE 1B
GUARANTORS

1.	EAGLE PROP HOLDCO LLC, a Delaware limited liability company
2.	FARADAY FUTURE LLC, a Delaware limited liability company
3.	FF EQUIPMENT LLC, a Delaware limited liability company
4.	FF HONG KONG HOLDING LIMITED, a company incorporated in Hong Kong
5.	FF MANUFACTURING LLC, a Delaware limited liability company
6.	FF INTELLIGENT MOBILITY GLOBAL HOLDINGS LTD. (f/k/a Smart King Ltd.), an exempted company incorporated in the Cayman Islands with limited liability
7.	SMART TECHNOLOGY HOLDINGS LTD., an exempted company incorporated in the Cayman Islands with limited liability

EXHIBIT A

[FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT

This Assignment and Acceptance Agreement (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Note Purchase identified below (the “Note Purchase Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and accepts from the Assignor, subject to and in accordance with the Standard Terms and Conditions referred to above and the Note Purchase Agreement, as of the Effective Date inserted by the Notes Agent as contemplated below, (a) all of the Assignor’s rights and obligations in its capacity as a Purchaser under the Note Purchase Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facilities identified below (including any Guarantees included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Purchaser) against any Person, whether known or unknown, arising under or in connection with the Note Purchase Agreement, any other documents or instruments delivered pursuant thereto or the transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor: ____________________________________________________________________

2.	Assignee: ____________________________________________________________________ [and is [a Purchaser] [an Affiliate/Approved Fund of [Identify Purchaser]]][1]

3.	Issuers: Faraday&Future Inc., FF Inc., Robin Prop Holdco LLC and Faraday SPE, LLC

4.	Agents: Birch Lake Fund Management, LP, as Collateral Agent under the Note Purchase Agreement, and U.S. Bank National Association as Notes Agent under the Note Purchase Agreement.

[1]	Select as applicable.

5.	Note Purchase Agreement: The Second Amended and Restated Note Purchase Agreement dated as of October 9, 2020, among Faraday&Future Inc., FF Inc., Robin Prop Holdco LLC and Faraday SPE, LLC (collectively, the “Issuers”), the Purchasers from time to time party thereto, Birch Lake Fund Management, LP, as Collateral Agent, U.S. Bank National Association, as Notes Agent, and the Guarantors party thereto, as amended, supplemented or otherwise modified as of the date hereof.

6.	Assigned Interest:[2]

Aggregate Amount of Note Commitment / Notes for all Purchasers		Amount of Note Commitment / Notes Assigned		Percentage Assigned of Note Commitment / Notes [3]
$	[●]	$	[●]	[●]	%

Effective Date: ____________ , 20 [TO BE INSERTED BY NOTES AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

The Assignee, if not already a Purchaser, agrees to deliver to the Notes Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about Issuers, the other Obligors or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

[2]	Must comply with the minimum assignment amount set forth in Section 11.2.1(a) of the Note Purchase Agreement, to the extent such minimum assignment amounts are applicable.

[3]	Set forth, to at least nine decimals, as a percentage of the Note Commitment / Notes of all Purchasers.

2

The terms set forth in this Assignment and Acceptance are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor,

by
Name:
Title:

[NAME OF ASSIGNEE], as Assignee,

by
Name:
Title:

3

Consented to and Accepted:

U.S. BANK NATIONAL ASSOCIATION, as Notes Agent

By:
Name:
Title:

[Consented to:][1]

[FARADAY&FUTURE INC.,
as Issuer Representative]

by
Name:
Title:

[1]	To be included only if the consent of the Issuer Representative is required by the Note Purchase Agreement.

4

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

1.	Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Note Purchase Agreement or any other Note Document, other than statements made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Note Documents or any collateral thereunder, (iii) the financial condition of the Issuers, any Subsidiary or any Affiliate of the Issuers, Guarantors or any other Person obligated in respect of any Note Document or (iv) the performance or observance by the Issuers, Guarantors, any Subsidiary or any Affiliate of the Issuers or Guarantors, or any other Person of any of their respective obligations under any Note Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Purchaser under the Note Purchase Agreement, (ii) it satisfies the requirements, if any, specified in the Note Purchase Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Purchaser, (iii) from and after the Effective Date, it shall be bound by the provisions of the Note Purchase Agreement as a Purchaser thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Purchaser thereunder, (iv) it has received a copy of the Note Purchase Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1.3 thereof (or, prior to the first such delivery, the financial statements referred to in Section 6.1.6 thereof), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Notes Agent, the Assignor or any other Purchaser, (v) if it is a Purchaser that is a U.S. Person, attached to this Assignment and Acceptance is an executed original of IRS Form W-9 certifying that such Purchaser is exempt from U.S. Federal backup withholding tax, (vi) if it is a Purchaser organized in a jurisdiction outside of the United States, attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Note Purchase Agreement and any other forms or documents reasonable requested by Notes Agent regarding Assignee’s legal and tax status, duly completed and executed by the Assignee, and (vii) it does not bear a relationship to the Issuers or Guarantors as described in 26 U.S.C. §108(e)(4); and (b) agrees (i) that it will, independently and without reliance on the Notes Agent, the Assignor or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Note Documents, (ii) that it will perform in accordance with their terms all of the obligations which by the terms of the Note Documents are required to be performed by it as a Purchaser, and (iii) to be bound to the provisions of the Security Documents as if it were a party thereto and authorizes the Collateral Agent to enter into the Security Documents on its behalf.

2. Payments. From and after the Effective Date, the Notes Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all such adjustments in payments by the Notes Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves as they shall have agreed, and the Notes Agent shall have no obligations with respect to any such adjustment.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

5

EXHIBIT B

[RESERVED]

EXHIBIT C-1

[FORM OF] SECURED CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, COMPLIANCE WITH RULE 144 UNDER SUCH ACT OR (OTHER THAN FOR A TRANSFER TO AN AFFILIATE) AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANIES THAT SUCH REGISTRATION IS NOT REQUIRED UNDER, OR IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF, SUCH ACT.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (THE “COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT”) DATED AS OF APRIL 29, 2019, AMONG COLLATERAL AGENT, FIRST TRANCHE AGENT, NOTES AGENT, VENDOR TRUSTEE, ISSUERS AND THE OTHER PARTIES THERETO, TO THE OBLIGATIONS OWED BY THE OBLIGORS PURSUANT TO THE FIRST TRANCHE LOAN DOCUMENTS (AS DEFINED IN THE COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT), AS SUCH FIRST TRANCHE LOAN DOCUMENTS HAVE BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME; AND EACH PARTY TO THIS AGREEMENT IRREVOCABLY AGREES TO BE BOUND TO THE PROVISIONS OF THE COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT. [FURTHERMORE, ANY OBLIGATIONS OWING HEREUNDER BY THE COMPANIES SHALL BE SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT, TO THE EXTENT AND IN THE MANNER SET FORTH IN THE AGREEMENT, TO THE PRIOR PAYMENT IN FULL OF THE OBLIGATIONS OWING TO EACH OTHER PURCHASER (OTHER THAN [ROYOD/MOK]) PARTY TO THE AGREEMENT WHETHER NOW OR HEREAFTER.]1

SECURED CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”)

$_________	Date: ___________ , 2019

FOR VALUE RECEIVED, the undersigned (the “Companies” or each individually a “Company”), hereby absolutely and unconditionally promises to pay to the order of [__________ ] or holder (the “Purchaser”), in lawful money of the United States of America, the principal sum of [__________ ] Dollars ($[__________ ]) (such amount the “Principal Amount”) pursuant to the Note Purchase Agreement, dated as of April 29, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), by and among BIRCH LAKE FUND MANAGEMENT, LP, a Delaware limited partnership (“BL Management”) as Collateral Agent for the benefit of the Secured Parties, U.S. BANK NATIONAL ASSOCIATION, as Notes Agent, the PURCHASERS party to the Agreement, the Companies, and the GUARANTORS party to the Agreement, together with interest from the date of this Note on the unpaid Principal Amount, and all other fees, costs and other amounts owing in accordance with the terms hereof and the Agreement, upon the terms and conditions specified below and in the Agreement. This Note is one of a series of secured convertible promissory notes of like tenor issued pursuant to the Agreement.

[1]	NTD: to be included on Royod and Mok Notes only.

1. INTEREST; PAYMENTS. Subject to the provisions of Section 3 hereof relating to the conversion of this Note, the Companies shall pay the entire outstanding Principal Amount in the amounts and at the times specified in the Agreement, such that the entire unpaid Principal Amount of this Note, together with interest thereon and other Obligations owing hereunder or under the Agreement shall be immediately due and payable on the Maturity Date. Interest shall accrue on the Principal Amount from time to time outstanding from the date hereof through and including the date on which such Principal Amount is paid in full as set forth in the Agreement, and the Companies shall pay all such accrued interest, at the rates provided in the Agreement, on the Maturity Date, or such earlier date this Note becomes due and payable.

2. NOTE PURCHASE AGREEMENT. This Note has been issued by the Companies in accordance with the terms of the Agreement. This Note evidences borrowings under and is subject to the terms of the Agreement and is secured pursuant to the Security Documents. Purchaser and any permitted assignee hereof are entitled to the benefits of the Agreement and the other Note Documents and may enforce the agreements of the Companies contained therein, and any holder may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.

3. CONVERSION. At the option of the Purchaser, the principal, interest and Payment Premium may be paid in cash or in Preferred Stock in accordance with the terms of Section 4.3.3 of the Agreement.

4. PREPAYMENT. Prior to the Maturity Date, the Companies may not prepay this Note except as expressly permitted under Section 4.3.2 of the Agreement.

5. LOAN ACCOUNT. The Companies irrevocably authorizes Purchaser to make or cause to be made, at or about the time of any applicable Closing Date or at or about the time of receipt of any payment of principal of this Note, an appropriate notation on a grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the funding of any applicable Consideration or (as the case may be) the receipt of such payment. The outstanding amount of the Consideration set forth on such grid, or the continuation of such grid, or any other similar record, including computer records, maintained by Purchaser with respect to any Consideration shall be prima facie evidence of the principal amount thereof owing and unpaid to Purchaser, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Companies hereunder or under the Agreement to make payments of principal of and interest on this Note as and when due.

6. DEFAULT; WAIVERS. The occurrence of any Event of Default under the Agreement shall be a default under this Note and shall give rise to the rights and remedies, including the right to accelerate the payment of this Note, as provided in the Agreement. The Companies and every endorser and guarantor of this Note, hereby waive presentment, demand, notice, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, diligence in collection and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral and to the addition or release of any other party or person primarily or secondarily liable.

7. TRANSFER. No transfer or other disposition of this Note may be effected except in accordance with the Agreement. Any transfer, attempted transfer or other disposition in violation of the foregoing restriction shall be deemed null and void and of no binding effect.

8. SEVERABILITY. If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Note shall not in any way be affected or impaired thereby and this Note shall nevertheless be binding between the Companies and Purchaser.

9. BINDING EFFECT. This Note shall be binding upon, and shall inure to the benefit of, Purchaser and its permitted successors and assigns.

10. NO RIGHTS AS STOCKHOLDER. This Note, as such, shall not entitle Purchaser to any rights as a stockholder of any Company.

11. HEADINGS AND GOVERNING LAW. The descriptive headings in this Note are inserted for convenience only and do not constitute a part of this Note. The validity, meaning and effect of this Note shall be determined in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

*****

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

FARADAY&FUTURE INC.

By:
Name:	Jiawei Wang
Title:	President

FF INC.

By:
Name:	Jiawei Wang
Title:	President

ROBIN PROP HOLDCO LLC

By:
Name:	Jiawei Wang
Title:	President

FARADAY SPE, LLC

By: FARADAY&FUTURE INC., its sole Manager

By:
Name:	Jiawei Wang
Title:	President

EXHIBIT C-2

[FORM OF] SECURED BL FF FIRST OUT PROMISSORY NOTE

THIS BL FF FIRST OUT NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT DATED AS OF APRIL 29, 2019(AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT”), AMONG COLLATERAL AGENT, FIRST TRANCHE AGENT, NOTES AGENT, VENDOR TRUSTEE, ISSUERS AND THE OTHER PARTIES THERETO, TO THE OBLIGATIONS OWED BY THE OBLIGORS PURSUANT TO THE FIRST TRANCHE LOAN DOCUMENTS (AS DEFINED IN THE COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT), AS SUCH FIRST TRANCHE LOAN DOCUMENTS HAVE BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME; AND EACH PARTY TO THIS AGREEMENT IRREVOCABLY AGREES TO BE BOUND TO THE PROVISIONS OF THE COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT.

SECURED BL FF FIRST OUT PROMISSORY NOTE (THIS “BL FF FIRST OUT NOTE”)

$15,000,000	Date: October 9, 2020

FOR VALUE RECEIVED, the undersigned (the “Issuers” or each individually an “Issuer”), hereby absolutely and unconditionally promises to pay to the order of [ ] (the “Purchaser”), in lawful money of the United States of America, the principal sum of $15,000,000 in accordance with Section 6 of this Note and Schedule 1 attached to this Note (such amount the “Principal Amount”) pursuant to the Second Amended and Restated Note Purchase Agreement, dated as of October 9, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among BIRCH LAKE FUND MANAGEMENT, LP, a Delaware limited partnership (“BL Management”) as Collateral Agent for the benefit of the Secured Parties, U.S. BANK NATIONAL ASSOCIATION, as Notes Agent, the PURCHASERS party to the Agreement, the Issuers, and the GUARANTORS party to the Agreement, together with interest from the date of this BL FF First Out Note on the unpaid Principal Amount, and all other fees, costs and other amounts owing in accordance with the terms hereof and the Agreement, including, without limitation, the Contingent Value Rights Payment (as defined below), upon the terms and conditions specified below and in the Agreement. This BL FF First Out Note is one of a series of BL FF First Out Notes of like tenor issued pursuant to the Agreement. Capitalized terms not defined herein, including on the attached Schedule of Defined Terms attached to this Note as Schedule 2, shall have the meaning set forth in the Agreement.

1. INTEREST; PAYMENTS. The Issuers shall pay the entire outstanding Principal Amount in the amounts and at the times specified in the Agreement, such that the entire unpaid Principal Amount of this BL FF First Out Note, together with interest thereon and other Obligations owing hereunder or under the Agreement shall be immediately due and payable on the Maturity Date. Interest shall accrue on the Principal Amount from time to time outstanding from the date hereof through and including the date on which such Principal Amount is paid in full as set forth in the Agreement, and the Issuers shall pay all such accrued interest, at the rates provided in the Agreement, on the Maturity Date, or such earlier date this BL FF First Out Note becomes due and payable.

2. CONTINGENT VALUE RIGHTS. The Issuers promise to pay the Contingent Value Rights Payment to Purchasers. The Issuers shall pay the CVR Amount plus unpaid interest earned thereon in cash on the Maturity Date, subject to the Conversion Right. Commencing on the date of the occurrence of a Fundamental Transaction, interest will accrue on the CVR Amount at the interest rate applicable to BL FF First Out Obligations, and the Issuers shall pay all such accrued interest in cash on the Maturity Date.

3. CONVERSION RIGHT. Upon consummation of a Qualified SPAC Merger, the Issuer Representative may require that Purchaser convert fifty percent (50%) of the CVR Amount (the “Conversion Amount”) into Equity Interests of the surviving public entity (the “Conversion Right”) in which case, Issuers’ requirement to pay cash for the CVRs shall be reduced to fifty (50%) of the CVR Amount otherwise payable; provided that the Conversion Amount shall convert into common Equity Interests of the surviving public entity at the Conversion Price; provided further that if Issuer Representative exercises such option, the equity received by the Purchaser must be registered under the Securities Act in the registration statement filed with the Securities and Exchange Commission in connection with the Qualified SPAC Merger but in all cases such equity shall be subject to the least restrictive lock-up restrictions applicable in the Qualified SPAC Merger and must be delivered by the Maturity Date. For avoidance of doubt, if any equity issued in connection with the Qualified SPAC Merger is not subject to any lock-up restrictions, then the equity received by Purchaser shall be freely tradable and not subject to any lock-up restrictions.

4. NOTE PURCHASE AGREEMENT. This BL FF First Out Note has been issued by the Issuers in accordance with the terms of the Agreement. This BL FF First Out Note evidences borrowings under and is subject to the terms of the Agreement and all First Out Obligations are secured pursuant to the Security Documents. Purchaser and any permitted assignee hereof are entitled to the benefits of the Agreement and the other Note Documents and may enforce the agreements of the Issuers contained therein, and any Purchaser may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.

5. PREPAYMENT. Prior to the Maturity Date, the Issuers may not prepay this BL FF First Out Note except as expressly permitted under Section 4.3.2 of the Agreement.

6. LOAN ACCOUNT. The Issuers irrevocably authorize Purchaser to make or cause to be made, at or about the time of any applicable Closing Date or at or about the time of receipt of any payment of principal of this BL FF First Out Note, an appropriate notation on a grid attached to this BL FF First Out Note as Schedule 1, or the continuation of such grid, or any other similar record, including computer records, reflecting the funding of any applicable Consideration or (as the case may be) the receipt of such payment. The outstanding amount of the Consideration set forth on such grid, or the continuation of such grid, or any other similar record, including computer records, maintained by Purchaser with respect to any Consideration shall be prima facie evidence of the principal amount thereof owing and unpaid to Purchaser, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Issuers hereunder or under the Agreement to make payments of principal of and interest on this BL FF First Out Note as and when due.

7. DEFAULT; WAIVERS. The occurrence of any Event of Default under the Agreement shall be a default under this BL FF First Out Note and shall give rise to the rights and remedies, including the right to accelerate the payment of this BL FF First Out Note, as provided in the Agreement. The Issuers and every endorser and guarantor of this BL FF First Out Note, hereby waive presentment, demand, notice, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, diligence in collection and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this BL FF First Out Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral and to the addition or release of any other party or person primarily or secondarily liable.

8. TRANSFER. No transfer or other disposition of this BL FF First Out Note may be effected except in accordance with the Agreement. Any transfer, attempted transfer or other disposition in violation of the foregoing restriction shall be deemed null and void and of no binding effect.

9. SEVERABILITY. If any provision of this BL FF First Out Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this BL FF First Out Note shall not in any way be affected or impaired thereby and this BL FF First Out Note shall nevertheless be binding between the Issuers and Purchaser.

10. BINDING EFFECT. This BL FF First Out Note shall be binding upon, and shall inure to the benefit of, Purchaser and its permitted successors and assigns.

11. NO RIGHTS AS STOCKHOLDER. This BL FF First Out Note, as such, shall not entitle Purchaser to any rights as a stockholder of any Issuer.

12. HEADINGS AND GOVERNING LAW. The descriptive headings in this BL FF First Out Note are inserted for convenience only and do not constitute a part of this BL FF First Out Note. The validity, meaning and effect of this BL FF First Out Note shall be determined in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

*****

FARADAY&FUTURE INC.

By:
Name:	Jiawei Wang
Title:	President

FF INC.

By:
Name:	Jiawei Wang
Title:	President

ROBIN PROP HOLDCO LLC

By:
Name:	Jiawei Wang
Title:	President

FARADAY SPE, LLC

By: FARADAY&FUTURE INC., its sole Manager

By:
Name:	Jiawei Wang
Title:	President

Schedule 1

Loans and Payments

Date of Loan	Amount of Loan	Amount of Principal Repaid	Unpaid Principal Amount of Loan	Name of Person Making Notation

Schedule 2

Schedule of Defined Terms BL FF First Out Note

As used in the BL FF First Out Note, the following terms will have the following meanings:

“Conversion Price” – the lower of (a) the quotient obtained by dividing (i) the pre-money valuation ascribed to FF Intelligent in connection with the Qualified SPAC Merger by (ii) the Fully Diluted Capitalization and (b) the lowest effective net price per share of common shares paid for by any third party at the time of, or in connection with, the Qualified SPAC Merger (including the effective price per share taking into consideration the transfer of any founder shares to an investor).

“Contingent Value Rights Payment” or “CVRs” – the right of Purchaser to receive a cash payment in the principal CVR Amount plus interest.

“CVR Amount” – an amount equal to the original principal amount of all BL FF First Out Notes issued by Issuers multiplied by the CVR Rate.

“CVR Rate” – if the BL FF First Out Notes are Paid in Full on or before (a) January 31, 2021, thirty-five percent (35%), (b) February 28, 2021, thirty-six percent (36%), (c) March 31,

2021, thirty-seven percent (37%), and (d) April 30, 2021, thirty-eight percent (38%). If the BL FF First Out Notes are not Paid in Full on or before April 30, 2021, the CVR Rate shall be thirty-nine percent (39%); provided, that if the BL FF First Out Notes are not Paid in Full on or before October 15, 2021, then the applicable thirty-nine percent (39%) CVR Rate shall be increased by an additional one percentage point (i.e. to forty percent (40%)) and the CVR Rate shall be increase by an additional one percentage point every sixty days (60) after October 15, 2021, until the BL FF First Out Notes are Paid in Full, up to a maximum of forty-five percent (45%).

“Fundamental Transaction” – in one or a series of related transactions (a) the principal amount of the BL FF First Out Notes becomes due for any reason or any portion of the BL FF First Out Notes are refinanced, replaced, repaid, or discharged, (b) any Material Obligor, directly or indirectly, effects any sale of all or substantially all of its assets to a party that is not an Obligor or a subsidiary of an Obligor, (c) all or any substantial portion of the equity interests of a Material Obligor are, directly or indirectly, sold or otherwise transferred to or encumbered in favor of a third party (other than a Permitted Equity Issuance) or other transaction expressly permitted under the Second Tranche Loan Agreement, (d) any Material Obligor shall issue any debt or equity (other than a Permitted Equity Issuance, the Vendor Trust Debt, additional Notes issued at any Subsequent Closing, or as otherwise expressly permitted under the Second Tranche Loan Agreement), or (e) a merger, consolidation, restructuring, reorganization or other similar transaction involving a Material Obligor is consummated to a party that is not an Obligor or a subsidiary of an Obligor (including a Qualified SPAC Merger); provided that if an involuntary Insolvency or Liquidation Proceeding is commenced against an Obligor, a Fundamental Transaction shall be deemed to have occurred upon the earlier of the forty-fifth (45th) day after commencement of such proceeding if not dismissed prior to such date or the date of the entry of an order for relief under the Bankruptcy Code.

“Material Obligor” – any Issuer and any other Obligor that (x) owns a material portion of the assets (including without limitation, any Intellectual Property) or (y) generates a material portion of the consolidated net income, in each case of the Obligors and their respective Subsidiaries, taken as a whole.

Exhibit C-3

Form of FF Ventures First Out Note

Execution Version

THIS NOTE AND SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, COMPLIANCE WITH RULE 144 UNDER SUCH ACT OR (OTHER THAN FOR A TRANSFER TO AN AFFILIATE) AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANIES THAT SUCH REGISTRATION IS NOT REQUIRED UNDER, OR IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF, SUCH ACT.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT DATED AS OF APRIL 29, 2019 (AS AMENDED BY THAT CERTAIN AMENDMENT NO. 1 TO COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT DATED AS OF JANUARY 28, 2020, AND AS FURTHER AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT”), AMONG COLLATERAL AGENT, FIRST TRANCHE AGENT, NOTES AGENT, VENDOR TRUSTEE, ISSUERS AND THE OTHER PARTIES THERETO, TO THE OBLIGATIONS OWED BY THE OBLIGORS PURSUANT TO THE FIRST TRANCHE LOAN DOCUMENTS (AS DEFINED IN THE COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT), AS SUCH FIRST TRANCHE LOAN DOCUMENTS HAVE BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME; AND EACH PARTY TO THIS AGREEMENT IRREVOCABLY AGREES TO BE BOUND TO THE PROVISIONS OF THE COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT.

SECURED CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”)

Up to $30,000,000.00	Date: September 9, 2020

FOR VALUE RECEIVED, the undersigned (the “Companies” or each individually a “Company”), hereby absolutely and unconditionally promises to pay to the order of FF VENTURES SPV IX LLC, a Delaware limited liability company (the “Purchaser”), in lawful money of the United States of America, the principal sum of up to Thirty Million Dollars ($30,000,000), in accordance with Section 5 of this Note and Schedule 1 attached to this Note (such amount the “Principal Amount”), pursuant to the Amended and Restated Note Purchase Agreement, dated as of October 31, 2019 (as amended by that certain Amendment No.1 to Amended and Restated Note Purchase Agreement, dated as of January 28, 2020, that certain Amendment No. 2 to Amended and Restated Note Purchase Agreement, dated as of June 24, 2020, that certain Joinder and Amendment to the Amended and Restated Note Purchase Agreement dated as of September 9, 2020, and as further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), by and among ROYOD LLC, a California limited liability company (“Royod”), as Collateral Agent for the benefit of the Secured Parties, U.S. BANK NATIONAL ASSOCIATION, as Notes Agent, the PURCHASERS party to the Agreement, the Companies, and the GUARANTORS party to the Agreement, together with interest from the date of this Note on the unpaid Principal Amount, and all other fees, costs and other amounts owing in accordance with the terms hereof and the Agreement, upon the terms and conditions specified below and in the Agreement. This Note is one of a series of secured convertible promissory notes of like tenor issued pursuant to the Agreement. The full consideration paid to the Companies for this Note shall be up to $27,600,000 of Consideration, due to a 8% original issuance discount (the “OID”) applied against the Principal Amount, and such OID shall be applied in full at each funding under this Note.

1. INTEREST; PAYMENTS. Subject to the provisions of Section 3 hereof relating to the conversion of this Note, the Companies shall pay the entire outstanding Principal Amount in the amounts and at the times specified in the Agreement, such that the entire unpaid Principal Amount of this Note, together with interest thereon and other Obligations owing hereunder or under the Agreement shall be immediately due and payable on the Maturity Date. Interest shall accrue on the Principal Amount from time to time outstanding from the date hereof through and including the date on which such Principal Amount is paid in full as set forth in the Agreement, and the Companies shall pay all such accrued interest, at the times and at the rates provided in the Agreement.

2. NOTE PURCHASE AGREEMENT. This Note has been issued by the Companies in accordance with the terms of the Agreement. This Note evidences borrowings under and is subject to the terms of the Agreement and is secured pursuant to the Security Documents. Purchaser and any permitted assignee hereof are entitled to the benefits of the Agreement and the other Note Documents and may enforce the agreements of the Companies contained therein, and any holder may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.

3. CONVERSION. The unpaid Principal Amount and accrued interest thereon shall be payable and convertible in accordance with the terms of Section 4.3.3(c) of the Agreement.

4. PREPAYMENT. Prior to the Maturity Date, the Companies may not prepay this Note except as expressly permitted under Section 4.3.2 of the Agreement.

5. LOAN ACCOUNT. The Companies irrevocably authorize Purchaser to make or cause to be made, at or about the time of any applicable Closing Date or at or about the time of receipt of any payment of principal of this Note, an appropriate notation on a grid attached to this Note as Schedule 1, or the continuation of such grid, or any other similar record, including computer records, reflecting the funding of any applicable Consideration or (as the case may be) the receipt of such payment. The outstanding amount of the Consideration set forth on such grid, or the continuation of such grid, or any other similar record, including computer records, maintained by Purchaser with respect to any Consideration shall be prima facie evidence of the principal amount thereof owing and unpaid to Purchaser, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Companies hereunder or under the Agreement to make payments of principal of and interest on this Note as and when due.

6. DEFAULT; WAIVERS. The occurrence of any Event of Default under the Agreement shall be a default under this Note and shall give rise to the rights and remedies, including the right to accelerate the payment of this Note, as provided in the Agreement. The Companies and every endorser and guarantor of this Note, hereby waive presentment, demand, notice, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, diligence in collection and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral and to the addition or release of any other party or person primarily or secondarily liable.

7. TRANSFER. No transfer or other disposition of this Note may be effected except in accordance with the Agreement. Any transfer, attempted transfer or other disposition in violation of the foregoing restriction shall be deemed null and void and of no binding effect.

8. SEVERABILITY. If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Note shall not in any way be affected or impaired thereby and this Note shall nevertheless be binding between the Companies and Purchaser.

9. BINDING EFFECT. This Note shall be binding upon, and shall inure to the benefit of, Purchaser and its permitted successors and assigns.

10. NO RIGHTS AS STOCKHOLDER. This Note, as such, shall not entitle Purchaser to any rights as a stockholder of any Company.

11. HEADINGS AND GOVERNING LAW. The descriptive headings in this Note are inserted for convenience only and do not constitute a part of this Note. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Note, including its validity, interpretation, construction, performance and enforcement (including any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

*****

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

FARADAY&FUTURE INC.

By:
Name:	Jiawei Wang
Title:	President

FF INC.

By:
Name:	Jiawei Wang
Title:	President

ROBIN PROP HOLDCO LLC

By:
Name:	Jiawei Wang
Title:	President

FARADAY SPE, LLC

By:	FARADAY&FUTURE INC., its sole Manager

By:
Name:	Jiawei Wang
Title:	President

SCHEDULE 1

Loans and Payments

Date of Loan	Amount of Loan	Amount of Principal Repaid	Unpaid Principal Amount of Note	Name of Person Making the Notation
September 9, 2020	$13,800,000	$0	$15,000,000	Jiawei Wang

EXHIBIT B

SCHEDULE OF PURCHASERS

(After giving effect to the First Out Notes issued on the Third Amendment Date)

First Closing (Last Out Purchasers):

Purchaser	Note Commitment (if applicable)	Issued Note Amount
Royod LLC		$8,580,908
Chui Tin Mok		$1,650,000	*

Total		$10,303,791

*	Interest payable on this Note under the Agreement on the Maturity Date shall be reduced by $148,335 of prepaid interest.

Subsequent Closings (Last Out Purchasers):

Purchaser	Note Commitment (if applicable)	Issued Note Amount
Blitz Technology Hong Kong Co. Limited		$12,135,852.69
Blitz Technology Hong Kong Co. Limited		$3,400,000.00
Blitz Technology Hong Kong Co. Limited		$2,100,000.00
Ever Trust Tech LLC		$16,462,147.31
Warm Time Inc.		$900,000.00

Total		$34,998,000.00

Subsequent Closings (First Out Purchasers):

Purchaser	Note Commitment (if applicable)	Issued Note Amount
FF Ventures SPV IX LLC		$15,000,000.00

Total		$15,000,000.00

Exhibit C-4

Form of Optional Note

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: ____________________

$ _______________

ORIGINAL ISSUE DISCOUNT CONVERTIBLE NOTE

DUE _____________1

THIS ORIGINAL ISSUE DISCOUNT CONVERTIBLE NOTE is one of a series of duly authorized and validly issued Original Issue Discount Convertible Notes of __________, a __________ (the “Company”), having its principal place of business at ____________________ , designated as its Original Issue Discount Convertible Note due __________ (this debenture, this “Note” and, collectively with the other debentures of such series, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to __________ or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $ _________ on __________ (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder. This Note is subject to the following additional provisions:

[1]	18 months from Original Issue Date.

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Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Joinder and Amendment and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Note Register” shall mean the register of Notes maintained by the Company.

“Event of Default” shall have the meaning set forth in Section 8(a).

“Fundamental Transaction” shall have the meaning set forth in Section 5(b).

“Joinder and Amendment” means that certain Joinder and Amendment to Amended and Restated Note Purchase Agreement, dated as of September , 2020, by and among Faraday&Future Inc., Robin Prop Holdco LLC, Faraday SPE, LLC, FF Inc., the guarantors party thereto, Royod LLC, U.S. Bank National Association and the Holder.

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“Mandatory Default Amount” means (1) following any Event of Default arising from the failure by the Company to deliver the Conversion Shares when required under this Note, the sum of (a) the greater of (i) 130% of the outstanding principal amount of this Note, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) the outstanding principal amount of this Note, plus, if applicable, 100% of accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Note, or (2) following any Event of Default arising other than from the failure by the Company to deliver the Conversion Shares when required under this Note, the sum of (a) the outstanding principal amount of this Note, plus, if applicable, 100% of accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Note Purchase Agreement” means that certain Amended and Restated Note Purchase Agreement, dated as of October 31, 2019, among by and among Royod LLC, U.S. Bank National Association, the purchasers party thereto (as amended and joined), Faraday&Future Inc., FF Inc., Robin Prop Holdco LLC, Faraday SPE, LLC and the guarantors party thereto, as such agreement is amended from time to time pursuant to the terms thereof.

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Public Company Date” the date on which the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, including but not limited to a direct or indirect sale, merger, reorganization, recapitalization or other business combination or similar transaction to or with a special purpose acquisition corporation or affiliate thereof that is registered under Section 12(b) or 12(g) of the Exchange Act.

“Registration Statement” means a registration statement covering the resale of the Underlying Shares by each Holder.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Successor Entity” shall have the meaning set forth in Section 5(b).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transfer Agent” means the transfer agent of the Company, if any, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid equally by the Company and the Holder.

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Section 2. Interest.

a) Payment of Interest in Cash or Kind. This Note is issued with an original issue discount and accordingly has no regularly scheduled interest payment; provided, however, in the event that (i) the Company has not filed a Registration Statement for all of the Conversion Shares on or before the 45th day following the later of the Original Issue Date and the Public Company Date, (ii) the Company has not caused a Registration Statement to be declared effective as to all of the Conversion Shares on or before the 60th day following the filing of such Registration Statement (90th day in the event of a review) or (iii) at any time following the effective date of such Registration Statement the Registration Statement is unavailable for the resale of the Conversion Shares by the Holder (each of clauses (i) through (iii), a “Registration Default”), then during any such Periods that a Registration Default is pending until cured, the Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note (less any portion that the Registration Statement is then available if less than all of the Conversion Shares) at the rate of 15% per annum, payable monthly on the first Business Day of each month (each such date, an “Interest Payment Date”), in cash. Notwithstanding anything herein to the contrary, a Registration Default shall be deemed cured on such date that the Conversion Shares become eligible for resale without volume or manner-of-sale restrictions.

b) Interest Calculations. Interest, if applicable, shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily on any day that a Registration Default is pending until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made.

c) Prepayment. Except as otherwise set forth in this Note, the Company may not prepay any portion of the principal amount of this Note without the prior written consent of the Holder.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

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Section 4. Conversion.

a) Voluntary Conversion. At any time after the later of (i) Original Issue Date and the Public Company Date until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note has been so converted in which case the Holder shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the shares on the Share Delivery Date. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within two (2) Business Days of delivery of such Notice of Conversion. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to the Conversion Price in the Joinder and Amendment (the “Conversion Price”).

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) 130% of the outstanding principal amount of this Note to be converted by (y) the applicable Conversion Price.

ii. Delivery of Conversion Shares Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) the Conversion Shares which, on or after the earlier of the effective date of the Registration Statement and the one year anniversary after the Public Company Date, shall be free of restrictive legends and trading restrictions representing the number of Conversion Shares being acquired upon the conversion of this Note and (B) if applicable, a bank check in the amount of accrued and unpaid interest. On or after the earlier of the effective date of the Registration Statement and the one year anniversary after the Public Company Date, the Company shall deliver any Conversion Shares required to be delivered by the Company under this Section 4(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

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iii. Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the 3rd Trading Day following the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

iv. Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such Conversion Shares pursuant to Section 4(c)(ii) by the 3rd Trading Day following the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such 3rd Trading Day following the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion.

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v. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such Conversion Shares by the 3rd Trading Day following the Share Delivery Date pursuant to Section 4(c)(ii), and if after such 3rd Trading Day following the Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such 3rd Trading Day following the Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.

vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note, as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 5) upon the conversion of the then outstanding principal amount of this Note and payment of interest hereunder, if applicable. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

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vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for electronic delivery of the Conversion Shares.

d) Holder’s Conversion Limitations. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within three (3) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

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Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration in each case receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Note) (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note in accordance with the provisions of this Section 5(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (which approval shall not be unreasonably withheld, conditioned or delayed) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible to the Alternate Consideration in respect of the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion set forth in Section 4(d) of this Note) as of immediately prior to such Fundamental Transaction, and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein.

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c) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

d) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company(and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to convert this Note during the 10-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 6. Transfer Restrictions. If, at the time of the surrender of this Note in connection with any transfer of this Note, the transfer of this Note shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without time, volume or manner-of-sale restrictions pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Note, as the case may be, provides to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that the transfer of this Note does not require registration under the Securities Act. Notwithstanding anything to the contrary in this Note, the Holder hereby agrees to be bound by the lock up provisions set forth in Article 81 of the Sixth Amended and Restated Articles of Association of the Company (as amended, the “Articles”) with respect to this Note and the Conversion Shares, which lock up provisions shall apply to this Note and the Conversion Shares mutatis mutandis; provided any such lock up on this Note and the Conversion Shares shall be entitled to the benefit of any more favorable terms and/or conditions (as the case may be) set forth in any other lock up entered into in connection with an IPO or SPAC Transaction, including without limitation with respect to any shorter lock up period and the waiver of lock up restrictions.

Section 7. Negative Covenants. As long as any portion of this Debenture remains outstanding, unless the holders of at least a majority in principal amount of the then outstanding Debentures shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially, adversely and disproportionately affects any rights of the Holder; provided that the foregoing shall not restrict the Company from amending its charter documents to provide rights to investors in future capital raises.

Section 8. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following Events of Default (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of any Note or (B) interest (if applicable), liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within five (5) Trading Days;

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ii. the Company shall fail to observe or perform any other covenant or agreement contained in the Notes in any material respect, which failure is not cured, if possible to cure, within the earlier to occur of (A) ten (10) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) fifteen (15) Trading Days after the Company has become aware of such failure;

iii. following the Public Company Date, the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five Trading Days;

iv. following the Public Company Date, the electronic transfer by the Company of shares of Common Stock through the Depository Trust Company or another established clearing corporation is no longer available;

v. the Company or any “Significant Subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X) of the Company shall be subject to a Bankruptcy Event. “Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, or (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; or

vi. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $1,000,000, whether such indebtedness now exists or shall hereafter be created, (b) results in such indebtedness becoming or being declared due and payable, and (c) litigation is commenced by the holder(s) of such indebtedness.

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b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the outstanding principal amount on this Note shall accrue interest at a rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Joinder and Amendment. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

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b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated hereunder (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to seek an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

*********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

[__________

By:
Name:
Title:

Facsimile No. for delivery of Notices: ___________

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Original Issue Discount Convertible Note due ________ of [ _________, a _______ corporation (the “Company”), into Common Stock of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No: __________
Account No: __________

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Schedule 1

CONVERSION SCHEDULE

The Original Issue Discount Convertible Notes due on __________ in the aggregate principal amount of $ __________ are issued by __________, a __________ corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

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EXHIBIT F

[FORM OF] JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Agreement”) dated as of this __________ day of __________, __________ is made by __________, a ____________________ (the [“New Issuer”][“New Guarantor”]), and delivered to U.S. Bank National Association, in its capacity as Notes Agent, and Birch Lake Fund Management, LP, in its capacity as Collateral Agent, under the Second Amended and Restated Note Purchase Agreement referred to below, for the benefit of the Purchasers party thereto and the Secured Parties, respectively (as defined in the Note Purchase Agreement).

WITNESSETH THAT:

WHEREAS, Faraday&Future Inc., a California corporation, FF Inc., a California corporation, Robin Prop Holdco LLC, a Delaware limited liability company, and Faraday SPE, LLC, a California limited liability company (collectively, the “Initial Issuers”), the Guarantors party thereto (together with the Initial Issuers, the “Existing Obligors” and each individually, and “Existing Obligor”) and each other Person party thereto, have entered into that certain Second Amended and Restated Note Purchase Agreement dated as of October 9, 2020 (such Second Amended and Restated Note Purchase Agreement, as the same may from time to time be amended, restated, supplemented or otherwise modified, being hereinafter referred to as the “Note Purchase Agreement”; capitalized terms used in this Agreement and not defined in this Agreement shall have the meanings ascribed to such terms in the Note Purchase Agreement), with the Notes Agent and the Purchasers, whereby Purchasers have agreed to provide certain financial accommodations to the Issuers thereunder;

WHEREAS, it is a condition to purchase of the Notes by the Purchasers under the Note Purchase Agreement that the [New Issuer][New Guarantor] be joined as a party to the Note Purchase Agreement; and

WHEREAS, it is to the direct economic benefit of the [New Issuer][New Guarantor] to execute and deliver this Agreement and be joined as a party to the Note Purchase Agreement.

NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of the purchase of the Notes and other credit accommodations given or to be given, to the Issuers by the Purchasers from time to time, the [New Issuer][New Guarantor] hereby agrees as follows:

1. Effective as of the date of this Agreement, [New Issuer][New Guarantor] has received and reviewed a copy of the Note Purchase Agreement and hereby joins in the execution of, and becomes a party to, the Note Purchase Agreement and the other Note Documents thereunder, and hereby acknowledges and agrees that it is an “Obligor” and a [“Issuer”][“Guarantor”] under the Note Purchase Agreement, effective upon the date on which Notes Agent and Collateral Agent shall have received a copy of this Agreement. All references in the Note Purchase Agreement and each other Note Document to the term [“Issuer” or “Issuers” shall be deemed to include New Issuer][“Guarantor” or “Guarantors” shall be deemed to include New Guarantor]. Without limiting the generality of the foregoing, [New Issuer][New Guarantor], makes and undertakes, as the case may be, on and as of the date hereof, all covenants, liabilities, agreements and representations and warranties of the Existing Obligors contained in the Note Purchase Agreement and the other Note Documents, to the extent applicable to such [New Issuer][New Guarantor], and agrees to be bound by all such covenants and agreements.

2. [New Issuer][New Guarantor] represents and warrants to the Purchasers that this Agreement has been duly executed and delivered by the [New Issuer][New Guarantor] and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

3. [New Issuer][New Guarantor] hereby acknowledges and agrees that it is jointly and severally liable with all other Obligors for all of the Obligations pursuant to the Note Purchase Agreement to the same extent and with the same force and effect as if [New Issuer][New Guarantor] had originally been a signatory to the Note Purchase Agreement as a [“Issuer”][“Guarantor”] and “Obligor” thereunder and had originally executed the same in such capacity. In furtherance of the foregoing [New Issuer][New Guarantor] hereby consents to, affirms and agrees to be bound by all of the terms and provisions of the Note Purchase Agreement, and assumes and agrees to perform all applicable duties and Obligations of the Existing Obligors under the Note Purchase Agreement and the other Note Documents, including, without limitation, all payment and guarantee obligations set forth therein. Except as specifically modified hereby, all of the terms and conditions of the Note Purchase Agreement shall remain unchanged and in full force and effect.

4. To the extent that any changes in any representations, warranties, and covenants require any amendments to the schedules to the Note Purchase Agreement or any of the other Note Documents, such schedules are hereby updated, as evidenced by any supplemental schedules (if any) annexed to this Agreement.

5. [New Issuer][New Guarantor] agrees to execute and deliver such further instruments and documents and do such further acts and things as the Notes Agent may reasonably request to carry out more effectively the purposes of this Agreement.

6. To the extent reasonably requested by Notes Agent, [New Issuer][New Guarantor] agrees to provide to the Purchasers and the Notes Agent a written legal opinion of the [New Issuer][New Guarantor]’s counsel, addressed to the Purchasers and the Notes Agent, covering such matters relating to the [New Issuer][New Guarantor], this Agreement, the other Note Documents and/or the transactions contemplated thereby. [New Issuer][New Guarantor] acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement.

7. This Agreement, together with the other Note Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

8. No reference to this Agreement need be made in the Note Purchase Agreement or other document or instrument (including any Note Document) making reference to the same, each reference to the Note Purchase Agreement in any of the foregoing to be deemed a reference to the Note Purchase Agreement as modified hereby.

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9. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

10. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including its validity, interpretation, construction, performance and enforcement (including any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

12. This Agreement is a Note Document.

[Remainder of page intentionally left blank; signature page follows]

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Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

[NEW ISSUER][NEW GUARANTOR]:

[_______________]

By:
Name:
Title:

Acknowledged And Agreed To By:

U.S. BANK NATIONAL ASSOCIATION, as Notes Agent

By:
Name:
Title:

BIRCH LAKE FUND MANAGEMENT, LP, as Collateral Agent

By:
Name:
Title:

[INITIAL ISSUERS][1]:

FARADAY&FUTURE INC.

By:
Name:
Title:

FF INC.

By:
Name:
Title:

ROBIN PROP HOLDCO LLC

By:
Name:
Title:

FARADAY SPE, LLC

By:
Name:
Title:

[1]	For a New Issuer.